                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                    Air & Water Technologies Corporation
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                 Air & Water Technologies Corporation
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: Class A Common Stock, $.01 par value; 5 1/2% Series A Convertible Exchangeable Preferred Stock, $.01 par value.

    (2) Aggregate number of securities to which transaction applies:
        6,500,000 shares of Class A Common Stock; 1,200,000 shares of 5 1/2% Series A Convertible Exchangeable Preferred Stock.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1) Class A Common Stock:
        $8.9375/2/; 5 1/2% Series A Convertible Exchangeable Preferred Stock:
        $50.00/3/

    (4) Proposed maximum aggregate value of transaction:  $118,093,750
- - --------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  $23,618.75

    (2) Form, Schedule or Registration Statement No.:  Schedule 14A

    (3) Filing Party:  Air & Water Technologies Corporation

    (4) Date Filed:  April 1, 1994

/2/ Market value per share of the Class A Common Stock based on the average of the high and low sales prices on March 29, 1994, a date within five business days prior to the date of filing of the preliminary Proxy Statement on April 1, 1994.

/3/ Value per share of the 5 1/2% Series A Convertible Exchangeable Preferred Stock based on the book value of the shares as of the date of filing of the preliminary Proxy Statement on April 1, 1994.

AIR & WATER                                      Air & Water Technologies
TECHNOLOGIES                                     Corporation
CORPORATION                                      U.S. Highway 22 West and
                                                 Station Road
                                                 Branchburg, NJ 08876

                                                 Eckardt C. Beck
                                                 Chairman and Chief Executive
                                                 Officer

                                                 May 24, 1994

Dear Shareholders:

  You are cordially invited to attend the Annual Meeting of Shareholders of Air & Water Technologies Corporation, a Delaware corporation ("AWT" or the "Company"), which will be held at the Fiddler's Elbow Country Club, located at Rattlesnake Bridge Road, Far Hills, New Jersey, on Tuesday, June 14, 1994, at
2.00 p.m., local time.

  At this important meeting, in addition to the election of directors for the ensuing year and other matters described in the accompanying Proxy Statement, there will be a vote to approve certain issuances of Company securities pursuant to an Investment Agreement, dated as of March 30, 1994, among the Company, Compagnie Generale des Eaux, a French corporation and the Company's largest shareholder ("CGE"), and Anjou International Company, a Delaware corporation and a wholly-owned subsidiary of CGE ("Anjou"), pursuant to which, among other things, the Company will (i) issue to CGE 1,200,000 shares of a newly designated series of Preferred Stock, designated as 5 1/2% Series A Convertible Exchangeable Preferred Stock, convertible into 4,800,000 shares of Class A Common Stock, for cash consideration of $60,000,000, and (ii) issue to Anjou an aggregate of 6,500,000 shares, subject to adjustment, of Class A Common Stock in connection with the acquisition from Anjou, pursuant to a merger and exchange of shares, respectively, of PSC Professional Services Group, Inc., a Minnesota corporation ("PSG"), and 2815869 Canada, Inc., a Canadian corporation ("PSG Canada"), each a wholly-owned subsidiary of Anjou.

  The Board of Directors has approved, by unanimous vote, the transactions with CGE and Anjou and recommends that the Company's shareholders vote FOR approval of the issuances of Company securities contemplated by the Investment Agreement. To assist you in evaluating the proposed transactions, the Company has included in the accompanying Proxy Statement detailed information concerning the Investment Agreement and such transactions.

  YOUR VOTE IS IMPORTANT. Approval of the matters to be voted on at the Annual Meeting requires that at least a majority of the Company's voting stock be represented at the meeting. We hope you will be able to attend the meeting. Whether you plan to attend the meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. Should you desire to revoke your proxy, you may do so at any time before the proxy is voted by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the meeting and who wishes to vote in person may do so by revoking his, her or its proxy as described in the preceding sentence.

                                          Sincerely,

                                          Eckardt C. Beck
                                          Chairman and Chief Executive Officer

                      AIR & WATER TECHNOLOGIES CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 14, 1994

  The Annual Meeting of Shareholders of Air & Water Technologies Corporation ("AWT" or the "Company") will be held at the Fiddler's Elbow Country Club, located at Rattlesnake Bridge Road, Far Hills, New Jersey, on Tuesday, June 14, 1994, at 2:00 p.m., local time, to consider and act upon the following:

  1. The approval of certain issuances of Company securities pursuant to an Investment Agreement, dated as of March 30, 1994, among the Company, Compagnie Generale des Eaux, a French corporation and the Company's largest shareholder ("CGE"), and Anjou International Company, a Delaware corporation and a wholly-owned subsidiary of CGE ("Anjou"), pursuant to which, among other things, the Company will (i) issue to CGE 1,200,000 shares of a newly designated series of Preferred Stock, designated as 5 1/2% Series A Convertible Exchangeable Preferred Stock, convertible into 4,800,000 shares of Class A Common Stock, for cash consideration of $60,000,000, and (ii) issue to Anjou an aggregate of 6,500,000 shares, subject to adjustment, of Class A Common Stock in connection with the acquisition from Anjou, pursuant to a merger and exchange of shares, respectively, of PSC Professional Services Group, Inc., a Minnesota corporation ("PSG"), and 2815869 Canada, Inc., a Canadian corporation ("PSG Canada"), each a wholly-owned subsidiary of Anjou.

  2. The election of eleven members of the Board of Directors.

  3. The ratification of the appointment of Arthur Andersen & Co. as the Company's independent public accountants for the Company's 1994 fiscal year.

  4. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on May 12, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Douglas A. Satzger
                                          Secretary

May 24, 1994

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS USE BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER WHO HAS EXECUTED A PROXY BUT IS PRESENT AT THE MEETING AND WHO WISHES TO VOTE IN PERSON MAY DO SO BY REVOKING HIS, HER OR ITS PROXY AS DESCRIBED IN THE PRECEDING SENTENCE.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
VOTING SECURITIES.........................................................   1
PRINCIPAL SHAREHOLDERS....................................................   2
PROPOSAL ONE--THE INVESTMENT TRANSACTION..................................   4
  General.................................................................   4
  Background of the Investment Transaction................................   6
    Consideration of Financing Options to Increase Liquidity..............   6
    Contacts with CGE.....................................................   6
    Letter Agreement......................................................   7
    Investment Agreement..................................................   8
  Recent Developments.....................................................   8
  Recommendation of the Company's Board of Directors......................   8
  Opinion of Financial Advisor............................................  10
    Pro Forma Analysis....................................................  11
    Analysis of Terms of Comparable Transactions..........................  12
    Comparison of Financing Terms.........................................  13
    Discounted Cash Flow Analysis of the PSG Group........................  13
    Comparable Company Financial Analysis.................................  13
  Interest of Certain Persons in the Investment Transaction...............  14
  Issuance of Series A Preferred Stock....................................  15
    General...............................................................  15
    Dividends.............................................................  15
    Liquidation Preference................................................  15
    Exchange..............................................................  16
    Conversion............................................................  16
    Redemption............................................................  16
    Voting................................................................  16
    Ranking...............................................................  17
    Restrictions on Resale; Registration Rights...........................  17
  Acquisition of the PSG Group............................................  17
    General...............................................................  17
    Purchase Price for the PSG Group......................................  17
    Mechanics of the Acquisition..........................................  18
    Adjustment of Acquisition Consideration...............................  18
    Other Provisions......................................................  18
    Restrictions on Resale; Registration Rights...........................  18
    Accounting Treatment of the Acquisition Transaction...................  18
  Certain Covenants of the Company........................................  19
    Representation on the Board of Directors; Management..................  19
    No-Shop...............................................................  20
    Registration Rights...................................................  20
    Access to Books and Records...........................................  20
    Insurance; Bonding....................................................  20
    Miscellaneous.........................................................  20
  Certain Covenants of CGE and Anjou......................................  20
    Conduct of the PSG Group..............................................  20
    Voting of Shares; Acquisitions and Sales of Shares....................  21
    Joint Efforts.........................................................  21
    Intercompany Accounts.................................................  21

                                                                          PAGE
                                                                          ----
    Financial Undertakings...............................................  21
    Tax Indemnity; Other Agreements......................................  22
  Certain Covenants of the Company, CGE and Anjou........................  22
    Affiliate Transactions...............................................  22
    Filings and Consents.................................................  22
  Regulatory Review and Approvals........................................  23
    General..............................................................  23
    U.S. Antitrust Laws..................................................  23
    The Exon-Florio Amendment............................................  23
  Conditions to the Investment Transaction, Termination and Expenses.....  24
  Use of Proceeds........................................................  24
  Certain Federal Income Tax Consequences of the Investment Transaction..  24
    Gain or Loss to Company on Issuance of Securities....................  24
    Limitation on Use of Net Operating Losses............................  24
    Tax-free Treatment of Merger and Exchange............................  24
    Nondeductibility of Certain Payments Related to Change-in-Control....  25
INFORMATION CONCERNING CGE, ANJOU AND THE PSG GROUP......................  26
  Compagnie Generale des Eaux............................................  26
    Information About CGE's Business.....................................  26
    Beneficial Ownership of Class A Common Stock by CGE..................  26
  Anjou International Company............................................  26
  The PSG Group..........................................................  26
    Services.............................................................  26
    Markets and Customers................................................  28
    Backlog..............................................................  28
    Competition..........................................................  28
    Regulation...........................................................  29
    Bonding..............................................................  29
    Insurance............................................................  30
    Patents and Trademarks...............................................  30
    Employees............................................................  30
    Properties...........................................................  30
    Legal Proceedings....................................................  30
SELECTED FINANCIAL DATA OF AWT...........................................  31
SELECTED HISTORICAL COMBINED FINANCIAL DATA OF PSG GROUP.................  33
PSG GROUP'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS...............................................  34
  Dependency on Key Projects.............................................  34
  Results of Operations..................................................  34
    Fiscal Year 1993 Compared to Fiscal Year 1992........................  34
    Fiscal Year 1992 Compared to Fiscal Year 1991........................  35
    First Quarter 1994 Compared to First Quarter 1993....................  35
  Liquidity and Capital Resources........................................  36
    Fiscal Year 1993 Compared to Fiscal Year 1992........................  36
    Fiscal Year 1992 Compared to Fiscal Year 1991........................  36
    First Quarter 1994 Compared to First Quarter 1993....................  37
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS..............  37
NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...............  40

                                                                           PAGE
                                                                           ----
PROPOSAL TWO--ELECTION OF DIRECTORS.......................................   44
  Information Concerning the Nominees.....................................   44
  Committees of the Board of Directors and Meetings Held..................   47
    Compensation Committee Interlocks and Insider Participation...........   48
  Compensation of Directors...............................................   48
PROPOSAL THREE--RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
 ACCOUNTANTS..............................................................   49
EXECUTIVE COMPENSATION AND OTHER INFORMATION..............................   50
  Summary Compensation Table..............................................   50
  Employment Contracts and Termination and Change-in-Control Arrangements.   51
  Option Grants in Last Fiscal Year.......................................   53
  Aggregated Option Exercises in Last Fiscal Year, and FY-End Option
   Values.................................................................   54
  Supplemental Pension Plan...............................................   54
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF
 DIRECTORS................................................................   54
  Compensation Policy for Executive Officers..............................   54
  Discussion of 1993 Compensation for the Chairman and Chief Executive
   Officer................................................................   55
STOCK PERFORMANCE GRAPH...................................................   57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................   57
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934......   58
SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING.............................   58
ADDITIONAL INFORMATION WITH RESPECT TO THE COMPANY........................   58
OTHER MATTERS.............................................................   59
INDEX TO FINANCIAL STATEMENTS AND SCHEDULES...............................  F-1
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS..................................  F-2
COMBINED BALANCE SHEETS...................................................  F-3
COMBINED STATEMENTS OF INCOME.............................................  F-4
COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY....................  F-5
COMBINED STATEMENTS OF CASH FLOWS.........................................  F-6
NOTES TO COMBINED FINANCIAL STATEMENTS....................................  F-7
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULES..................... F-15
SCHEDULE V--COMBINED PROPERTY, EQUIPMENT, FURNITURE AND FIXTURES.......... F-16
SCHEDULE VI--COMBINED ACCUMULATED DEPRECIATION OF PROPERTY, EQUIPMENT,
 FURNITURE AND FIXTURES................................................... F-17

                      AIR & WATER TECHNOLOGIES CORPORATION
                     U.S. HIGHWAY 22 WEST AND STATION ROAD
                          BRANCHBURG, NEW JERSEY 08876

                               ----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 14, 1994

                               ----------------

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors of Air & Water Technologies Corporation ("AWT" or the "Company") for use at the Annual Meeting of Shareholders to be held at the Fiddler's Elbow Country Club, located at Rattlesnake Bridge Road, Far Hills, New Jersey, on Tuesday, June 14, 1994, at 2:00 p.m., local time, and at any adjournments thereof (the "Annual Meeting"). A shareholder giving a proxy has the right to revoke it at any time before it is voted by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the Annual Meeting and who wishes to vote in person may do so by revoking his, her or its proxy as described in the preceding sentence. This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about May 24, 1994. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified on the proxy card. If a proxy is signed but no specification is given, the shares will be voted to approve the issuances of certain Company securities pursuant to the Investment Agreement, dated as of March 30, 1994 (the "Investment Agreement"), among the Company, Compagnie Generale des Eaux, a French corporation and the Company's largest shareholder ("CGE"), and Anjou International Company, a Delaware corporation and a wholly-owned subsidiary of CGE ("Anjou"), to elect the Board's nominees to the Board of Directors, in favor of the ratification of the appointment of Arthur Andersen & Co. as the Company's independent public accountants for its 1994 fiscal year, and, in the discretion of the proxyholders, on any other matter that may properly come before the meeting.

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries personally or by mail, telephone, facsimile communication or telegraph. No additional compensation will be paid for such solicitation. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. In addition, the Company has engaged the services of Kissel-Blake Inc. to solicit proxies and will pay such proxy soliciting agent $5,000 plus expenses in connection therewith. Solicitation by such firm may be by mail, personal interview, telephone or telegraph.

                               VOTING SECURITIES

  At May 12, 1994 (the "Record Date"), the Company had outstanding 25,318,281 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"). Each holder of Class A Common Stock will have the right to one vote for each share standing in such holder's name on the books of the

Company as of the close of business on the Record Date. Holders of the Company's securities will not have any dissenters' rights in connection with any of the matters to be voted on at the Annual Meeting.

  The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum for purposes of conducting business at the Annual Meeting. Assuming that a quorum is present, the proposal to approve the issuances of Company securities pursuant to the Investment Agreement will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the meeting; directors will be elected by a plurality vote; and the proposal to ratify the appointment of the independent public accountants will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote. CGE HAS AGREED TO VOTE OR CAUSE TO BE VOTED ALL OF THE SHARES OF CLASS A COMMON STOCK BENEFICIALLY OWNED BY IT, REPRESENTING 24.5% OF THE OUTSTANDING SHARES OF SUCH CLASS, FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES AND IN FAVOR OF PROPOSALS ONE AND THREE HEREIN. IN ADDITION, CERTAIN OTHER SHAREHOLDERS WHO BENEFICIALLY OWN AN AGGREGATE OF 9.5% OF THE OUTSTANDING CLASS A COMMON STOCK HAVE INFORMALLY INDICATED TO THE COMPANY THEIR INTENTION TO VOTE THEIR SHARES IN FAVOR OF THE PROPOSALS INCLUDED IN THIS PROXY STATEMENT. ACCORDINGLY, THERE IS A REASONABLE LIKELIHOOD THAT ALL OF THE MATTERS SUBMITTED TO THE SHAREHOLDERS WILL BE APPROVED, ALTHOUGH THE PASSAGE OF EACH PROPOSAL IS NOT ASSURED. SHAREHOLDER APPROVAL OF THE INVESTMENT TRANSACTION (PROPOSAL ONE) MAY BE RAISED BY THE COMPANY AS A DEFENSE IN THE EVENT OF A SUBSEQUENT CHALLENGE TO THE INVESTMENT TRANSACTION.

                             PRINCIPAL SHAREHOLDERS

  The following table sets forth information as of March 30, 1994, as to the beneficial ownership of AWT's Class A Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Class A Common Stock, (ii) each current director of AWT, (iii) each nominee for the Board of Directors who is not currently serving on the Board, (iv) each executive officer named in the Summary Compensation Table herein, and (iv) all current executive officers and directors of AWT as a group.

                                                    NUMBER OF
                                                    SHARES OF     PERCENT OF
                                                     CLASS A       CLASS A
NAME OF PERSON OR GROUP                          COMMON STOCK(1) COMMON STOCK
- - -----------------------                          --------------- ------------
Eckardt C. Beck.................................      326,265         1.3%
Arthur L. Glenn.................................       32,000           *
Harvey Goldman(2)...............................       85,176           *
Enrique F. Senior(3)............................    1,906,011         7.5
Brian D. Young..................................            0           *
Douglas M. Costle(4)............................       41,890           *
Joseph L. Boren(5)..............................       44,187           *
Richard M. Dowd(6)..............................        3,750           *
John W. Morris..................................        3,079           *
Alain Brunais(7)................................    6,203,475        24.5
Jacques-Henri David(7)..........................    6,203,475        24.5
Claudio Elia(7).................................    6,203,475        24.5
Jean-Dominique Deschamps(7).....................    6,203,475        24.5
Nicholas DeBenedictis(7)........................            0           *
William Kriegel(7)..............................            0           *
Carol Lynn Green................................            0           *
Douglas A. Satzger(8)...........................       18,000           *

                                                  NUMBER OF
                                                  SHARES OF     PERCENT OF
                                                   CLASS A       CLASS A
NAME OF PERSON OR GROUP                        COMMON STOCK(1) COMMON STOCK
- - -----------------------                        --------------- ------------
Donald A. Deieso(9)...........................       52,500           *
Joseph P. Matturo(10).........................       24,750           *
Allen & Company Incorporated(3)...............    1,906,011         7.5
 711 Fifth Avenue
 New York, New York 10022
Compagnie Generale des Eaux(7)................    6,203,475        24.5
 52 rue d'Anjou
 75384 Paris Cedex 08
 France
The Capital Group, Inc.(11)...................    2,809,500        11.1
 333 South Hope Street
 Los Angeles, California 90071
Brinson Partners(11)..........................    1,954,900         7.7
 3 First National Plaza
 Chicago, Illinois 60670
State of Wisconsin Investment Board(11).......    2,409,478         9.5
 P.O. Box 7842
 Madison, Wisconsin 53207
All current directors and executive officers
 as a group (17 persons)(12)..................    8,773,396       34.65

- - --------
  *  Less than 1% ownership
 (1) The number of shares of Class A Common Stock issued and outstanding on March 30, 1994 was 25,318,281. The calculation of percentage ownership for each beneficial owner is based upon the number of shares of Class A Common Stock issued and outstanding at March 30, 1994, plus shares of Class A Common Stock subject to options or convertible securities held by such person at such date which are then exercisable or convertible or become exercisable or convertible within 60 days thereafter.
 (2) Includes 11,875 shares which may be acquired upon the exercise of options.
 (3) Includes shares of Class A Common Stock owned by Allen & Company Incorporated, of which Enrique F. Senior is a Managing Director, as well as shares owned by Mr. Senior and certain of his family members. Allen & Company Incorporated disclaims beneficial ownership of shares held of record by Mr. Senior and his family members, each of whom also disclaims beneficial ownership of the shares held of record by Allen & Company Incorporated.
 (4) Includes 7,362 shares which may be acquired upon the exercise of options.
 (5) Includes 11,875 shares which may be acquired upon the exercise of options.
 (6) Consists of 3,750 shares which may be acquired upon the exercise of options.
 (7) Consists of shares of Class A Common Stock owned beneficially and of record by CGE, including the 500,000 shares purchased upon execution of the Letter Agreement, dated March 18, 1994, between the Company and CGE. See "Proposal One--The Investment Transaction--Background of the Investment Transaction--Letter Agreement." Each of Messrs. Brunais, David, Elia, Deschamps, DeBenedictis and Kriegel is an employee, officer or director of CGE or one of its affiliates and disclaims beneficial ownership of all such shares.
 (8) Includes 17,000 shares which may be acquired upon the exercise of options.
 (9) Consists of 52,500 shares which may be acquired upon the exercise of options.
(10) Includes 18,750 shares which may be acquired upon the exercise of options.
(11) Information as to beneficial ownership of Class A Common Stock is based solely on Schedules 13G or 13D filed with the Securities and Exchange Commission.
(12) Includes an aggregate of 155,425 shares which may be acquired upon the exercise of options.

  On March 30, 1994, the Company entered into the Investment Agreement with CGE and Anjou, pursuant to which the Company has agreed, subject to certain conditions, to issue certain of its securities to CGE and Anjou. See "Proposal One--The Investment Transaction."

                                  PROPOSAL ONE

                           THE INVESTMENT TRANSACTION

GENERAL

  At the Annual Meeting, shareholders are being asked to approve the issuance of certain securities of the Company pursuant to an Investment Agreement, dated as of March 30, 1994 (the "Investment Agreement"), among the Company, Compagnie Generale des Eaux, a French corporation and the Company's largest shareholder ("CGE"), and Anjou International Company, a Delaware corporation and a wholly-owned subsidiary of CGE ("Anjou"). As more fully described below, the Investment Agreement, together with a Letter Agreement between the Company and CGE, dated March 18, 1994 (the "Letter Agreement"), provide for a closer relationship between the Company and CGE which the Company believes will strengthen its competitive and financial position and increase its working capital availability.

  CGE and its subsidiaries are a diversified group of local service companies primarily engaged in providing a comprehensive range of public, institutional and industrial service needs for water, power, heating and urban maintenance. In France, CGE, together with its subsidiaries, is one of the nation's largest cable broadcasters and cellular telephone network operators and one of the leading managers of private health clinics and parking lots. As of the Record Date, CGE was the beneficial holder of 6,203,475 shares of Class A Common Stock, constituting 24.5% of the outstanding shares of Class A Common Stock of the Company. See "Principal Shareholders." If the Company's shareholders approve the issuance of the securities of the Company pursuant to the Investment Agreement, CGE will, directly or indirectly, own approximately 40% of the outstanding shares of Class A Common Stock and have approximately 48% of the voting rights of shareholders of the Company.

  Briefly summarized, subject to the terms and conditions of the Investment Agreement and the Letter Agreement:

    (i) The Company will issue 1,200,000 shares of a newly designated series of its authorized Preferred Stock, designated as 5 1/2% Series A Convertible Exchangeable Preferred Stock ("Series A Preferred Stock"), convertible into 4,800,000 shares of Class A Common Stock, to CGE for cash consideration of $60,000,000. See "--Issuance of Series A Preferred Stock."

    (ii) The Company will acquire from Anjou, by merger and exchange of shares, respectively, PSC Professional Services Group, Inc., a Minnesota corporation ("PSG"), and 2815869 Canada, Inc., a Canadian corporation ("PSG Canada"), each a wholly-owned subsidiary of Anjou (such subsidiaries being collectively referred to herein as the "PSG Group"), for an aggregate purchase price of 6,500,000 shares of Class A Common Stock, subject to adjustment. See "--Acquisition of the PSG Group."

    (iii) CGE has agreed to certain financial undertakings, which include assistance and support to enable the Company to obtain up to $125,000,000 of bank debt financing on an unsecured basis (and assistance and support in obtaining up to $125,000,000 of bridge financing if the transactions contemplated by the Letter Agreement and the Investment Agreement are not consummated by June 14, 1994), as well as support to the Company in obtaining certain letters of credit for the Company's water and waste water management and air pollution projects. See "--Background of the Investment Transaction--Letter Agreement" and "--Certain Covenants of CGE and Anjou-- Financial Undertakings."

    (iv) CGE has agreed that, for so long as CGE (with its affiliates) is the largest shareholder of the Company, AWT will be CGE's exclusive vehicle in the United States, its possessions and its territories for CGE's water and waste water management and air pollution activities. CGE shall also assist the Company in developing its water and waste water management and air pollution activities in both

  Canada and Mexico, subject to certain limitations, and CGE and the Company will establish a privileged commercial relationship for the development of air pollution activities in Europe. See "--Certain Covenants of CGE and Anjou--Joint Efforts."

    (v) The Company has increased the size of its Board of Directors from nine to eleven members and has appointed two persons designated by CGE to serve on the Board of Directors and the Executive Committee of the Board until the Annual Meeting. In addition, the Company has agreed that after the closing of the transactions contemplated by the Investment Agreement, the Board of Directors and senior management of the Company shall include certain persons who are designated by CGE. See "--Certain Covenants of the Company--Representation on the Board of Directors; Management."

    (vi) The Company has granted certain demand and "piggy back" registration rights to CGE and Anjou with respect to all shares of Class A Common Stock and Series A Preferred Stock owned from time to time by CGE, Anjou and their affiliates. See "--Certain Covenants of the Company--Registration Rights."

  In connection with the execution of the Letter Agreement, the Company issued 500,000 shares of Class A Common Stock to CGE for an aggregate purchase price of $5,000,000. See "--Background of the Investment Transaction--Letter Agreement."

  The Investment Agreement grants CGE a number of other rights, including, among other things, access to the books, records and employees of the Company for so long as CGE owns at least 26% of the outstanding shares of Class A Common Stock on a fully diluted basis at that time. See "--Certain Covenants of the Company." CGE and Anjou have also agreed to a number of additional covenants, including, among other things, limitations on the conduct of the PSG Group prior to the closing of the Investment Transaction, the voting of all of shares of Class A Common Stock held by CGE in favor of the Investment Transaction, and settlement of intercompany accounts between CGE, Anjou and the PSG Group. See "--Certain Covenants of CGE and Anjou." CGE has also agreed on behalf of itself and its affiliates that certain transactions between AWT and any of its affiliates and CGE or any of its affiliates, as well as any claims by AWT against CGE or any of its affiliates, will be subject to approval by a majority of the Independent Directors (as defined in the Investment Agreement). See "--Certain Covenants of the Company, CGE and Anjou--Affiliate Transactions."

  The affirmative vote of a majority of the shares of Class A Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the issuances by the Company of the shares of Series A Preferred Stock and Class A Common Stock referred to in paragraphs (i) and (ii) above (collectively referred to hereinafter as the "Investment Transaction"). Approval by the Company's shareholders of such issuances is required under the rules of the American Stock Exchange.

  Certain aspects of the Investment Transaction were subject to review by the Federal Trade Commission ("FTC") and the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") and the United States Government under the provisions of Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, as amended (the "Exon-Florio Amendment"), and such review has been completed without objection by such authorities.

  On March 17, 1994, the last full trading day prior to the date of public announcement of the Letter Agreement between the Company and CGE contemplating the Investment Transaction and related covenants and agreements, the reported high and low sales prices per share of Class A Common Stock on the American Stock Exchange Composite Tape were $9 7/8 and $9 3/8, respectively. On March 29, 1994, the last full trading day prior to the execution of the Investment Agreement, the high and low sales prices per share of Class A Common Stock on the American Stock Exchange Composite Tape were $9 and $8 7/8, respectively. On May 19, 1994, the high and low sales prices per share of Class A Common Stock on the American Stock Exchange Composite Tape were $8 3/8 and $7 7/8, respectively.

  THE DESCRIPTIONS OF THE TERMS OF THE INVESTMENT AGREEMENT AND THE SERIES A PREFERRED STOCK (INCLUDING THE 5 1/2% CONVERTIBLE SUBORDINATED NOTES FOR WHICH THE SERIES A PREFERRED STOCK MAY BE EXCHANGED) CONTAINED IN THIS PROXY STATEMENT, WHICH THE COMPANY BELIEVES ADDRESS ALL MATERIAL TERMS OF THEREOF, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE EXPRESS PROVISIONS OF THE INVESTMENT AGREEMENT, THE CERTIFICATE OF DESIGNATION OF THE SERIES A PREFERRED STOCK AND THE FORM OF 5 1/2% CONVERTIBLE SUBORDINATED NOTES, COPIES OF WHICH ARE INCLUDED WITH THIS PROXY STATEMENT IN ANNEX I.

  The affirmative vote of a majority of the votes present or represented and entitled to vote at the Annual Meeting is required to approve Proposal One.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE DESCRIBED BELOW.
                                           ---

BACKGROUND OF THE INVESTMENT TRANSACTION

  Consideration of Financing Options to Increase Liquidity. During the last quarter of fiscal year 1993 and the first two quarters of fiscal year 1994, the Company had been exploring various options to raise capital in either a privately placed or underwritten public offering of debt securities. During that period the Company also explored, through its financial advisor, Allen & Company Incorporated, the possible placement of equity securities with a strategic investor. The Company was exploring such options with a view to, among other matters, refinancing $100,000,000 principal amount of 11.18% Senior Notes held by The Prudential Insurance Company of America (the "Prudential Notes"), which contain certain financial and other restrictive covenants with respect to the Company and its subsidiaries relating to, among other things, the maintenance of certain financial ratios, the incurrence of additional indebtedness, the creation of liens, guarantees, investments, the sale of assets and the payment of dividends on or the redemption, repurchase, acquisition or retirement of securities of the Company or its subsidiaries. The Company believed that, if such restrictive covenants, especially the restriction on the Company's ability to grant liens on its assets, were eliminated through the repayment of the Prudential Notes, the Company would be able to pledge such assets to secure expanded borrowing capacity from its existing or new lenders. Among the transactions considered by the Company were private placements or, alternatively, underwritten offerings of high-yield debt securities and, possibly, various forms of equity securities, as well as replacement of, and an increase in, the amount of the Company's working capital facilities with its bank lenders. Discussions were held between members of senior management of the Company and prospective placement agents and underwriters, and the Board of Directors was periodically informed by senior management as to the content and status of such discussions.

  Contacts with CGE. CGE has been a greater than five percent beneficial owner of the Company's Class A Common Stock since June 1990, when CGE consummated the purchase of 3,584,872 shares of Class A Common Stock from the Company. CGE acquired additional shares of Class A Common Stock from time to time thereafter, increasing its beneficial ownership to approximately 23% immediately prior to the execution of the Letter Agreement. In response to a
Schedule 13D filed by CGE on September 20, 1993, which reported that CGE may seek to influence the Company's management, AWT reviewed with Allen & Company Incorporated various strategic alternatives and, through Allen & Company Incorporated, contacted CGE's financial advisor, Lazard Freres & Company, to explore the possibility of transactions with CGE that could accomplish the same objectives discussed above. In addition, by letter dated February 18, 1994, AWT, pursuant to an existing contractual obligation to notify CGE of a prospective financing possibly involving the issuance of equity securities, informed CGE that it was exploring various financing alternatives.

  On March 10, 1994, Allen & Company Incorporated was contacted by CGE with an alternative proposal designed to provide additional liquidity for the Company, permit refinancing of the Prudential Notes and strengthen the Company's competitive position. On March 14, 1994, CGE proposed in more detail the financing and related transactions first proposed on March 10, 1994. On March 16, 1994, members of management of the Company and CGE and their respective financial and legal advisors conducted detailed discussions regarding the terms of an equity investment by CGE in the Company, in connection with which

CGE would assist the Company in obtaining financing, including for the purpose of repaying the Prudential Notes, and the structure and terms of the Investment Agreement. Subject to AWT Board approval and certain other conditions, the parties agreed upon the basic terms of the proposed transactions. At a special meeting held on March 17, 1994, the Company's Board of Directors, after careful consideration of the comparative merits of the Company's financing options and other information as it deemed relevant, including advice from the Company's advisors, unanimously approved the Investment Transaction and related arrangements, subject to certain conditions, including shareholder approval and receipt of a written opinion from Allen & Company Incorporated that the transaction is fair to the Company's shareholders (other than CGE) from a financial point of view. At the March 17th meeting, Allen & Company Incorporated advised the Board of Directors that, based on the terms of the Letter Agreement, the information at that time available to Allen & Company Incorporated regarding the Investment Transaction and the work performed through such date by Allen & Company Incorporated, Allen & Company Incorporated expected to be in a position, upon execution of a definitive agreement and completion of Allen & Company Incorporated's review, to render an opinion that the transactions contemplated in connection with the Letter Agreement would be fair, from a financial point of view, to the existing shareholders of the Company (other than CGE). The Company and CGE delivered the Letter Agreement on March 18, 1994.

  Letter Agreement. In connection with the execution of the Letter Agreement, CGE purchased 500,000 shares of the Company's Class A Common Stock for a total purchase price of $5,000,000. The Company also agreed to increase the size of the Board of Directors by two directors and appointed two persons designated by CGE, Mr. Claudio Elia, President and Chief Executive Officer of Anjou, and Mr. Alain Brunais, an employee of CGE, as directors of the Company. Messrs. Elia and Brunais were also appointed to the Executive Committee of the Board. In addition, CGE agreed that in the event the Investment Transaction is not closed on or before June 14, 1994 and the Company has not theretofore been able to obtain up to $125,000,000 of debt financing to repay the Prudential Notes, CGE will provide any assistance and support necessary for a bank or other financial institution to provide bridge financing to the Company for up to $125,000,000 on a senior basis at a rate equal to the three-month LIBOR rate plus 325 basis points, any such loan to be repaid as promptly as practicable and in any event within six months. CGE also agreed that, after the closing of the Investment Transaction, it will (i) provide any assistance and support necessary to enable the Company to obtain up to $125,000,000 of permanent bank debt financing on an unsecured basis to repay the Prudential Notes at an interest rate not in excess of the market rate for a seven-year fixed-rate swap against the three-month LIBOR rate plus 125 basis points, with a covenant package that does not include a negative pledge restriction on the Company's assets and permits normal working capital borrowing by the Company, and (ii) co-sign on a case-by-case basis with the Company applications for letters of credit with respect to the Company's water and waste water management and air pollution projects, subject to approval by CGE, which CGE acknowledges could reach or exceed the level of letters of credit currently carried by the Company.

  CGE currently expects to provide to AWT, after the closing of the Investment Transaction and in satisfaction of its obligations under the Letter Agreement, a seven-year revolving line of credit of up to $125,000,000 on an unsecured basis at an interest rate not in excess of the three-month LIBOR rate plus 125 basis points, with a commitment fee of 0.45% of the undrawn amount and a covenant package that does not include a negative pledge restriction on the Company's assets and permits normal working capital borrowing by the Company.

  The Company has also agreed in the Letter Agreement not to (i) adopt any shareholder rights plan (or any arrangement which is designed to disadvantage CGE on the basis of the size of its shareholding), (ii) make any material change in the Company's capital structure or issue any capital stock except as provided in the Letter Agreement or (iii) modify or enter into any employee benefit arrangements or any agreements with employees or grant any severance or termination compensation rights to employees. The foregoing restrictions terminate in the event that (x) CGE materially breaches any of its obligations or representations contained in the Letter Agreement or in the Investment Agreement or (y) CGE commences a tender offer for or acquires more than 1% of the outstanding shares of Class A Common Stock (except as contemplated by the Letter Agreement) or commences any solicitation of proxies from the Company's shareholders not approved by the Company's Board of Directors.

  Investment Agreement. After the execution of the Letter Agreement, the Company and CGE, with the assistance of its legal counsel and other advisors, began preparing and negotiating the Investment Agreement and other definitive documents related to the Investment Transaction. On March 30, 1994, the Company, CGE and Anjou executed and delivered the Investment Agreement.

RECENT DEVELOPMENTS

  On May 13, 1994, the Company filed a Current Report on Form 8-K (the "8-K Report") with the Securities and Exchange Commission (the "Commission") disclosing that the Company had determined to liquidate its asbestos abatement business and take a charge of approximately $35 million in connection therewith for its second quarter of fiscal 1994. The Company also reported in the 8-K Report its expectation that it would have a net loss from continuing operations for the second quarter of fiscal 1994 of approximately $18 million.

  The Company had previously reported in its Annual Report on Form 10-K for the fiscal year ended October 31, 1993 (the "1993 Form 10-K"), which was filed with the Commission in January 1994, that it would discontinue its asbestos abatement operation and that the operation had been considered a discontinued operation for financial reporting purposes as of the Company's 1993 fiscal year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note (4) of Notes to Consolidated Financial Statements in the 1993 Form 10-K, as amended, and the 8-K Report, copies of which have been delivered to shareholders together with this Proxy Statement.

  The Company's determination to liquidate its asbestos abatement business and take the additional charge was based upon consideration of a number of factors occurring in fiscal 1994 that caused the Company to conclude that it would be unable to realize value through the sale of the business and associated assets. The Company's efforts to sell the business on a reasonable basis had been unsuccessful and, since the announcement of the Company's plans to discontinue the operation, the business's performance had continued to deteriorate. Factors that contributed to the declining performance included the loss of management and other personnel with the experience and skill necessary for the business to be operated profitably and without continuing negative cash flows, deteriorating margins both with respect to new project contracts and existing backlog, greater difficulties in obtaining change orders from clients, and the likelihood of further erosion of margins due to substantial increases in required workers' compensation contributions for a significant percentage of the business's employees.

  The Company has apprised CGE of the decision to liquidate the asbestos abatement business and the anticipated operating loss for the fiscal quarter, and CGE has informed the Company of its intention to proceed with the transactions contemplated by the Investment Agreement, subject to approval by the Company's shareholders and other conditions set forth in the Investment Agreement. The Company has also notified its institutional lenders of these developments and is seeking any waivers or amendments that may be required under applicable loan documentation.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

  The Board of Directors of the Company, by unanimous vote on March 17, 1994, approved the execution and delivery of the Letter Agreement and the transactions contemplated thereby and authorized the negotiation, execution and delivery of the Investment Agreement, and recommends that the shareholders vote FOR approval of the issuance of the Series A Preferred Stock and Class A Common Stock in the Investment Transaction. A summary of certain factors considered material by the Board of Directors in approving the transactions contemplated by the Letter Agreement and Investment Agreement is set forth below:

    (a) the material potential operational and economic benefits to the Company from the joint efforts contemplated with CGE, including: (i) serving as CGE's exclusive vehicle for water and wastewater management and air pollution activities in the United States, its possessions and its territories; (ii) the establishment of a privileged commercial relationship with CGE for the development of air pollution activities in Europe; and
  (iii) CGE's assistance to the Company in developing its water and wastewater management and air pollution activities in both Canada and Mexico, subject to existing contractual agreements and taking into account the respective interests of the parties;

    (b) the combination of the PSG Group with AWT's subsidiary, Metcalf & Eddy Services, Inc., to form a leading water and wastewater management services group of companies in the United States and the potential synergies arising from such combination;

    (c) the current business, properties and prospects of the Company and its subsidiaries, the financial and operational condition of the Company and its subsidiaries and the long-term strategy of the Company;

    (d) information available to the Company regarding the PSG Group's business, properties and prospects and its financial and operational condition;

    (e) their belief that a strategic alliance with CGE will significantly enhance the Company's competitive position in the U.S. market by permitting the Company to provide a greater variety of enhanced and value-added international services to U.S.-based multinational customers;

    (f) the substantial increase in the Company's available cash and access to capital that will occur as a result of the sales of Class A Common Stock and Series A Preferred Stock to CGE, as well as CGE's financial undertakings, which will permit the Company to repay the Prudential Notes, obtain support for applications for letters of credit and result in increased ability of the Company to take advantage of strategic opportunities in local access and in value-added services within the United States which may be available from time to time and to generally strengthen its competitive position throughout North America;

    (g) the timing, relative certainty and cost of consummating the transactions contemplated by the Letter Agreement and Investment Agreement, as compared to alternative financing options such as a private placement or a public offering of debt and/or equity securities or through others;

    (h) the attractive cost and terms of long-term financing available to the Company with the assistance of CGE;

    (i) the terms of the Letter Agreement, Investment Agreement and related documents;

    (j) the Board of Directors' belief that the strategic and competitive position of the Company will be significantly enhanced beyond what could be achieved by the Company alone or through other available alliances that the Company could reasonably anticipate;

    (k) the advice of Allen & Company Incorporated to the effect that the Investment Transaction is fair to the Company's shareholders (other than CGE) from a financial point of view (see "Opinion of Financial Advisor" below);

    (l) the reserved right of the Company to terminate the Investment Agreement if the Board of Directors determines in good faith, based upon the advice of counsel, that such termination is legally required for the discharge by the Board of its fiduciary duty in order to agree to or endorse any "takeover proposal", as well as the absence of any lock-up options in favor of CGE or any break-up fee; and

    (m) that the closing of the Investment Transaction is conditioned upon approval by the Company's shareholders of the issuances of the Series A Preferred Stock and Class A Common Stock contemplated thereby.

  In assessing the transactions contemplated by the Investment Agreement, the Board of Directors considered three broad categories of material benefits which the Board anticipated that the Company and its shareholders would receive: the improved financial strength and flexibility of the Company as a consequence of the proposed transactions; the related growth potential resulting from the Company being CGE's exclusive vehicle for water and wastewater management and air pollution activities in the United States and other markets and from the combination of the PSG Group and Metcalf & Eddy Services, Inc.; and considerations relating to the exercise of the Board of Directors' fiduciary obligations to the Company's shareholders, including the fairness of the Investment Transaction to the Company's shareholders from a financial point of view. In assessing the financial benefits to the Company, the Board placed great weight on the factors enumerated in subparagraphs (f), (g) and (h) above, as well as the economic benefit resulting from the combination of the PSG Group with Metcalf & Eddy Services, Inc. as described in subparagraph (b) above. In its evaluation of the Company's prospects for future growth, the Board relied upon the factors described in subparagraphs (a), (b), (c), (d), (e) and (j) above. Finally, the fact that Allen & Company Incorporated had advised the Company's Board of Directors based on information then available that the transactions were fair to the Company's shareholders (other than CGE) from a financial point of view, coupled with factors listed in subparagraphs (l) and
(m), were material to the Board's endorsement of the transactions contemplated by the Investment Agreement.

  The Board of Directors also considered certain anticipated and possible consequences of the transactions contemplated by the Investment Agreement which would not or may not be favorable to the Company, including the likely preclusion of certain other potential alliances and the relative loss of freedom of action resulting from the closer relationship with CGE, risks associated with a combination with the PSG Group (including in relation to the assumption of liabilities), and the likely limitation on the Company's use of its net operating losses (NOLs) to offset future federal income taxes.

  In assessing potential negative factors that might result from the consummation of the transactions contemplated by the Investment Agreement the Board of Directors concluded that future major alliances with parties other than CGE were unlikely and that a closer relationship with CGE was in the best interests of the Company's shareholders. Furthermore, the risks from the assumption of PSG's liabilities were determined not to be material, or to outweigh the perceived benefits from the acquisition of PSG and other transactions contemplated by the Investment Agreement. Finally, the Board of Directors concluded that limitation on the use of the Company's NOLs was not a reason that should preclude the transactions contemplated by the Investment Agreement.

  The Board of Directors reserves the right, pursuant to the Investment Agreement, to terminate the Investment Agreement in accordance with its terms notwithstanding shareholder approval.

OPINION OF FINANCIAL ADVISOR

  The Company formally retained Allen & Company Incorporated ("Allen & Company") on November 15, 1993 to act as its financial advisor and agent to assist the Company in developing an overall plan for its corporate and financial development and to consider and advise the Company regarding opportunities available to the Company with a view toward maximizing shareholder value. In connection with the engagement, the Company requested that Allen & Company evaluate the fairness, from a financial point of view, of the Investment Transaction and related arrangements. Allen & Company has delivered to the Board of Directors its written opinion dated May 24, 1994, to the effect that, as of such date and based upon and subject to certain matters as stated in such opinion, the Investment Transaction and related arrangements are fair, from a financial point of view, to the existing holders of the Company's Class A Common Stock (other than CGE). Allen & Company's opinion addressed only the fairness from a financial point of view of the terms of the Investment Transaction and related arrangements and is not a recommendation to any public shareholder of the Company as to how such a shareholder should vote at the Annual Meeting. No limitations were imposed by the Board of Directors upon Allen & Company with respect to the investigations made or procedures followed by Allen & Company in rendering its opinion. In reaching this opinion, Allen & Company relied upon the accuracy and completeness of all financial and other information provided to it or which was publicly available, and did not independently verify such information.

  A COPY OF ALLEN & COMPANY'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS INCLUDED WITH THIS PROXY STATEMENT AS ANNEX II AND SHOULD BE READ BY SHAREHOLDERS CAREFULLY IN ITS ENTIRETY.

  In arriving at its opinion, Allen & Company considered, among other things,
(i) the business and financial aspects of the Investment Transaction and related arrangements; (ii) the Company's need for capital, alternatives for raising capital and the relative costs of such alternatives; (iii) the business and financial condition of the Company and the PSG Group, the Company's current capital structure, and the terms of its current credit facilities; (iv) the historical and current markets, and recent trading activity, for the Class A Common Stock and for other securities of certain companies believed by Allen & Company to be comparable to the Company; (v) other transactions, either consummated or pending, involving the acquisition or a strategic investment believed by Allen & Company to be comparable to the Investment Transaction;
(vi) information provided by managements of AWT and the PSG Group, as well as other information available, regarding their respective assessments of the Company's and the PSG Group's prospects and the prospects for the environmental industry in general, including a continuing trend toward consolidation in the industry and the capital intensive nature of operations therein; (vii) information available regarding financings generally comparable to CGE's and Anjou's investment in the Series A Preferred Stock and Class A Common Stock and CGE's commitment for interim and permanent debt financing, as well as recent trends in the pricing and terms of preferred stock and debt financings since the date of the announcement of the Investment Transaction; and (viii) the views of AWT's management concerning the strategic and operational benefits which might result from the acquisition of the PSG Group, as well as the strategic advantages that management believes may be realized from an alliance with CGE in the United States and elsewhere.

  In connection with its review, Allen & Company did not independently verify any of the information provided to or otherwise reviewed by Allen & Company and relied upon such information being complete and accurate in all material respects. With respect to financial forecasts and pro forma analyses provided, Allen & Company assumed that they were reasonably prepared on bases reflecting the best currently available judgments and estimates of management of AWT and the PSG Group. In addition, Allen & Company did not make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of AWT or the PSG Group, nor was Allen & Company furnished with any such appraisals. Allen & Company assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed Investment Transaction, no restrictions will be imposed that will have a material adverse effect on the contemplated benefits of the Investment Transaction to the Company. Allen & Company's opinion was also based on economic, monetary and market conditions existing on the date thereof.

  As summarized under "--General" above, the Investment Transaction involves a number of diverse components which will affect the Company from both a financial and operational point of view. A complete analysis of the transaction requires the application of the appropriate methodologies to each component and the evaluation of the results of those methodologies taken as a whole. The following paragraphs summarize the significant qualitative and quantitative analyses performed by Allen & Company in connection with its opinion and the presentation of its opinion to the Board of Directors. This summary does not purport to be a complete description of the analyses underlying Allen & Company's opinion.

  Pro Forma Analysis. Allen & Company compared the potential financial performance of the Company under three scenarios based on the five-year financial projections prepared by the respective managements of the Company and the PSG Group. The first scenario represented the Company's potential financial performance without a financial restructuring or any other type of restructuring. Under the first scenario the Company's existing working capital facility would not be sufficient to fund the Company's working capital requirements to maintain revenues at their current level and the financial results improved from a significant net loss per share in the first projection period to a net income of approximately $0.47 per share in the fifth projection period. The second scenario represented the Company's potential financial performance with a financial restructuring comparable to that being considered prior to the receipt of the CGE proposal of March 10, 1994. The second scenario was analyzed twice, first with estimated market rates at the time of the announcement of the Investment Transaction and second with the estimated market rates as of approximately two weeks prior to the first mailing of this proxy statement to AWT's shareholders. Under both runs of the second scenario, the Company would have sufficient working capital to fund its projected revenue growth, and net earnings would improve from a significant net loss per share in the first projection period to net income in the fifth projection period of approximately $1.25 per share for the first run and net income of approximately $1.22 per share for the second run. The third scenario represented the Company's potential financial performance under the terms of the Investment Transaction and related arrangements. Under the third scenario, the Company would have sufficient working capital to fund the revenue growth reflected in the financial projections prepared by the managements of the Company and the PSG Group, and net earnings would improve from a significant net loss per share in the first projection period to net income per share of approximately $1.55 per share in the fifth projection period. The financial projections prepared by the managements of the Company and the PSG Group excluded potential improvements in the financial performance of the Company due to any additional revenue streams brought about by the Company's relationship with CGE. The pro forma analysis summarized above was performed for the purpose of comparing certain expected effects of selected alternative strategies and the results, therefore, are not intended to represent actual future results of operations of the Company.

  Analysis of Terms of Comparable Transactions. To evaluate the structure of and consideration included in the Investment Transaction and related arrangements in their entirety, Allen & Company compared the various components of three completed transactions in the environmental industry that Allen & Company believes are comparable based upon publicly available information. The three comparable transactions selected were: (i) the acquisition of a controlling interest in The Brand Companies, Inc. by Chemical Waste Management, Inc. (ii) the acquisition of a controlling interest in Wheelabrator Technologies Inc. by Waste Management, Inc; and (iii) the formation of Rust International, Inc. by Waste Management, Inc., Chemical Waste Management, Inc., Waste Management International plc, Wheelabrator Technologies Inc. and The Brand Companies, Inc.

  Allen & Company considered, among other factors, (i) if the acquirer were in a related industry; (ii) if the acquirer held an ownership interest in the target prior to the announcement of the transaction; (iii) what percentage of ownership of the target was acquired in the transaction; (iv) if a vote of the target's shareholders was held to approve the transaction; (v) the amount of cash consideration given by the acquirer and (vi) the amount and form of other consideration given by the acquirer, including but not limited to (a) assets contributed such as subsidiaries, other operating businesses, notes and reimbursement rights; (b) financial support, such as the commitment to provide financing and the terms of such financing; (c) credit enhancement to enable the target to obtain financing from a third party on terms more favorable than the target could obtain independently; (d) strategic commitments such as the formation of exclusive alliances to enhance the target's competitiveness; (e) commitments to generate certain minimum amounts of additional revenue for the target; (f) below-market licensing agreements; (g) options to purchase subsidiaries or businesses of the acquirer; (h) non-competition agreements; (i) management services; (j) commitments to reimburse the target for business development expenses; (k) the assignment of credits from certain suppliers to the acquirer, and (l) commitments by the acquirer not to engage in self-dealing transactions.

  Allen & Company then compared the consideration received by the acquirer, including but not limited to (a) preferred shares, including the number, economic and structural terms and voting rights of such preferred shares; (b) common shares, including the number and the voting rights of such common shares; (c) options to purchase additional capital stock of the target, the percentage ownership associated with such option and the voting rights of such capital stock issued upon exercise of such option; (d) the right to nominate directors to the Board of Directors of the target, the number of such rights granted and the resulting percentage of the Board controlled by the acquirer, and (e) the ability of the acquirer to designate certain executive officers of the target. Based on this review, the contemplated benefits to the Company from the Investment Transaction and related arrangements appear to be within the range indicated by other completed transactions judged by Allen & Company to be comparable.

  Comparison of Financing Terms. With regard to the Series A Preferred Stock, Allen & Company reviewed and analyzed certain publicly available financial information for eighteen convertible preferred stock offerings completed since July 1, 1992 with S&P credit ratings of B and B-. In addition to other terms, Allen & Company compared (i) the principal amount of the offering, (ii) the issue price, (iii) the dividend yield, (iv) the conversion premium, (v) the type and length of call protection, (vi) the yield as of the date one day before the announcement date of the Investment Transaction and (vii) the yield approximately two weeks prior to the date of mailing of this proxy statement. Allen & Company derived and considered the mean for (i) the dividend yield,
(ii) the conversion premium, (iii) the length of call protection, (iv) the yield as of the date one day before the announcement date of the Investment Transaction and (v) the yield approximately two weeks prior to the date of mailing of this proxy statement. Allen & Company noted that for offerings completed since 1993, the mean dividend yield was 6.4%, the mean conversion premium was 23.50% and the mean period for call protection was 3.4 years.

  With regard to the $125 million permanent debt financing, Allen & Company reviewed and analyzed certain publicly available financial information for twenty-seven debt offerings completed since January 1, 1994 with S&P credit ratings of B or B-. In addition to other terms, Allen & Company compared (i) the principal amount of the offering, (ii) the offer price, (iii) the coupon and (iv) the yield to maturity on the issue date. Allen & Company derived and considered the mean for (i) the coupon and (ii) the yield to maturity on the issue date. Allen & Company noted, for offerings completed since 1994, with S&P credit ratings of B or B-, the mean coupon was approximately 9.9% and the mean yield to maturity was approximately 9.9%.

  Discounted Cash Flow Analysis of the PSG Group. Allen & Company conducted a discounted cash flow analysis for the purpose of determining an equity value range for the PSG Group. Allen & Company calculated the unlevered after-tax free cash flows that the PSG Group is expected to generate during the years ending June 1995 through 2004 based substantially upon financial projections prepared by the managements of the PSG Group and the Company without taking into account the potential synergies resulting from the acquisition of the PSG Group estimated by the managements of the Company and the PSG Group. Allen & Company also calculated a range of terminal asset values of the PSG Group at the end of the ten-year period ending July 31, 2004 by applying a range of multiples (based on current trading multiples for comparable companies and an assessment of the long-term business prospects of the PSG Group) to the unlevered net income of the PSG Group at the end of the ten-year period. The unlevered after-tax free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates chosen by Allen & Company based upon an analysis of the weighted average cost of capital to AWT. This discounted cash flow analysis indicated a range of equity values of between approximately $116 million and $219 million for the PSG Group on a stand-alone basis (i.e., without synergies).

  Comparable Company Financial Analysis. With regard to the relative market valuation of the Company, Allen & Company reviewed and analyzed certain publicly available financial information for nine public environmental service companies (Allwaste, Inc., Browning-Ferris Industries, Inc., Clean Harbors, Inc., Laidlaw Inc., Rust International Inc., Safety Kleen Corp., United States Filter Corporation, Wheelabrator Technologies Inc., and WMX Technologies, Inc.). Such financial information included, among other things, (i) market valuations; (ii) ratios of equity market values to 1994 projected net earnings as derived from publicly available information; (iii) ratios of total market capitalization to earnings before interest expense and income taxes, including amortization and depreciation ("EBITDA") for the trailing twelve months as derived from publicly available information; (iv) operating performance; and
(v) the capitalization of each such company. Allen & Company derived and considered the mean for various categories of information examined in the group of selected comparable companies. Allen & Company noted that the ratio of total market capitalization to EBITDA for the trailing twelve months was 17.5x for the Company, as compared to a mean of 9.0x for the selected companies and that the ratio of equity market values to projected 1994 net earnings was 30.1x for the Company, as compared to a mean of 18.3x for the selected companies.

  The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Selecting portions of the summary set forth above, without considering the analyses by Allen & Company as a whole, particularly in light of the diverse nature of other components of the Investment Transaction and related arrangements, could create an incomplete view of the processes underlying Allen & Company's opinion. In arriving at its opinion, Allen & Company considered the results of all its analyses and did not assign any particular weight to the results of any particular analysis. The analysis was prepared for the purpose of Allen & Company's providing its opinion as to the fairness, from a financial point of view, of the Investment Transaction and related arrangements to the existing holders of the Class A Common Stock (other than CGE) and does not purport to be an appraisal or to necessarily reflect the prices at which businesses or securities of the Company actually may be sold or the relative merits of other transactions which the Company might pursue in the alternative. The foregoing summary is qualified by reference to the written opinion of Allen & Company which is included with this Proxy Statement as Annex II.

  Allen & Company is a nationally recognized investment banking firm which, as a part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements. Allen & Company was selected by the Company as its financial advisor based on such qualifications and the Company's prior experience with Allen & Company. As described under "--Background of the Investment Transaction" above, the Company entered into a formal engagement agreement with Allen & Company as of November 15, 1993 pursuant to which Allen & Company agreed to act as the Company's financial advisor and assist it in formulating an overall strategic plan and advise the Company regarding various alternative transactions consistent with such plan. Allen & Company is rendering its opinion as part of the services rendered under that agreement. Allen & Company was not paid a retainer in connection with the engagement, but is entitled pursuant to such agreement to the payment of fees upon the consummation of certain transactions, including equity or debt financings, acquisitions and other transactions which may constitute a change-in-control. Pursuant to the Company's agreement with Allen & Company, and subsequent negotiations as reflected in an amendment of the engagement letter, Allen & Company has been paid $250,000 in connection with the engagement and will be entitled to an additional fee of $7,500,000 upon the consummation of the Investment Transaction. The Company also agreed to indemnify Allen & Company pursuant to customary indemnification provisions and to reimburse certain of Allen & Company's expenses. Allen & Company has acted as the Company's financial adviser in other contexts, including in evaluating certain of the Company's other financing options, and has received compensation for financial advisory services rendered to the Company in the past. Mr. Enrique F. Senior, a Managing Director of Allen & Company, has served as a Director of the Company and a member of the Executive Committee of the Board of Directors since 1987. In addition, Allen & Company and Mr. Senior and certain of his family members beneficially owned an aggregate of 1,906,011 shares of Class A Common Stock as of March 30, 1994.

INTEREST OF CERTAIN PERSONS IN THE INVESTMENT TRANSACTION

  In anticipation of the consummation of the transactions contemplated by the Investment Agreement, the Company has entered into an amendment of its employment agreement with Eckardt C. Beck, the Company's Chief Executive Officer and Chairman of the Board of Directors, to provide for certain payments and other benefits to Mr. Beck upon the cessation of his employment after the closing of such transactions. The Company has also entered into agreements with Arthur L. Glenn, Douglas A. Satzger and Donald A. Deieso, and with certain other executive officers, which provide for each executive's continued employment, and related severance payments, following a change-in-control of the Company (including the consummation of the transactions contemplated by the Investment Agreement). In addition, the Company's Long-Term Incentive Compensation Plan provides that, upon a change-in-control of the Company, as determined by the Board of Directors, any outstanding options not then fully exercisable shall immediately become fully exercisable. The Board of Directors has determined that the consummation of the transactions contemplated by the Investment Agreement will constitute such change-in-control. Any options held by directors of the Company will also become fully exercisable upon the consummation of such transactions, pursuant to such determination. See "Executive Compensation and Other Information--Employment Contracts and Termination and Change-in-Control Arrangements."

  Certain of the current directors of the Company, as well as certain nominees for election as directors at the Annual Meeting, are affiliated with entities which are parties to, or otherwise involved in the transactions contemplated by, the Investment Agreement. Enrique F. Senior, a director of the Company since 1987, is a Managing Director of Allen & Company, which has served as a financial advisor to the Company in connection with the transactions contemplated by the Investment Agreement and has delivered to the Board of Directors an opinion as to the fairness of such transactions to the Company's shareholders (other than CGE) from a financial point of view. See "--Opinion of Financial Advisor." Claudio Elia and Alain Brunais, the individuals designated by CGE for appointment to the Board of Directors upon execution of the Letter Agreement, are President and Chief Executive Officer of Anjou International Company and an employee of CGE, respectively. Mr. Elia is also one of five individuals designated by CGE for nomination for election as directors at the Annual Meeting, pursuant to the terms of the Investment Agreement. The other four designees of CGE are Jacques-Henri David, a Director General of CGE, Jean-Dominique Deschamps, an Executive Vice President of CGE, Nicholas DeBenedictis, Chairman of Philadelphia Suburban Corporation, and William Kriegel, Chairman, President and Chief Executive Officer of Sithe Energies, Inc. See "Proposal Two--Election of Directors--Information Concerning the Nominees" and "--Certain Covenants of the Company--Representation on the Board of Directors; Management."

ISSUANCE OF SERIES A PREFERRED STOCK

  General. Pursuant to the terms of the Investment Agreement, the Company has agreed, subject to the terms and conditions set forth therein, to issue to CGE, on the closing of the Investment Transaction, 1,200,000 shares of its 5 1/2% Series A Convertible Exchangeable Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), convertible into 4,800,000 shares of Class A Common Stock, for an aggregate cash purchase price of $60,000,000. The Series A Preferred Stock is exchangeable for the Company's 5 1/2% Convertible Subordinated Notes with a maturity of 10 years from the date of issuance of such notes (the "Convertible Debt").

  Dividends. The holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends at an annual rate of $2.75 per share, payable in cash quarterly in arrears in equal amounts on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on June 30, 1994. Dividends other than for a full quarterly period shall accrue on the basis of the actual number of days elapsed in a 365-day year. Quarterly dividends which are not paid in full in cash will cumulate without interest until declared and paid by the Board of Directors. Holders of the Series A Preferred Stock will be entitled to receive all accrued dividends in preference to and priority over dividends on the Company's Class A Common Stock, and no distribution in respect of the Class A Common Stock and no redemption, purchase, retirement or acquisition for value of Class A Common Stock may occur, or money be set apart therefor, unless all dividends accrued on the Series A Preferred Stock through the immediately preceding Dividend Payment Date have been declared and paid. If the Series A Preferred Stock is exchanged into Convertible Debt, the interest rate will be 5 1/2% per annum.

  Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount in cash equal to $50 for each share outstanding, plus accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, whether or not declared to the date of such payment, before any payment shall be made or any assets distributed to the holders of the Class A Common Stock. Neither a voluntary sale, lease, or other transfer of all or substantially all of the assets of the Company, nor a consolidation or merger of the

Company with or into another person, shall be considered a liquidation, dissolution or winding up of the Company for these purposes.

  Exchange. Commencing June 30, 1997, the Series A Preferred Stock is exchangeable, in whole and not in part, at the sole option of the Company, at any time, for the Company's 5 1/2% Convertible Subordinated Notes, having a maturity of ten years from the date of issuance of the Series A Preferred Stock, on not less than 30 nor more than 60 days' prior written notice. Each share of Series A Preferred Stock is exchangeable for $50 principal amount of Convertible Debt. The form of the Company's 5 1/2% Convertible Subordinated Notes is attached to this Proxy Statement as Attachment A to the Company's Certificate of Designation for its Series A Preferred Stock, which is included as Exhibit A to the Investment Agreement attached as Annex I to this Proxy Statement.

  Conversion. The Series A Preferred Stock and Convertible Debt are convertible, in whole or in part, at the option of the holder, at any time and from time to time, into shares of Class A Common Stock at a conversion price equal to $12.50 per share of Class A Common Stock. The ratio at which the Series A Preferred Stock and Convertible Debt are convertible into shares of Class A Common Stock is subject to adjustment (using a weighted average in the case of items (iii), (iv), (v) and (vi) below so as to preserve the fully diluted percentage of Class A Common Stock into which the Series A Preferred Stock and Convertible Debt are convertible) in the event of: (i) stock dividends, stock reclassifications or recapitalizations, stock splits, reverse stock splits and the like; (ii) dividends or other distributions of cash or assets or evidence of indebtedness; (iii) dividends or other distributions of securities or rights convertible into or exercisable for shares of any class of common stock of the Company at a price less than the then conversion price per common share of the Series A Preferred Stock; (iv) issuance of shares of any class of common stock of the Company (other than common stock issued upon conversion of the Series A Preferred Stock, the Convertible Debt or the Company's 8% Convertible Subordinated Debentures due May 15, 2015, or pursuant to the Company's stock option plans or other stock related employee compensation plans approved by the Board of Directors) at a price less than the then conversion price per common share of the Series A Preferred Stock; (v) issuance of securities or rights convertible into or exercisable for shares of any class of common stock of the Company at a purchase price less than the then conversion price per common share of the Series A Preferred Stock; and (vi) repurchase by the Company, directly or indirectly, of shares of any class of common stock at a price in excess of the then conversion price per common share of the Series A Preferred Stock.

  Redemption. The Series A Preferred Stock is not redeemable before June 30, 1997. Between June 30, 1997 and June 30, 2000, the Series A Preferred Stock will be redeemable, in whole or in part, at the option of the Company on not less than 30 or more than 60 days' prior written notice. The Company may exercise this option during such time period only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the Class A Common Stock exceeds $18.75, subject to adjustments. After June 30, 2000, the Series A Preferred Stock will be redeemable by the Company at any time. The same redemption provisions apply to the Convertible Debt. The redemption price will be 103.85% of the liquidation preference, plus accrued and unpaid dividends to the date of redemption, after June 30, 1997 and will decrease by .55% each year until it reaches 100% of the liquidation preference, plus accrued and unpaid dividends to the date of redemption, whereupon it will remain fixed. The Series A Preferred Stock is perpetual preferred stock.

  Voting. Holders of Series A Preferred Stock and Convertible Debt are entitled to vote with the holders of Class A Common Stock on all matters submitted for a vote of holders of Class A Common Stock, and are entitled to that number of votes equal to the number of votes to which the shares of Class A Common Stock issuable upon conversion of such shares of Series A Preferred Stock and Convertible Debt would have been entitled if such shares of Class A Common Stock had been outstanding at the time of the applicable vote and related record date. In addition, the Series A Preferred Stock and Convertible Debt will vote separately as a class on any amendments to the Restated Certificate of Incorporation or By-Laws of the Company, whether by merger, consolidation, combination, reclassification or otherwise, which would alter or circumvent the voting powers, rights and preferences of the Series A Preferred Stock or Convertible Debt. No amendment or alteration of the dividends payable, liquidation preference or par value of the Series A Preferred Stock, or interest rate and principal amount of the Convertible Debt, may be effected without the consent of each holder of Series A Preferred Stock or Convertible Debt, respectively.

  Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to all classes of the Company's equity securities, including the Class A Common Stock. The Convertible Debt will be subordinated to the Company's senior debt and senior subordinated debt.

  Restrictions on Resale; Registration Rights. The Series A Preferred Stock will be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Consequently, resales of such shares by CGE, unless registered under the Securities Act, will be subject to the timing, volume and other limitations of Rule 144, and the stock certificate or certificates issued by the Company to CGE representing the shares of Series A Preferred Stock will bear a legend to that effect. Under the Investment Agreement, CGE has certain registration rights with respect to such shares. See "--Certain Covenants of the Company--Registration Rights."

  THE DESCRIPTION OF THE TERMS OF THE SERIES A PREFERRED STOCK AND CONVERTIBLE DEBT CONTAINED IN THIS PROXY STATEMENT, WHICH THE COMPANY BELIEVES ADDRESSES ALL MATERIAL TERMS OF SUCH SECURITIES, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE EXPRESS PROVISIONS OF THE COMPANY'S CERTIFICATE OF DESIGNATION FOR ITS 5 1/2% SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK AND THE FORM OF 5 1/2% CONVERTIBLE SUBORDINATED NOTES ATTACHED AS ATTACHMENT A THERETO. A COPY OF THE CERTIFICATE OF DESIGNATION IS ATTACHED AS EXHIBIT A TO THE INVESTMENT AGREEMENT WHICH IS INCLUDED WITH THIS PROXY STATEMENT IN ANNEX I.

ACQUISITION OF THE PSG GROUP

  General. In an effort to strengthen the Company's competitive and financial position, and to implement CGE's commitment to utilize the Company as CGE's exclusive vehicle in the United States, its possessions and its territories for CGE's water and waste water management and air pollution activities, CGE and Anjou have agreed to transfer to the Company, and the Company has agreed to acquire, PSG and PSG Canada (collectively, the "PSG Group") for an aggregate of 6,500,000 shares of Class A Common Stock, subject to adjustment. All of the outstanding shares of capital stock of PSG and PSG Canada are owned by Anjou, a Delaware corporation and wholly-owned subsidiary of CGE. As more fully described below, the PSG Group specializes in the area of water and wastewater management and for the twelve-month period ended December 31, 1993 had total revenues of approximately $80 million. The PSG Group's principal executive offices are located at 14950 Heathrow Forest Parkway, Suite 200, Houston, Texas 77032, telephone (713) 449-1500. The Company believes that the acquisition of the PSG Group will position the Company to expand its water and waste water management contract operations to new markets within the United States and Canada.

  Purchase Price for the PSG Group. The purchase price for the PSG Group was negotiated between the Company and CGE. In determining the acquisition price, the Company relied principally on the following factors:

    (a) the competitive position of the PSG Group in its markets, its growth prospects and its complementing the Company's water and wastewater management operations;

    (b) the historical and projected financial performance of the PSG Group;

    (c) the quality of the PSG Group's management;

    (d) potential synergies arising from the combination of the PSG Group with the Company's subsidiary, Metcalf & Eddy Services, Inc.;

    (e) possible consequences which might not be favorable to the Company such as the assumption of liabilities and the likely limitation on the Company's use of its NOLs to offset future federal income taxes; and

    (f) the form of consideration to be received by CGE and the impact on AWT's overall capitalization and credit standing.

  Mechanics of the Acquisition. Subject to the terms and conditions of the Investment Agreement and the Plan of Merger attached as Exhibit B thereto, upon the closing of the Investment Transaction (the "Closing"):

    (i) a newly formed Minnesota subsidiary of the Company (the "Merger Subsidiary") will be merged (the "Merger") with and into PSG, whereupon the separate existence of the Merger Subsidiary will cease, PSG will be the surviving corporation and a wholly-owned subsidiary of the Company, and all outstanding capital stock of PSG held by Anjou immediately prior to the effective time of the Merger will be converted into the right to receive 5,850,000 shares of Class A Common Stock; and

    (ii) Anjou will exchange all of the outstanding capital stock of PSG Canada for 650,000 shares of Class A Common Stock.

  Adjustment of Acquisition Consideration. Anjou and the Company have agreed that the purchase price for the acquisition of the PSG Group will be adjusted upwards or downwards, as the case may be, to the extent that Final Stockholder's Equity (as defined) at the date of the Closing (which excludes cash and cash equivalents and intangible assets such as goodwill, patents, trademarks and unamortized debt discount) of the PSG Group is greater or less than, as the case may be, $12,741,000.

  Other Provisions. In connection with the acquisition of the PSG Group, CGE and Anjou have made pre-closing representations and warranties in the Investment Agreement with respect to the PSG Group which are customary for transactions of this nature, including (subject to standard materiality qualifications) representations as to the absence of undisclosed material liabilities and material adverse changes in the business, financial condition and results of operations of the PSG Group, title to property and assets, collectibility of receivables and absence of liabilities under environmental laws. CGE and Anjou have also covenanted that the business of the PSG Group will continue to be operated in the ordinary course consistent with past practices. Such representations, warranties and covenants will be repeated at closing but will not survive the closing of the Investment Transaction.

  Anjou also agreed to indemnify the Company for taxes and related costs and expenses relating to the PSG Group with respect to the pre-closing tax periods. The amount of any payment under such indemnity is generally reduced by any corresponding post-closing tax benefits available to the Company or the PSG Group and is only payable when the aggregate covered tax liabilities (less tax offsetting benefits) exceed a "basket" equal to $250,000 plus the tax reserves reflected on the PSG Group's financial statements, as adjusted from time to time to reflect prior payments.

  Restrictions on Resale; Registration Rights. The Class A Common Stock issued to Anjou as consideration for the acquisition of the PSG Group will be "restricted securities" as that term is defined in Rule 144 under the Securities Act. Consequently, resales of such shares by Anjou, unless registered under the Securities Act, will be subject to the timing, volume and other limitations of Rule 144, and the stock certificate or certificates issued by the Company to Anjou representing the shares of Class A Common Stock will bear a legend to that effect. Under the Investment Agreement, Anjou has certain registration rights with respect to such shares. See "--Certain Covenants of the Company--Registration Rights."

  Accounting Treatment of the Acquisition Transaction. The acquisition of the PSG Group will be accounted for under the purchase method of accounting as prescribed under generally accepted accounting principles. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed of the PSG Group based on their estimated fair values as of the closing of the Investment

Transaction. The Company has not yet determined the final allocation of the purchase price. Any excess of purchase price over the estimated fair value of the tangible net assets acquired will be recorded as goodwill, which will be amortized on a straight-line basis over their estimated useful lives. The operating results of the PSG Group will be included with those of the Company after the closing date of the Investment Transaction. See "Unaudited Pro Forma Combined Condensed Financial Statements."

  THE DESCRIPTION OF THE TERMS OF THE MERGER CONTAINED IN THIS PROXY STATEMENT, WHICH THE COMPANY BELIEVES ADDRESSES ALL MATERIAL TERMS OF THE MERGER, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE EXPRESS PROVISIONS OF THE PLAN OF MERGER AND THE INVESTMENT AGREEMENT. A COPY OF THE PLAN OF MERGER IS ATTACHED AS EXHIBIT B TO THE INVESTMENT AGREEMENT.

CERTAIN COVENANTS OF THE COMPANY

  Representation on the Board of Directors; Management. The Company has agreed that CGE will have the right to cause the Company to include, as nominees for the Company's Board of Directors recommended by the Board for election by the shareholders, a number of directors (rounded down to the next whole number if CGE owns in the aggregate less than one-half of the outstanding shares, treating the shares of Series A Preferred Stock owned by CGE as having been converted into shares of Class A Common Stock, or, if otherwise, rounded up to the next whole number) that is equal to the product of the total number of directors on the Board times a fraction the numerator of which is the aggregate number of shares of Class A Common Stock owned by CGE and its Affiliates (assuming conversion of the Series A Preferred Stock (or other securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) held by CGE or its Affiliates) and the denominator of which is the total number of shares of Class A Common Stock outstanding (assuming conversion of the Series A Preferred Stock (or other securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) held by CGE or its affiliates). The Company has further agreed that CGE will have proportionate representation on all Committees of the Board (other than any Special Committee of Independent Directors) to the same extent as CGE is entitled to representation on the Board of Directors. Upon execution of the Letter Agreement, Messrs. Brunais and Elia were designated by CGE and each was appointed by the Company to the Board of Directors and also to the Executive Committee of the Board. See "--Background of the Investment Transaction--Letter Agreement".

  In accordance with the terms of the Investment Agreement, the Company has agreed that the Board of Directors will consist of 11 directors, with five directors who are designated by CGE (Messrs. David, Elia, Deschamps, DeBenedictis and Kriegel of those nominated for election at the Annual Meeting), one Independent Director (as defined below) (Ms. Green of those nominated for election at the Annual Meeting), and five directors consisting of Messrs. Beck, Costle, Dowd, Morris and Senior. "Independent Director" is defined for purposes of the Investment Agreement as any director who is not an employee, agent or representative of the Company, CGE or any of their respective Affiliates or Associates (as defined in the Investment Agreement) and may include any person acting as outside counsel or financial advisor for either the Company or CGE or any of their respective Affiliates or Associates. All Independent Directors shall be satisfactory to CGE, and the Company has agreed that the Chairman of the Board shall be a designee of CGE. CGE HAS AGREED THAT, IN THE EVENT THE INVESTMENT TRANSACTION IS NOT APPROVED BY THE COMPANY'S SHAREHOLDERS AT THE ANNUAL MEETING, IT WILL CAUSE THE NOMINEES FOR DIRECTOR OTHER THAN MESSRS. BECK, COSTLE, DOWD, MORRIS, SENIOR, ELIA AND DAVID TO RESIGN AS DIRECTORS OF THE COMPANY IMMEDIATELY FOLLOWING THE ANNUAL MEETING. See "Proposal Two--Election of Directors" for a description of the nominees for director of the Company.

  The Company and CGE have agreed that Mr. Beck will continue as Chairman and Chief Executive Officer of the Company until closing of the Investment Transaction, whereupon CGE will have the right to designate the Chief Executive Officer and Chief Financial Officer of the Company. CGE has agreed that current management will participate in such transition and has agreed to cause all agreements of the Company with its employees to be honored.

  No-Shop. Pursuant to the Investment Agreement, the Company may not nor may the Company permit any of its subsidiaries or any of its or their respective officers, directors, employees, agents or advisers to initiate, solicit or encourage, or take any other action to facilitate (including by way of furnishing nonpublic information, except to the extent determined in good faith by the Board of Directors of the Company (the "Board") based on the advice of counsel to be legally required for the discharge by the Board of its fiduciary duties), any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal (as defined below) or, except to the extent determined in good faith by the Board based on the advice of counsel to be legally required for the discharge by the Board of its fiduciary duties, agree to or endorse any takeover proposal, or participate in any discussion or negotiations, or provide third-parties with any nonpublic information, relating to any such inquiry or proposal. The Company shall promptly inform CGE orally and in writing of any such inquiry or proposal. "Takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its subsidiaries (other than that involving solely an acquisition of a business or assets by the Company or any of its subsidiaries) or any proposal or offer to acquire in any manner a significant (i.e., more than 10% of the then outstanding shares of the Company) equity interest in, or a significant (i.e., more than 10% of the consolidated total assets of the Company) portion of the assets of (including the stock or assets of subsidiaries) the Company, but excluding the Investment Transaction contemplated by the Investment Agreement.

  Registration Rights. Pursuant to the terms of the Investment Agreement, CGE and Anjou will have the right to require on up to four occasions that the Company register all shares of Class A Common Stock, Series A Preferred Stock or Convertible Debt owned from time to time by CGE and its Affiliates for sale to the public under the Securities Act (a "demand registration"), provided that the Company is not obligated (i) to effect more than one demand registration in any six-month period, (ii) to effect a demand registration for less than five percent of the outstanding Class A Common Stock or (iii) to effect a demand registration within six months of CGE or Anjou selling any shares pursuant to a piggyback registration (as defined below). In addition, CGE and Anjou will have the right to participate in registrations by the Company of its Class A Common Stock (a "piggyback registration"). The Company will pay the registration expenses on behalf of CGE and Anjou, including certain related fees and expenses. See the form of Registration Rights Agreement included in Annex I to this Proxy Statement.

  Access to Books and Records. The Company has agreed that for so long as CGE beneficially owns directly or indirectly at least 26% of the outstanding shares of Class A Common Stock on a fully-diluted basis, CGE will have access on reasonable terms to the books, records and employees of the Company and its subsidiaries and to the provision by the Company of all information reasonably requested by CGE, subject to confidentiality obligations that may be owed at the time by the Company to third parties and to appropriate confidentiality arrangements and requirements of law.

  Insurance; Bonding. The Company has agreed that as of the closing of the Investment Transaction, it will cause outstanding surety bonds issued for the benefit of the PSG Group under any of Anjou's surety agreements to be replaced by surety bonds issued under the Company's surety agreements. The Company also anticipates replacing the PSG Group's existing insurance coverage, which is provided through Anjou, with insurance coverage provided by the Company.

  Miscellaneous. The Company has also made certain customary representations and warranties in the Investment Agreement. It is a condition to the closing of the Investment Transaction that the representations and warranties be accurate in all material respects and the Company has agreed to use its reasonable best efforts to bring about the satisfaction of the conditions.

CERTAIN COVENANTS OF CGE AND ANJOU

  Conduct of the PSG Group. CGE and Anjou have agreed that up until the closing of the Investment Transaction (with the exception of certain payments by the PSG Group to Anjou in respect of taxes of the

PSG Group), CGE and Anjou will cause the PSG Group to conduct its business in the ordinary course of business consistent with past practice and to use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. CGE and Anjou also will not permit the PSG Group to: (i) adopt or propose any change in its certificate of incorporation or by-laws; (ii) merge or consolidate with any other Person (as defined in the Investment Agreement) or acquire a material amount of assets of any other Person; (iii) sell, lease, license or otherwise dispose of any material assets or property except (A) pursuant to existing contracts or commitments and (B) in the ordinary course consistent with past practice; or (iv) agree or commit to do any of (i), (ii) or (iii). Upon closing of the Investment Transaction, Anjou will deliver to the Company the resignations of all directors of the PSG Group who will not be officers, directors or employees of the PSG Group after the Investment Transaction.

  Voting of Shares; Acquisitions and Sales of Shares. CGE has agreed to vote at the Annual Meeting or any adjournment thereof all of its shares of Class A Common Stock to approve the issuance of the Series A Preferred Stock and Class A Common Stock in the Investment Transaction. CGE has also agreed to give the Company two days' prior written notice of any acquisition of more than 1% of the outstanding shares of the Company's Class A Common Stock prior to the Closing, and one day's prior written notice of any sale of Company securities by CGE after the Closing if, to the knowledge of CGE, such sale would result in any party's beneficially owning more than 15% of the outstanding shares of Class A Common Stock.

  Joint Efforts. CGE has agreed on behalf of itself and its Affiliates (as defined in the Investment Agreement) that, after the closing of the Investment Transaction, the Company will become CGE's exclusive vehicle in the United States, its possessions and its territories for CGE's water and waste water management and air pollution activities. After the closing of the Investment Transaction, CGE will, and will cause its Affiliates to, assist the Company in developing its water and wastewater management and air pollution activities in both Canada and Mexico, subject to existing contractual arrangements and taking into account the respective interests of the Company and CGE and its Affiliates. Pursuant to this arrangement, CGE will, and will cause its Affiliates to, offer the Company an active participation in any new water management investments by CGE or any of its Affiliates in the United States which are too capital-intensive for the Company to undertake on a stand-alone basis. In addition, CGE and its Affiliates and the Company will establish a privileged commercial relationship for the development of air pollution activities in Europe.

  Intercompany Accounts. CGE and Anjou have agreed that all intercompany accounts between CGE, Anjou or their Affiliates, on the one hand, and PSG, on the other hand, will be settled as of the Closing of the Investment Transaction. All amounts for money borrowed by the PSG Group from, or owed by the PSG Group to, Anjou and its affiliates as of December 31, 1993 ($8,513,000), the accrued pension liability of the PSG Group owed to Anjou and its affiliates as of December 31, 1993 ($2,200,000) and any increase in intercompany balances owed by PSG Canada to Anjou and its affiliates from December 31, 1993 through the Closing will be contributed to the PSG Group's stockholder's equity. The increase in intercompany balances owed by the PSG Group to Anjou and its affiliates from December 31, 1993 through the Closing will remain outstanding and will be evidenced by a promissory note maturing one year from the date of the Closing and bearing interest at the prime rate announced from time to time by Citibank, N.A. At least five business days prior to the closing of the Investment Transaction, Anjou will prepare and deliver to the Company a statement setting out in reasonable detail the calculation of all such intercompany account balances based on the latest available financial information, and will provide the Company upon its request with supporting documentation to verify the intercompany charges and transactions.

  Financial Undertakings. In the Letter Agreement, CGE agreed that in the event the Investment Transaction is not closed on or before June 14, 1994 and the Company has not theretofore been able to obtain up to $125,000,000 of debt financing to repay the Prudential Notes, CGE will provide any assistance and support necessary for a bank or other financial institution to provide bridge financing to the Company for up to $125,000,000 on a senior basis at a rate equal to the three-month LIBOR rate plus 325 basis points, any such loan to be repaid as promptly as practicable, but in any event within six months. CGE also agreed that, after the closing of the Investment Transaction, it will (i) provide any assistance and support necessary to enable the Company to obtain up to $125,000,000 of permanent bank debt financing on an unsecured basis to repay the Prudential Notes at an interest rate not in excess of the market rate for a seven-year fixed-rate swap against the three-month LIBOR rate plus 125 basis points with a covenant package that does not include a negative pledge restriction on the Company's assets and permits normal working capital borrowing by the Company, and (ii) co-sign on a case-by-case basis with the Company applications for letters of credit of the Company's water and wastewater management and air pollution projects, subject to approval by CGE, which CGE acknowledges could reach or exceed the level of letters of credit currently carried by the Company. See "--Background of the Investment Transaction--Letter Agreement".

  CGE currently expects to provide to AWT, after the closing of the Investment Transaction and in satisfaction of its obligations under the Letter Agreement, a seven-year revolving line of credit of up to $125,000,000 on an unsecured basis at an interest rate not in excess of the three-month LIBOR rate plus 125 basis points, with a commitment fee of 0.45% of the undrawn amount and a covenant package that does not include a negative pledge restriction on the Company's assets and permits normal working capital borrowing by the Company.

  Tax Indemnity; Other Agreements. Anjou has agreed to indemnify the Company against undisclosed tax liabilities of the PSG Group, to the extent such liabilities exceed an amount equal to the sum of $250,000 plus the amount of the reserves for taxes provided for on the books and records of the PSG Group, minus certain adjustments. In addition, in the event that CGE materially breaches any of its obligations or representations contained in the Letter Agreement or in the Investment Agreement, CGE has agreed that certain standstill provisions of the Stock Purchase Agreement dated May 13, 1990 (the "Stock Purchase Agreement") shall be reinstated for an additional three-year period from the date of the Letter Agreement. Pursuant to the Stock Purchase Agreement, CGE has agreed, for the period prior to May 13, 1995, that if it or any of its Affiliates (as such term is defined under the Securities
Act)(collectively, the "Purchaser Group")) receives a bona fide offer from an unaffiliated third party to purchase any shares of Class A Common Stock then owned by the Purchaser Group and the Purchaser Group desires to accept such offer, CGE will promptly notify the Company in writing specifying the amount of shares of Class A Common Stock proposed to be sold, the proposed purchase price therefor and the other material terms and conditions of the offer, including the proposed date of the closing for such sale. The Company may agree to purchase the shares of Class A Common Stock referred to in the notice upon notification to CGE within ten business days of receipt of the notice. CGE is not, however, obligated to notify the Company of third party offers with respect to any sales proposed to be made by it in accordance with the volume limitations specified in Rule 144(e)(1) promulgated under the Securities Act.

CERTAIN COVENANTS OF THE COMPANY, CGE AND ANJOU

  Affiliate Transactions. CGE has agreed on behalf of itself and its Affiliates that any transactions (or series of related transactions) between the Company and any of its Affiliates and CGE or any of its Affiliates will be on an arm's length basis. Any such transaction (or series of related transactions) having an aggregate value in excess of $1,000,000 and any settlement of the existing litigation between the Company and the Puerto Rico Aqueduct and Sewer Authority must be approved by a majority of the Independent Directors or a special committee thereof. The Company, CGE and Anjou have further agreed that after the Closing of the Investment Transaction, all claims by the Company against CGE or its Affiliates under the Investment Agreement (including but not limited to any purchase price adjustment for the acquisition of the PSG Group) shall be taken only by majority approval of such Independent Directors or Special Committee.

  Filings and Consents. Each of the Company, CGE and Anjou have agreed to cooperate with each other in good faith and to use their reasonable best efforts in making all required governmental filings and obtaining at the earliest practicable date all necessary approvals and consents from governmental entities and third parties.

REGULATORY REVIEW AND APPROVALS

  General. The Company and CGE are generally obligated under the Investment Agreement to make all necessary governmental filings relating to the Investment Transaction, including those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and to use their best efforts to furnish, as promptly as practicable, all information and documents requested under each of such laws and to otherwise cooperate with the applicable regulatory authorities in order to obtain all required regulatory approvals in as expeditious a manner as possible. The Company and CGE also filed a voluntary notification under the provisions of Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, as amended (the "Exon-Florio Amendment"). The regulatory review periods under the HSR Act and the Exon-Florio Amendment have expired without objection by the applicable regulatory authorities.

  There can be no assurance that the Company and CGE will be able to obtain all necessary regulatory approvals or other actions that are required to consummate the Investment Transaction. Furthermore, it is possible that any one or more of such regulatory approvals or other actions which have not yet been received or taken may impose material conditions on the Company or CGE or may be conditioned on material modifications being made to the Investment Transaction or the receipt of undertakings from the Company or CGE, which conditions, modifications or understandings could have an adverse effect on the Company. Each of the Company and CGE have agreed to use their respective best efforts to resolve such objections, if any, as the applicable regulatory authorities may assert with respect to the Investment Transaction. Subject to applicable law, if the Company's shareholders approve the Investment Agreement, the Board of Directors reserves the right, for any reason, to amend or waive any right under the Investment Agreement or any agreement relating thereto without further shareholder action and for any reason including in order to obtain receipt of necessary regulatory approvals in a timely manner.

  U.S. Antitrust Laws. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC") the closing of the Investment Transaction may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. On or about April 7, 1994, the Company and CGE filed notification and report forms under the HSR Act with the FTC and the Antitrust Division relating to the transactions contemplated by the Investment Agreement. The waiting period under the HSR Act has expired without any challenge to the Investment Transaction by the FTC or the Antitrust Division.

  At any time before or after the consummation of the Investment Transaction, notwithstanding that the waiting period under the HSR Act has expired, the Antitrust Division, the FTC or any state could take such action under U.S. antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Investment Transaction or seeking divestiture of substantial assets of the Company. Private parties may also seek to take legal action under U.S. antitrust laws under certain circumstances.

  The Exon-Florio Amendment. The Exon-Florio Amendment empowers the President of the United States to prohibit or suspend an acquisition of, or investment in, a United States company by a foreign person if the President finds, after investigation, credible evidence that the foreign person might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate and appropriate authority to protect the national security. The Exon-Florio Amendment permits parties that it might affect to voluntarily submit notification to the Chairman of the Committee on Foreign Investment in the United States ("CFIUS"). Any determination that an investigation is called for must be made within 30 days of such notice. The Company and CGE jointly notified CFIUS in writing of the transactions contemplated by the Investment Agreement on or about April 7, 1994, and the review period under the Exon-Florio Amendment has expired without any challenge to the Investment Transaction by the CFIUS.

CONDITIONS TO THE INVESTMENT TRANSACTION, TERMINATION AND EXPENSES

  Consummation of the Investment Transaction is subject to the satisfaction of the following conditions, which may not be unilaterally waived by any party:
(i) any applicable waiting period under the HSR Act relating to the Investment Transaction shall have expired or been terminated; (ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Investment Transaction; (iii) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Investment Transaction under the provisions of the Exon-Florio Amendment shall have been taken, made or obtained; and (iv) the issuance of the Securities pursuant to the Investment Agreement shall have been approved by the Company's shareholders in accordance with applicable rules and regulations of the American Stock Exchange.

  Consummation by the Company of the Investment Transaction is subject to the satisfaction of certain customary conditions as to performance by CGE and Anjou of their obligations under the Investment Agreement, the accuracy of CGE's representations and warranties, delivery of certain legal opinions, the receipt by the Company of a written opinion from Allen & Company to the effect that the Investment Transaction is fair, from a financial point of view, to the shareholders of the Company (other than CGE) and delivery to the Company of other documentation it reasonably requests. Any of these conditions may be waived by the Company.

  Consummation by CGE and Anjou of the Investment Transaction is also subject to the satisfaction of certain customary conditions as to performance by the Company of its obligations under the Investment Agreement, the accuracy of the Company's representations and warranties, delivery of certain legal opinions, and delivery to CGE and Anjou of other documentation it reasonably requests. Any of these conditions may be waived by either CGE or Anjou.

  The Investment Agreement may be terminated at any time prior to the closing of the Investment Transaction:

    (i) by mutual written agreement of the Company, CGE and Anjou;

    (ii) by either CGE or the Company if the closing of the Investment Transaction shall not have been consummated on or before September 1, 1994;

    (iii) by either CGE or the Company if there shall be any law or regulation that makes consummation of the Investment Transaction illegal or otherwise prohibited or if consummation of the Investment Transaction would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

    (iv) by CGE if the Company has caused to be duly called and held a meeting of its shareholders as required by Section 6.4 of the Investment Agreement and at such meeting the requisite number of votes were not obtained to approve the issuance of the Securities pursuant to the Investment Agreement under applicable law.

  The party desiring to terminate the Investment Agreement shall give notice of such termination to each other party.

  If the Investment Agreement is terminated as permitted above, such termination shall be without liability of any party unless such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant of the Investment Agreement or from a willful breach by any of CGE, Anjou or the Company.

  Upon a termination of the Investment Agreement, most of the Company's obligations under the Investment Agreement will cease except that CGE's registration rights as described above will continue for so long as CGE owns Securities. All costs and expenses incurred in connection with the Investment Agreement and the Investment Transaction will be paid by the party incurring such cost or expense.

USE OF PROCEEDS

  It is anticipated that the net proceeds to be received by the Company from the Investment Transaction will be applied toward the reduction of certain outstanding indebtedness. In particular, the Company will utilize the net proceeds to repay its 11.18% $100,000,000 principal amount Senior Notes to The Prudential Insurance Company of America and a portion of its outstanding borrowings under its existing credit facility with the First National Bank of Chicago. See Notes to Unaudited Pro Forma Combined Condensed Financial Statements. There can be no assurance that the Company will be successful in its efforts to utilize the proceeds from the Investment Transaction in a manner that contributes to the profitable growth of the Company's business.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE INVESTMENT TRANSACTION

  The following is a summary of certain federal income tax consequences to the Company arising from the Investment Transaction and related transactions. The summary is based on advice of counsel, but no ruling has been sought and there can be no assurance that the Internal Revenue Service will take a similar view of such consequences. Further, this discussion does not address all aspects of taxation of the Investment Transaction.

  Gain or Loss to Company on Issuance of Securities. Neither the issuance by the Company of the Series A Preferred Stock for cash consideration nor the issuance by the Company of its Class A Common Stock in consideration of the acquisition of PSG and PSG Canada will result in taxable gain or loss to the Company.

  Limitation on Use of Net Operating Losses. As of its taxable year ended October 31, 1993, the Company had net operating losses ("NOLs") available for carryforward for federal income tax purposes of approximately $75 million. Under section 382 of the Internal Revenue Code of 1986 (the "Code"), if the Company undergoes an "ownership change" (as defined below), the Company's ability to use its pre-ownership change NOLs (i.e., NOLs accrued through the date of the ownership change) is limited to an annual amount equal to the product of (i) a statutory rate prescribed monthly by the Treasury Department (5.42% for April 1994) and (ii) the value of the Company's outstanding stock immediately before the ownership change (excluding certain capital contributions). Any allowable portion of the pre-ownership change NOLs that is not used in a particular taxable year following the ownership change can be carried forward to subsequent taxable years until the NOLs expire, usually 15 years after they are generated.

  Generally, an ownership change occurs if the percentage of the value of the Company's stock owned by one or more statutorily-defined "5-percent shareholders" has increased by more than 50 percentage points over the lowest percentage of that value owned by those 5-percent shareholders at any time during a "testing period," which is generally the shorter of the three-year period preceding the ownership change or the period following the most recent prior ownership change.

  The Company believes that it is likely that the Investment Transaction will result in an ownership change as a consequence of the resulting significant increase in Company stock ownership by CGE and Anjou when combined with previous shifts in ownership of Company stock. If so, the Company believes that its ability to use its NOL's will be limited to approximately $14 million per year, based on the current statutory rate and value of Company stock.

  Tax-free Treatment of Merger and Exchange. The acquisition of PSG by merger and the exchange of PSG Canada shares for shares of Class A Common Stock are intended to qualify as a tax-free reorganization under the Code. In connection therewith, the Company has made certain representations and has agreed to refrain from taking actions which would jeopardize such tax-free treatment to Anjou. The Company has agreed to indemnify Anjou if the Company takes any such action and tax liability to Anjou results therefrom.

  Nondeductibility of Certain Payments Related to Change-in-Control. Section 280G of the Code prohibits a deduction for certain payments to, inter alia, an officer of the Company if the payments are contingent on a "change in ownership or effective control" within the meaning of that section. The Company believes that it is likely that approximately $4.2 million of the payments and arrangements for the benefit of Mr. Beck described above (see "Executive Compensation and Other Information--Employment Contracts and Termination and Change-in-Control Arrangements") will therefore be nondeductible.

              INFORMATION CONCERNING CGE, ANJOU AND THE PSG GROUP

COMPAGNIE GENERALE DES EAUX

  Information About CGE's Business. The following information has been provided by CGE to the Company expressly for use herein. The Company has not independently verified such information.

  CGE is a publicly traded French company, with a current market value of approximately $13 billion and fiscal year 1993 total revenues of approximately $25 billion. CGE and its subsidiaries are a diversified group of local service companies primarily engaged in providing a comprehensive range of public, institutional and industrial service needs for water and wastewater treatment, waterworks construction, waste management, building and construction, communications and healthcare services. In France, CGE, together with its subsidiaries, is one of the nation's largest cable broadcasters and cellular telephone network operators and one of the leading managers of private health clinics and parking lots. CGE's principal business and office address is 52 rue d'Anjou, 75384 Paris Cedex 08, France.

  Beneficial Ownership of Class A Common Stock by CGE. Following its acquisition of 500,000 shares of Class A Common Stock upon the execution of the Letter Agreement on March 18, 1994, CGE held 6,203,475 shares of the Company's Class A Common Stock, representing 24.5% ownership and voting interest in the Company. Upon closing of the Investment Transaction, CGE will own approximately 48% of the outstanding voting securities of the Company. The percentages are based on the number of outstanding shares of Class A Common Stock as of the Record Date.

ANJOU INTERNATIONAL COMPANY

  Anjou is a Delaware corporation and wholly-owned subsidiary of CGE. Anjou functions as a holding company for CGE's United States subsidiaries. Anjou is the record owner of all of the outstanding shares of PSC Professional Services Group, Inc. and 2815869 Canada, Inc. (collectively, the "PSG Group").

THE PSG GROUP

  Since its acquisition in 1981, PSG has been a wholly-owned subsidiary of Anjou International Company and an indirect wholly-owned subsidiary of CGE. PSG was originally incorporated in Minnesota in 1944, and since 1978 PSG has been operating, maintaining and managing water and wastewater treatment facilities, sludge and biosolid waste disposal programs and public works projects, and providing operations assistance primarily to municipal entities and also to industrial entities. In the following description, references to the PSG Group are intended, where appropriate, to include PSG Canada.

 SERVICES

  Operations and Maintenance Services. The PSG Group provides its clients with complete services for the operations, maintenance and management of treatment facilities in the various water and wastewater, and sludge and biosolid waste management markets. These services range from assisting owners and operators in addressing individual operating needs to the assumption by the PSG Group of complete responsibility for operating complex treatment facilities. The PSG Group does not, however, own any treatment facilities. The PSG Group believes that it is one of the leaders in providing operations, maintenance and management services for water and wastewater treatment facilities, and sludge and biosolid waste management services, particularly in the area of large municipal waste treatment systems.

  Water Supply and Wastewater Treatment Services. The PSG Group provides operations, maintenance and management services for water supply and wastewater treatment facilities, primarily for cities, municipalities and other local governmental entities. Under each of the PSG Group's contracts, the client owns the water supply or wastewater treatment facilities and subcontracts to the PSG Group, for a fixed annual fee, the provision of staff, supervision and management for the operations, maintenance and management of the facilities. In addition, as contract operator, the PSG Group is responsible for the efficient operation and maintenance of the facilities, for maintaining compliance with federal, state and local regulations, and for fulfilling all relevant reporting requirements with respect to the facilities.

  Examples of water treatment facilities which the PSG Group operates include Newark, NJ; Brockton, MA; Plaquemines Parish, LA; and Pikeville, KY. The PSG Group's wastewater treatment facility contracts include Ottawa, Canada; New Orleans, LA; Oklahoma City, OK; and Sioux City, IA.

  Sludge and Biosolid Waste Management Services. The PSG Group has extensive experience in planning and implementing large sludge and biosolid waste management plans. In addition to managing all of the sludge and biosolid waste disposal programs under the PSG Group's wastewater treatment facility contracts, the PSG Group has been engaged by clients to assist in the management and disposal of sludge and biosolid waste generated as a byproduct of the wastewater treatment process. The PSG Group is experienced in planning and implementing alternative technologies and facilities for sludge and biosolid waste management, including waste minimization programs, landfills, incinerators, composting and land application as fertilizers and soil nutrients.

  Public Works. The PSG Group provides a full range of public works services under contract to small towns, villages and municipalities, including: meter reading, sanitation services, street maintenance, customer billing, and parks and grounds maintenance. The PSG Group has, and is able to provide clients with, computer software which schedules and tracks maintenance duties for public works projects. These services are typically provided by PSG under operation, maintenance and management contracts with a municipality's public works department for a fixed annual fee. These contracts typically result in lower costs and reduced administrative burdens for a municipality's personnel.

  Composting. The PSG Group has extensive experience in operating and maintaining composting facilities and effectively controlling and reducing offensive odors. Solid waste composting, along with recycling and source reduction, is utilized by local governments as a means of reducing landfills. In a composting facility, the non-decomposable waste is removed, and the organic waste is shredded and then efficiently broken down in the composting process, by naturally occurring micro-organisms, in which moisture content, aeration and temperature of the organic waste is controlled so as to accelerate the biological decomposition. Through further processing, composting produces a fine humus-like soil product which is sold or otherwise disposed of as a soil fertilizer or mulch. The PSG Group's management believes that composting is an expanding market and has positioned the PSG Group to increase its business in this market segment.

  Consulting Services. The PSG Group has expertise in and provides consulting services for assessing project designs, operations problems, developing operations and maintenance manuals, and training municipal employees. The PSG Group's largest consulting project is for Kaiser Engineers, program manager for the metropolitan sanitary district in Boston, for consulting work on the Boston Harbor cleanup. This consulting project began in 1984 and currently expires in 1995.

  Collection Systems Services. The PSG Group has provided television inspection, cleaning and mapping services for wastewater collection systems and has had experience in providing such services for more than 2,000 wastewater collection systems throughout the United States. In addition, PSG is responsible for the operation, maintenance and management of wastewater collection systems as part of its contracts with several wastewater treatment facilities.

  Pumping Stations. The PSG Group operates approximately 365 pumping stations through full service operations and maintenance contracts.

 MARKETS AND CUSTOMERS

  The PSG Group markets its services primarily to municipal customers throughout the United States, Canada and Puerto Rico. Operations, maintenance and management contract revenues constitute about 97% of the PSG Group's total revenues. The balance of revenues is derived from the PSG Group's consulting services. Industrial clients account for less than 1% of the PSG Group's total revenues. In fiscal year 1993 the largest single contract, the Oklahoma City wastewater treatment facility contract, accounted for 12.2% of total revenue, down from 14.8% in fiscal year 1992. This decreased percentage was due to the increase in total revenues during fiscal year 1993.

  The PSG Group's contracts are generally for terms of 3 to 5 years with provisions for renewal. The contracts generally provide for fixed annual fees, payable monthly. The PSG Group's client relationships are generally long term and have been excellent. New client relationships are developed largely through personal contact with public officials. A Client Development staff is maintained on a regional basis to develop new business.

  New projects are acquired through competitive bidding for contracts, in which selection is based on the bidder's qualifications and price. Based on the number and size of municipal water and wastewater treatment facilities known to be operated under contract by private firms, the PSG Group believes that it is the largest provider of operations, maintenance and management services for municipal water and wastewater facilities in the United States. The PSG Group operates approximately 70 water and wastewater facilities, processing in excess of 600 million gallons per day.

  The PSG Group has experienced no difficulty in obtaining raw materials used in its operations and relies on a broad range of suppliers, the loss of any of which would not have a material adverse effect on the PSG Group's business.

 BACKLOG

  As of December 31, 1993 total backlog for the PSG Group was approximately $306,528,000 as compared to approximately $286,316,000 as of December 31, 1992. The total backlog at December 31, 1993 represents work for which the PSG Group has entered into a signed agreement or purchase order with respect thereto or has received an order to proceed with work up to a specified dollar amount. Of this amount, the PSG Group estimates that approximately $80,093,000 represents work which will be completed in the next 12 months. Additionally, the PSG Group's current estimate of work for which the PSG Group has been notified that it has been chosen for a contract is approximately $2,300,000. Backlog amounts have historically resulted in revenues; however, no assurance can be given that all amounts included in backlog will ultimately be realized, even if covered by written contracts or work orders. Most of the PSG Group's long-term contracts contain escalation provisions designed to protect the PSG Group against increases in electric unit costs and repair and replacement costs. The PSG Group's total backlog as of December 31, 1993 and 1992 include approximately 87% and 85%, respectively, of work to be performed for municipal agencies.

 COMPETITION

  The PSG Group faces substantial competition in each market in which it operates. The PSG Group competes primarily on its operations, maintenance and management experience, its prices and its expertise and ability to aid the client in finding creative, cost-effective solutions to client problems. The PSG Group also relies upon its experience and trade name, "PSG" in the water, wastewater, sludge and biosolid waste management, composting, public works and operations consulting fields. Many companies compete in the PSG Group's markets and no assurance can be given that other companies, some of which may have greater resources than the PSG Group, will not enter the PSG Group's markets.

  Clients of the PSG Group's water and wastewater and other services are primarily municipal governmental entities and typically award contracts on the basis of qualifications and price. In obtaining treatment facility operations contracts, technical qualifications are required; however, price is generally a key determining factor. Treatment facility operations agreements are generally for three to five-year periods, with various renewal options up to five years in duration, and contain certain escalation provisions for inflation.

 REGULATION

  There is significant environmental regulation at the federal, state and local levels which impacts the business and operations of the PSG Group. Many of these regulatory regimes, such as the federal Clean Water Act and the federal Safe Drinking Water Act, impose substantial and costly technical requirements on municipalities and other potential PSG Group customers. Other laws impose licensing, cleanup and other requirements on persons who treat, handle or dispose of solid and hazardous wastes. In addition to potentially providing business opportunities for the PSG Group, these laws often impose liability on operators of facilities similar to those operated by the PSG Group. The liability is often strict and joint and several, which may lead to potential liability to the PSG Group for non-compliance with environmental laws or for cleanup of hazardous waste that may exist at facilities operated by the PSG Group. A brief description of a few of the relevant federal laws follows.

  The Safe Drinking Water Act of 1974 sets drinking water contamination levels, defines contaminants which may cause adverse health effects and establishes criteria for the operation of water supply facilities. All public water systems are subject to the terms of this Act, which requires significant reporting, sampling, record keeping and public notification requirements.

  The Federal Water Pollution Control Act of 1972 (the "Clean Water Act") establishes standards, permits and enforcement procedures relating to the discharge of pollutants from industrial and municipal wastewater sources. Industries which discharge into public sewer systems are subject to stringent controls, inspections, monitoring and testing requirements and require facilities which can adequately treat the waste water prior to discharge.

  The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") imposes liability, regardless of fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a "hazardous substance" into the environment. These persons include the current or previous owner or operator of a site and companies that disposed or arranged for the disposal of the hazardous substances found at a site. CERCLA also authorizes the Environmental Protection Agency and, in some cases, private parties to take actions in response to threats to the public health or the environment and to seek recovery of the costs incurred from other responsible persons. In the course of its operations, the PSG Group operates sites which may become subject to a CERCLA cleanup. Because CERCLA liability is strict, and joint and several, the PSG Group may become wholly responsible for any potential costs of removal or remediation and for any injury to natural resources at the landfills, waste treatment or management facilities, composting facilities or other sites it operates.

 BONDING

  The PSG Group is often required to procure bid, performance, material and labor bonds from surety companies, particularly for clients in the public sector. The PSG Group has been able, through Anjou, to provide all required bonds. Anjou is required to indemnify surety companies providing bid and performance bonds for any payments the sureties are required to make under the bonds. In connection with the proposed acquisition of the PSG Group by AWT, arrangements will be made to replace the existing outstanding surety bonds with surety bonds issued under AWT's surety bond facilities. AWT expects that it will be able to replace such surety bonds at commercially reasonable rates.

 INSURANCE

  The PSG Group currently maintains through Anjou different types of insurance, including Workers' Compensation, commercial liability, automobile liability, property insurance, boiler and machinery, fidelity insurance, fiduciary liability, employment practices liability and foreign property and liability insurance.

  The PSG Group believes that it presently maintains adequate insurance coverage for all of its present operational activities, except that, like other companies in its industry, the PSG Group has been limited in obtaining additional environmental liability insurance due to drastic increases in the cost of such coverage caused by aggressive federal enforcement of federal environmental regulations and legal decisions adverse to the insurance industry.

  A successful claim or claims in an amount in excess of the PSG Group's insurance coverage or for which there is no coverage could have a material adverse effect on the PSG Group; however, the PSG Group's management believes that insurance for company operations and other exposures has always been adequate to cover any reasonable contingency.

  As part of the proposed acquisition of the PSG Group by AWT, it is anticipated that the PSG Group's existing insurance coverage, which is provided through Anjou, will be replaced by insurance provided through AWT.

 PATENTS AND TRADEMARKS

  The PSG Group is neither the holder nor licensee of any significant patent, trademark or service mark relevant to the conduct of its business.

 EMPLOYEES

  As of February 28, 1994, the PSG Group had approximately 904 full-time employees, of which 138 employees are represented by various unions under several contracts. The PSG Group considers relations with the unions and its employees to be good.

 PROPERTIES

  The PSG Group believes its facilities are suitable and adequate for its current operations and administrative needs. The principal properties of the PSG Group are as follows:

                                          APPROXIMATE SQUARE     LEASE
LOCATION                     FUNCTION       FOOTAGE OWNED    FOOTAGE LEASED   EXPIRATION
- - --------                 ---------------- ------------------ -------------- --------------
Houston, TX............. Corporate Office                        13,812               1998
Houston, TX............. Land                 4.23 Acres
Houston, TX............. Warehouse                                1,800               1995
Toronto, Canada......... Regional Office                            300               1994
Providence, RI.......... Regional Office                          1,250               1994
Nolensville, TN......... Regional Office                          1,100     Month-to-Month
Knoxville, TN........... Regional Office                            642               1994
San Mateo, CA........... Regional Office                            250     Month-to-Month
New Orleans, LA......... Regional Office                            500               1995
St. Paul, MN............ Regional Office                            500               1994

  Most of the regional offices are utilized for client development staff. The PSG Group operates and provides services from approximately 50 project facilities, all of which are owned by the PSG Group's clients.

 LEGAL PROCEEDINGS

  In the normal course of its business, the PSG Group is involved in various civil litigation and arbitration matters which, if concluded against the interests of the PSG Group, would not in the opinion of the PSG Group management have a material adverse impact on the PSG Group's financial condition or ability to engage in the normal conduct of its business.

                         SELECTED FINANCIAL DATA OF AWT

  The following table presents selected historical financial data for AWT as of, and for the five fiscal years ended October 31, 1993 and the three-month periods ended January 31, 1994 and 1993 and selected pro forma financial data for the year ended October 31, 1993 and for the three months ended January 31, 1994. The data as of, and for the five fiscal years ended October 31, 1993, are derived from the consolidated financial statements of AWT audited by Arthur Andersen & Co. The financial statements for the three-month periods ended January 31, 1994 and 1993 are unaudited. In the opinion of AWT's management, all adjustments, including normal recurring adjustments, necessary for a fair presentation of the financial statements for the three-month periods, have been reflected therein. All information contained herein should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and notes thereto of AWT as included in the Company Annual Report on Form 10-K for its fiscal year ended October 31, 1993 and quarterly report on Form 10-Q for the fiscal quarter ended January 31, 1994, which are being delivered to shareholders together with this Proxy Statement and the "Unaudited Pro Forma Combined Condensed Financial Statements" included elsewhere in this Proxy Statement. Operating results for the three-month period ended January 31, 1994 are not necessarily indicative of the results that may be expected for the full year.

                              THREE MONTHS ENDED
                                  JANUARY 31                       FISCAL YEARS ENDED OCTOBER 31,
                          ----------------------------  ----------------------------------------------------------
                                      1994                          1993
                                      PRO                           PRO
                            1994    FORMA(7)    1993      1993    FORMA(7)    1992    1991(1)   1990(2)   1989(2)
                          --------  --------  --------  --------  --------  --------  --------  --------  --------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Sales...................  $132,227  $155,244  $161,099  $630,377  $707,977  $672,949  $620,129  $581,244  $586,053
Cost of sales...........   106,211   122,898   119,132   453,898   509,394   495,292   461,544   418,772   456,150
Selling, general and
 administrative
 expenses...............    34,669    40,369    33,348   139,047   157,970   153,801   146,992   119,822    95,199
Amortization of
 goodwill...............     1,719     2,078     1,708     6,835     8,321     6,745     6,183     5,577     5,334
PRASA litigation(3).....       --        --        --        --        --      7,000       --        --        --
Restructuring charge(4).       --        --        --        --        --        --     16,000       --        --
Provision for asset
 valuation(5)...........    17,300    17,300       --        --        --        --        --        --        --
Operating income (loss)
 from continuing
 operations.............   (27,672)  (27,401)    6,911    30,597    32,292    10,111   (10,590)   37,073    29,370
Interest income.........       393       507       157       852     1,328     1,335     2,563     5,315     3,119
Interest expense........    (6,304)   (5,052)   (6,111)  (24,589)  (19,977)  (22,680)  (21,429)  (33,283)  (37,188)
Other income (expense),
 net(6).................      (745)     (747)     (474)   (2,218)   (2,254)   (1,712)     (932)    2,093     6,668
Income (loss) from
 continuing operations
 before income taxes,
 minority interest and
 extraordinary item.....   (34,328)  (32,693)      483     4,642    11,389   (12,946)  (30,388)   11,198     1,969
Provision for income
 taxes..................       (22)       89       121        68       522       819     1,482     5,853     5,176
Minority interest.......      (138)     (138)       83        21        21       265       (90)    2,532     2,101
Income (loss) from
 continuing operations
 before extraordinary
 item...................   (34,168)  (32,644)      279     4,553    10,846   (14,030)  (31,780)    2,813    (5,308)
Discontinued operations.    (3,229)      N/A       100   (10,108)      N/A     3,994     5,885     3,692     2,089
Extraordinary item......       --        --        --        --        --        --        --    (26,490)    2,144
Net income (loss).......  $(37,397)      N/A  $    379  $ (5,555)      N/A  $(10,036) $(25,895) $(19,985) $ (1,075)
Earnings (loss) per
 share from continuing
 operations before
 extraordinary item.....  $  (1.38) $  (1.05) $    .01  $    .18  $    .24  $   (.56) $  (1.41) $    .15  $  (1.04)
 Discontinued
  operations............  $   (.13)      N/A  $    .01  $   (.40)      N/A  $    .16  $    .26  $    .20  $    .17
 Extraordinary item.....  $    --        N/A  $    --   $    --        N/A  $    --   $    --   $  (1.41) $    .17
Earnings (loss) per
 share..................  $  (1.51)           $    .02  $   (.22)           $   (.40) $  (1.15) $  (1.06) $   (.70)
Weighted average shares
 outstanding............    24,818    31,818    24,823    24,815    31,815    24,812    22,437    18,854    12,357

                             JANUARY 31, 1994            FISCAL YEARS ENDED OCTOBER 31,
                          ----------------------- --------------------------------------------
                          HISTORICAL PRO FORMA(7)   1993     1992     1991     1990     1989
                          ---------- ------------ -------- -------- -------- -------- --------
BALANCE SHEET DATA:
Working capital.........   $ 64,917    $134,033   $101,921 $113,339 $127,766 $176,544 $ 70,013
Total assets............    584,380     693,148    602,035  613,819  596,429  593,142  473,017
Goodwill................    235,283     292,510    237,002  242,149  245,875  212,143  206,289
Total long-term debt....    221,738     246,738    222,456  221,975  224,669  225,179  253,272
Stockholders' equity(8).    173,033     282,936    210,314  216,447  225,785  200,922   55,192

- - --------
(1) On October 31, 1991, the Company completed a merger ("Merger") with Metcalf & Eddy. See Note (2) of the Notes to Consolidated Financial Statements of the Company included in the Company's 1993 Annual Report on Form 10-K being delivered to shareholders together with this Proxy Statement for the respective pro forma effect of the Merger on earnings (loss) per share.
(2) On June 25, 1990, Metcalf & Eddy issued approximately 207,000 Shares of its Common Stock in connection with the acquisition of Petrolgroup, Inc. ("PIECO"). On July 7, 1989, the Company sold 850,000 shares of Metcalf & Eddy Common Stock in a public offering. As a result of these transactions, the Company's ownership in Metcalf & Eddy was reduced to approximately 82%. On a pro forma basis, assuming these transactions had occurred as November 1, 1988, minority interest in affiliates would have increased $130,000 and $757,000 for the fiscal years ended October 31, 1990 and 1989, respectively. The resulting pro forma net income (loss) before extraordinary item would have been $2,863,000 and ($6,065,000) for the fiscal years ended October 31, 1990 and 1989, respectively. During 1991, the Company's ownership percentage remained unchanged until October 31, 1991 when the Company completed its Merger with Metcalf & Eddy.
(3) See Note (15) of the Notes to Consolidated Financial Statements of the Company included in the Company's 1993 Annual Report on Form 10-K being delivered to shareholders together with this Proxy Statement.
(4) See Note (2) of the Notes to Consolidated Financial Statements of the Company included in the Company's 1993 Annual Report on Form 10-K being delivered to shareholders together with this Proxy Statement.
(5) See Note (3) of the Notes to Consolidated Financial Statement of the Company included in the Company's Quarterly Report on Form 10-Q for the Quarter ended January 31, 1994 being delivered to shareholders together with this Proxy Statement.
(6) Includes gains of $2,776,000 and $7,001,000 in 1990 and 1989, respectively, on the sale/issuance of approximately 1% and 6% in 1990 and 1989, respectively, of Metcalf & Eddy Common Stock.
(7) See Unaudited Pro Forma Combined Condensed Financial Statements included elsewhere in this Proxy Statement.
(8) As of January 31, 1994, net tangible book value per share amounted to $(3.19) on a historical basis and $(.83) on a pro forma basis.

            SELECTED HISTORICAL COMBINED FINANCIAL DATA OF PSG GROUP

  The following table presents selected historical combined financial data for the PSG Group as of, and for the five fiscal years ended, December 31, 1993 and the three-month periods ended March 31, 1994 and 1993. The data as of December 31, 1993 and 1992, and for the three years in the period ended December 31, 1993, are derived from the combined financial statements of the PSG Group audited by Arthur Andersen & Co. The financial data as of December 31, 1991, 1990, and 1989, for the two years in the period ended December 31, 1990, and the three month periods ended March 31, 1994 and 1993 is unaudited. In the opinion of the PSG Group's management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of those financial statements, have been reflected therein. All information contained herein should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the combined financial statements and notes thereto of the PSG Group as included in this Proxy Statement.

                         THREE MONTHS ENDED
                              MARCH 31,               YEARS ENDED DECEMBER 31,
                         --------------------  -------------------------------------------
                           1994       1993      1993     1992     1991     1990     1989
                         ---------  ---------  -------  -------  -------  -------  -------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
 INCOME STATEMENT DATA:
 Sales.................. $  23,017  $  18,623  $77,600  $62,140  $47,484  $36,809  $25,055
 Cost of sales..........    19,679     15,846   65,586   52,351   40,919   32,158   21,448
 Selling, general and
  administrative
  expenses..............     2,708      2,185    8,833    7,355    4,930    3,813    2,935
 Amortization of
  goodwill..............        33         58      166      220      231      218      143
 Operating income from
  continuing operations. $     597  $     534  $ 3,015  $ 2,214  $ 1,404  $   620  $   529
 Interest income........       114        102      476      380    1,138      476      271
 Interest expense.......      (138)      (141)    (516)    (591)  (1,148)    (941)    (352)
 Other income (expense),
  net...................        (2)       (23)     (36)     105      --        69      (51)
 Income before income
  taxes................. $     571  $     472  $ 2,939  $ 2,108  $ 1,394  $   224  $   397
 Provision for income
  taxes.................       256        205    1,275      939      691      196      190
 Income from continuing
  operations............ $     315  $     267  $ 1,664  $ 1,169  $   703  $    28  $   207
 Cumulative effect of
  accounting changes....       --          78       78      --       --       --       --
 Net income............. $     315  $     345  $ 1,742  $ 1,169  $   703  $    28  $   207
                              MARCH 31,                     DECEMBER 31,
                         --------------------  -------------------------------------------
                           1994       1993      1993     1992     1991     1990     1989
                         ---------  ---------  -------  -------  -------  -------  -------
 BALANCE SHEET DATA:
 Total assets........... $  29,177  $  26,187  $28,444  $26,202  $23,069  $22,466  $13,314
 Total long-term debt...     8,372      9,472    8,472    9,172   11,486   14,204    9,500
 Stockholder's equity...     4,486      2,710    4,183    2,460    1,151      448      420

         PSG GROUP'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  Since 1978 the PSG Group has operated, maintained and managed water and wastewater treatment facilities, sludge and biosolid waste disposal programs and other public works contracts. While the PSG Group does have industrial clients, municipal clients represent 99% of the PSG Group's business revenues.

DEPENDENCY ON KEY PROJECTS

  Over the last five years, the PSG Group's dependence on key projects has significantly diminished. During fiscal year 1993, the PSG Group's largest revenue project (Oklahoma City) provided 12.2% of the PSG Group's total revenues, compared to 14.8% of total revenues during fiscal year 1992 and 19.2% of total revenues during fiscal year 1991, and down from 40% of total revenues during fiscal year 1988. The following table summarizes the contributions of projects which contributed over 5% of the PSG Group's total revenues during fiscal year 1993:

      Oklahoma City, OK................................................... 12.2%
      New Orleans, LA.....................................................  8.9%
      Brockton, MA........................................................  7.2%
      Ottawa, Canada......................................................  6.9%
      Plaquemines Parish, LA..............................................  6.6%
      Cranston, RI........................................................  5.5%

  The remaining 42 clients of the PSG Group accounted for 52.7% of the PSG Group's total revenues during fiscal year 1993.

RESULTS OF OPERATIONS

  FISCAL YEAR 1993 COMPARED TO FISCAL YEAR 1992. Sales of $77,600,000 for the fiscal year ended December 31, 1993 reflected a 24.9% increase from $62,140,000 in the prior year. The increase in sales was attributable to new contracts and contract amendments obtained in mid to late 1992 and from new contracts and amendments initiated in 1993 which included the facilities at Newark, NJ, Wakulla County, FL, Boston, MA and Moore, OK. New projects and contract scope changes increased the PSG Group's annual revenues by approximately $8,380,000 during fiscal year 1993.

  With the exception of the Boston Harbor contract, the above were all new contracts which have an initial term of five years. The Boston Harbor contract, a consulting project which is due to be completed by December 1995, is listed as a result of an amendment which expanded the scope of the contract.

  Gross profits of $11,848,000 for fiscal year 1993 were $2,279,000 above fiscal year 1992. Cost of Sales as a percentage of sales did not change materially between fiscal years 1992 and 1993. The Company's gross profit as a percentage of sales increased slightly to 15.4% during 1993 from 13.3% in 1992 due to the reduction of goodwill related to the PSG Group's sales of the package plant operation in Florida.

  Selling, general and administrative ("SG&A") expenses of $8,833,000 for fiscal year 1993 increased $1,478,000 from $7,355,000 in the prior fiscal year. As a percentage of sales SG&A expenses decreased slightly to 11.38% for fiscal year 1993 from 11.84% in fiscal year 1992. The dollar increase in SG&A expenses during fiscal year 1993 was due to planned increases in staff, marketing support and equipment and supplies necessary to support continued growth. Increased expenses for marketing support represented $755,000 of the increase over fiscal year 1992 and is due to continued investment in new business development.

  Operating income of $3,015,000 during fiscal year 1993 increased by $801,000, or 36.2%, from fiscal year 1992 as a result of increased gross profits, which more than offset the higher SG&A expenses.

  Interest expense was attributable to interest paid on the PSG Group's revolving note owed to its parent company, Anjou. Interest expense in fiscal year 1993 totaled $516,000 compared to $591,000 in fiscal year 1992. The reduction in interest expense was due to a reduction in the average monthly balance on the revolving note from $9,215,000 during fiscal year 1992 to $8,613,000 during fiscal year 1993 and to a slightly lower average interest rate. The average interest rate on the revolving note was 6% per annum during fiscal year 1993 and 6.25% per annum during fiscal year 1992.

  FISCAL YEAR 1992 COMPARED TO FISCAL YEAR 1991. Sales of $62,140,000 for the fiscal year 1992 reflected a 30.8% increase from $47,484,000 during fiscal year 1991. The increase in sales was attributable to new contracts, principally for water and wastewater treatment facilities, at New Orleans, LA, Ottawa, Canada, and Plaquemines Parish, LA. New projects accounted for $10,480,000 of the increase in the PSG Group's sales during fiscal year 1992. All of the new contracts had an initial term of five years.

  Gross profits of $9,569,000 for fiscal year 1992 were $3,235,000 above gross profits in fiscal year 1991. Cost of Sales increased $11,421,000 in fiscal year 1992 due to higher sales volumes. However, gross margins on sales improved from 13.3% during fiscal year 1991 to 15.4% during fiscal year 1992. The main reason for the increase in gross profits on sales during fiscal year 1992 was the improved gross profits at the PSG Group's package plant operation in Florida. In May 1993, the PSG Group sold substantially all the assets of the package plant operation in Florida.

  Selling, general and administrative expenses of $7,355,000 during fiscal year 1992 increased by $2,425,000 from fiscal year 1991. As a percentage of sales SG&A expenses increased from 10.38% in fiscal year 1991 to 11.84% in fiscal year 1992. The principal reasons for the increase, other than the increase in sales volumes during fiscal year 1992, were increased expenses of approximately $300,000 on improving training, safety, marketing and computer software at the head office, to improve the PSG Group's level of performance and to prepare for anticipated future growth; increased expenses attributable to marketing efforts for large municipal contracts which were considered strong sales prospects for the future of approximately $350,000; and legal expenses with respect to the settlement of several lawsuits of approximately $150,000.

  Operating income of $2,214,000 during fiscal year 1992 increased by $810,000, or 57.6%, from fiscal year 1991 as a result of increased gross profits, which were partially offset by the increase in selling, general and administrative expenses.

  Interest expense was attributable to interest paid on the PSG Group's revolving note owed to its parent company Anjou. Interest expense in fiscal year 1992 totaled $591,000 compared to $1,148,000 in fiscal year 1991. This reduction in interest expense was due to a reduction in the average monthly balance on the revolving note from $12,935,000 during fiscal year 1991 to $9,215,000 during fiscal year 1992 and due to lower interest rates. The average interest rate on the revolving note was 6.25% per annum during fiscal year 1992 and was 8.46% per annum during fiscal year 1991.

  FIRST QUARTER 1994 COMPARED TO FIRST QUARTER 1993. Sales of $23,017,000 for first quarter 1994 increased 23.5% from $18,623,000 in first quarter 1993. The increase in sales was attributable to new contracts and contract amendments obtained between March 1, 1993 and March 31, 1994. During this period new contracts were initiated at facilities in Newark, NJ, Wakulla County, FL, Moore, OK and Humacao, PR. Revenue increases also resulted from amendments to existing contracts for changes on the Hawaii Kai, Plaquemines Parish, LA and the Boston Harbor projects.

  Gross profits of $3,305,000 for first quarter 1994 were $586,000 above first quarter 1993. The increase in gross profits is attributable to the increase in sales. Gross margin at 14.4% for the first quarter 1994, was slightly below the 14.6% for the first quarter 1993 due to lower negotiated gross profits on some of the more recent new contracts.

  Selling, general and administrative ("SG&A") expenses of $2,708,000 for first quarter 1994 increased $523,000 from $2,185,000 in first quarter 1993. As a percentage of sales, SG&A was 11.8% for first quarter 1994 compared to 11.7% for first quarter 1993. The dollar increase in SG&A expenses between quarters is primarily related to salary increases effective in January 1994, additional staff needed to support the growth of the company with additional administration and marketing personnel, increased depreciation, increased supplies and increased marketing expenses due to greater expenditures required to capitalize on expanding new business opportunities.

  The changes discussed above resulted in operating income of $597,000 during first quarter 1994 representing an increase of $63,000, or 11.8% from first quarter 1993.

  The provision for income taxes for first quarter 1994 increased because of the overall increase in pre-tax income.

LIQUIDITY AND CAPITAL RESOURCES

  Historically, the PSG Group's liquidity to support its working capital requirements was obtained from cash flows from continuing operations and from a revolving note facility (the "revolving note") with Anjou, the PSG Group's parent company. Working capital requirements of the PSG Group which are in excess of internally generated funds have been financed by funds drawn under the revolving note. At the end of fiscal year 1993, the outstanding balance on the revolving note was $8,472,000, a reduction of $700,000 from the outstanding balance of $9,172,000 at the end of fiscal year 1992. The outstanding balance on the revolving note at the end of fiscal year 1992 was $1,953,000 lower than the balance of $11,125,000 at the end of fiscal year 1991. At March 31, 1994, the outstanding balance on the revolving note was approximately $8,372,000. The cash flows required to reduce the revolving note were derived from continuing operations.

  As part of the proposed acquisition of the PSG Group by AWT, the then outstanding balance on the revolving note at the time of the acquisition will be contributed to the PSG Group's shareholder's equity by Anjou.

  FISCAL YEAR 1993 COMPARED TO FISCAL YEAR 1992. Cash provided from operating activities was $2,800,000 in fiscal year 1993, a decrease of 57.6% over the 1992 level of $6,600,000. The $3,800,000 decrease was attributable primarily to an increase in receivables during 1993 as compared with 1992.

  Net capital expenditures and project investments (deferred charges) during fiscal year 1993 were approximately $3,700,000, an increase of 32.1% over the 1992 net capital expenditure and project investments of approximately $2,800,000. The $900,000 increase was attributable primarily to investments in new projects.

  Net cash outflows due to financing activities amounted to $700,000 in fiscal year 1993 compared to a net outflow of $2,400,000 in 1992. The reduced net outflow of $1,700,000 was primarily due to reduced net repayments on borrowings.

  FISCAL YEAR 1992 COMPARED TO FISCAL YEAR 1991. Cash provided from operating activities was $6,600,000 in fiscal year 1992, an increase of 11.9% over the 1991 level of $5,900,000. The $700,000 increase was attributable primarily to reduced receivables during 1992 as a result of two large receivables earned in 1991 and paid in 1992.

  Net capital expenditures and project investments (deferred charges) during fiscal year 1992 were approximately $2,800,000, an increase of $100,000 from the 1991 net capital expenditure of $2,700,000. The increase of $100,000 was attributable primarily to higher investments in new projects which more than offset lower capital expenditures.

  Net cash outflows due to financing activities amount to approximately $2,400,000 in fiscal year 1992 compared to a net outflow of $2,700,000 in 1991. The reduced net outflow of $300,000 was primarily due to reduced net repayments on borrowings.

  At March 31, 1994, and December 31, 1993, the PSG Group had commitments of approximately of $0 (unaudited) and $900,000, respectively, related to capital expenditures applicable to existing contracts and general corporate purposes. Should the PSG Group be successful in obtaining customer contracts in the future, substantial capital expenditures might be necessary and in such case the PSG Group would expect to finance such expenditures with additional loans from its parent and/or other affiliates.

  FIRST QUARTER 1994 COMPARED TO FIRST QUARTER 1993

  Cash provided from operating activities was approximately $1,876,000 for first quarter 1994 compared to a net cash outflow of approximately $657,000 for first quarter 1993. The net increase in cash inflow is primarily the result of an increase in accounts payable of approximately $805,000 in first quarter 1994 due to timing differences in issuing accounts payable checks and a decrease in receivables of approximately $1,074,000 in first quarter 1994 as compared to first quarter 1993.

  Net capital expenditures and project investments were approximately $994,000 in first quarter 1994 and approximately $885,000 in first quarter 1993.

  Net cash outflows due to financing activities of $100,000 in first quarter 1994 were due to a $100,000 net reduction of the revolving note with Anjou compared to a $300,000 net increase of the revolving note in first quarter 1993.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed financial statements have been prepared by the Company's management from its historical consolidated financial statements being delivered to shareholders together with this Proxy Statement and from the historical financial statements of the PSG Group which are included in this Proxy Statement. The Unaudited Pro Forma Combined Condensed Statements of Operations of the Company for the three months ended January 31, 1994 and for the year ended October 31, 1993, and the Unaudited Pro Forma Combined Condensed Balance Sheet as of January 31, 1994 have been prepared to illustrate the estimated effects of the Investment Transaction which includes the acquisition of the PSG Group recorded under the purchase method of accounting. The Unaudited Pro Forma Combined Condensed Statements of Operations for the three months ended January 31, 1994 and for the year ended October 31, 1993 were prepared as if the Investment Transaction was effective as of November 1, 1993 and November 1, 1992, respectively. The Unaudited Pro Forma Combined Condensed Balance Sheet was prepared as if the Investment Transaction was effective as of January 31, 1994. The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management of the Company believes are reasonable in such circumstances. The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the Investment Transaction had occurred on the applicable dates indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. Each of the Unaudited Pro Forma Combined Condensed Statements of Operations includes the historical sales and costs of the Company and the PSG Group, adjusted for costs and expenses which are attributable to the Investment Transaction, such as interest expense impacts resulting from the new capital structure and amortization of goodwill. Pro forma results exclude any potential benefits which may be realized upon the PSG Group's consolidation into the Company or any benefits which might accrue to the Company as a result of the increase in working capital availability or the strategic alliance provided by or contemplated by the Investment Transaction. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto being delivered to shareholders together with this Proxy Statement. See "Additional Information with Respect to the Company." The unaudited pro forma combined condensed financial statements should also be read in conjunction with the historical financial statements of the PSG Group which are included in this Proxy Statement. See "Index to Financial Statements."

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AS OF JANUARY 31, 1994
                                 (IN THOUSANDS)

                                                          PRO FORMA
                                   HISTORICAL(A) PSG(B)  ADJUSTMENTS    COMBINED
                                   ------------- ------- -----------    --------
ASSETS:
Current Assets:
  Cash and Cash Equivalents.......   $  7,215    $ 1,796  $  6,650 (f)  $ 15,661
  Accounts Receivable.............    104,350     11,651    20,000 (f)   136,001
  Costs and Estimated Earnings in
   Excess of Billings on
   Uncompleted Contracts..........     71,990      2,278       --         74,268
  Inventories.....................     30,579        353       --         30,932
  Prepaid Expenses and Other
   Current Assets.................     18,792        614      (406)(v)    19,000
  Net Current Assets of
   Discontinued Operations........     21,193        --        --         21,193
                                     --------    -------  --------      --------
    Total Current Assets..........    254,119     16,692    26,244       297,055
Property, Plant and Equipment.....     45,266      3,199       --         48,465
Investments in Environmental
 Treatment Facilities.............     19,277        --        --         19,277
Deferred Debt Issuance Costs......      4,033        --       (472)(i)     3,561
Goodwill..........................    235,283      1,108    56,119 (c)   292,510
Net Non-current Assets of
 Discontinued Operations..........      6,908        --        --          6,908
Other Assets......................     19,494      8,178    (2,300)(k)    25,372
                                     --------    -------  --------      --------
    Total Assets..................   $584,380    $29,177  $ 79,591      $693,148
                                     ========    =======  ========      ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY:
Current Liabilities:
  Short-term borrowings...........   $ 39,354    $   --   $(39,354)(f)  $    --
  Current installments of Long-
   Term Debt......................      1,525        --        --          1,525
  Accounts Payable and accrued
   expenses.......................    117,133     12,381    (2,904)(x)   126,610
  Billings in Excess of Costs and
   Estimated Earnings on
   Uncompleted Contracts..........     27,544      3,663       --         31,207
  U.S. and Foreign Income Taxes...      3,646        114       (80)(x)     3,680
                                     --------    -------  --------      --------
    Total Current Liabilities.....    189,202     16,158   (42,338)      163,022
Long-term Debt....................    221,738        --     25,000 (g)   246,738
Deferred Income Tax and other.....        --         161      (116)(v)        45
Minority Interest in Affiliates...        407        --        --            407
Total Stockholders' Equity........    173,033     12,858    97,045 (j)   282,936
                                     --------    -------  --------      --------
    Total Liabilities and
     Stockholders' Equity.........   $584,380    $29,177  $ 79,591      $693,148
                                     ========    =======  ========      ========

The accompanying notes to the unaudited pro-forma combined financial statements should be read in conjunction with these statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     PRO FORMA
                             HISTORICAL(1) PSG(M)  ADJUSTMENTS(Q)  COMBINED
                             ------------- ------- --------------  --------
FOR THE YEAR ENDED OCTOBER
 31, 1993:
Sales.......................   $630,377    $77,600    $    --      $707,977
Cost of Sales...............    453,898     65,586     (10,090)(w)  509,394
General and Administrative
 Expenses...................    139,047      8,833      10,090 (w)  157,970
Amortization of Goodwill....      6,835        166       1,320 (c)    8,321
                               --------    -------    --------     --------
Operating Income............     30,597      3,015      (1,320)      32,292
Interest Expense, net.......     23,737         40      (5,128)(o)   18,649
Other Expense, net..........      2,218         36         --         2,254
                               --------    -------    --------     --------
Income Before Taxes and
 Minority Interest..........      4,642      2,939       3,808       11,389
Income Taxes................         68      1,275        (821)(r)      522
Minority Interest...........         21        --          --            21
                               --------    -------    --------     --------
Income from Continuing
 Operations.................   $  4,553    $ 1,664    $  4,629     $ 10,846
                               ========    =======    ========     ========
Earnings per Share..........   $    .18         NA          NA     $    .24 (s)
                               ========    =======    ========     ========
FOR THE THREE MONTHS ENDED
 JANUARY 31, 1994:
Sales.......................   $132,227    $23,017    $    --      $155,244
Cost of Sales...............    106,211     19,679      (2,992)(w)  122,898
General and Administrative
 Expenses...................     34,669      2,708       2,992 (w)   40,369
Provision for Asset
 Valuation..................     17,300        --          --        17,300
Amortization of Goodwill....      1,719         33       326(c)       2,078
                               --------    -------    --------     --------
Operating Income (loss).....    (27,672)       597        (326)     (27,401)
Interest Expense, net.......      5,911         24      (1,390)(o)    4,545
Other Expense, net..........        745          2         --           747
                               --------    -------    --------     --------
Income (loss) Before Taxes
 and Minority Interest......    (34,328)       571       1,064      (32,693)
Income Taxes................        (22)       256        (145)(r)       89
Minority Interest...........       (138)       --          --          (138)
                               --------    -------    --------     --------
Income (Loss) from
 Continuing Operations......   $(34,168)   $   315    $  1,209     $(32,644)
                               ========    =======    ========     ========
Loss per Share..............   $  (1.38)        NA          NA     $  (1.05)(s)
                               ========    =======    ========     ========

The accompanying notes to the unaudited pro-forma combined financial statements should be read in conjunction with these statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

GENERAL

  The PSG Group acquisition will be accounted for using the purchase method of accounting. The Company has not yet determined the final allocation of the purchase price. The total purchase price will be based upon the Company's stock price on the date of the PSG Group acquisition and will be allocated to the tangible assets, identifiable assets and liabilities based upon their respective fair values. Such values will differ from those set forth in the historical financial statements of the PSG Group and from those set forth herein. However it is anticipated that the final allocation of purchase price will not have a material effect on pro forma results of operations presented herein. For purposes of this pro forma information, the unallocated excess of the purchase price over net assets acquired is amortized over 40 years. The depreciation and amortization of the amounts ultimately allocated to assets and liabilities will be based upon their estimated useful lives.
- - --------
(a) Represents the historical balance sheet of the Company as of January 31, 1994.

(b) Represents the historical balance sheet of the PSG Group as of March 31, 1994.

(c) The unallocated excess of purchase price over net assets acquired attributable to the Investment Transaction is determined as follows (dollars in thousands).

                                               JANUARY 31, 1994 NOVEMBER 1, 1992
                                               ---------------- ----------------
   Purchase price:
     Issuance of 6,500,000 shares of Common
      Stock valued at $10 per share for all
      PSG Group common stock (j).............      $ 65,000         $ 65,000
   Estimate of fees and expenses (h).........         4,875            4,875
                                                   --------         --------
                                                     69,875           69,875
   Less:
     Historical PSG Group Equity (d), (j)....       (12,858)         (11,632)
     PSG Group Deferred Taxes (v)............           290               70
     Settlement of taxes payable to PSG's
      parent (x).............................           (80)            (902)
     Cancellation of accrued intercompany
      pension obligation (x).................        (2,610)          (1,567)
     Settlement of intercompany accounts (x).          (294)             (90)
     Distribution of PSG Group available cash
      to its parent (y)......................         1,796            2,140
                                                   --------         --------
     Increase in goodwill....................        56,119           57,894
     PSG Group existing goodwill.............         1,108            1,530
                                                   --------         --------
     Total unallocated excess of purchase
      price over net assets acquired
      (goodwill).............................      $ 57,227         $ 59,424
                                                   --------         --------
     Amortization (n)........................      $    326(e)      $  1,320
                                                   --------         --------

(d) Historical equity includes $8,372,000 and $9,172,000 of advances from the PSG Group's parent as of the January 31 and November 1 pro forma dates, respectively. Under provision of the Investment Agreement intercompany advances will be capitalized.

(e) Represents amortization for three months ended January 31, 1994.

(f) Reflects the impact on cash resulting from the Investment Transaction (dollars in thousands):

   Sale of 500,000 shares of Common Stock at $10 per share (j)........ $ 5,000
   Sale of 5% Convertible Exchangeable Preferred Stock (j)............  60,000
   Proceeds from CGE line of credit (g)(p)............................ 125,000

   Retirement of Prudential Notes (g)..............................   (107,500)
   Company fees and expenses (h)...................................     (9,800)
   Payment under employment contract (k)...........................     (4,900)
   Payment of outstanding short-term borrowings (o)................    (39,354)
   Repurchase of accounts receivable sold under the Company's accounts receivable
    facility (u)...................................................    (20,000)
   Distribution of PSG Group cash to its parent (y)................     (1,796)
                                                                     ---------
     Net cash impact...............................................  $   6,650
                                                                     =========

(g) Reflects the impact of changes in long-term debt resulting from the Investment Transaction (dollars in thousands):

   New debt:
     Proceeds from CGE line of credit...............................  $ 125,000
     Retirement of Prudential Notes.................................   (100,000)
                                                                      ---------
                                                                      $  25,000
                                                                      =========

    The Company and Prudential have reached an agreement to allow the Company to retire the Prudential Notes for $105,000,000 in cash together with a prepayment fee of $2,500,000 payable in cash or Company Common Stock. For purposes of the pro forma statements the prepayment fee is assumed to be paid in cash. The $7,500,000 ($7,500,000 net of tax) excess of redemption price over the carrying value of the Prudential Notes along with unamortized debt issuance costs will be recorded as an extraordinary loss upon retirement of the Prudential Notes (See Note j).

(h) Estimated fees and expenses are estimated to be allocated to the elements of the Investment Transaction as follows (dollars in thousands):

   CGE line of credit (i).............................................. $   50
   Sale of 500,000 Common Shares for cash (j)..........................    400
   Sale of 5 1/2% Convertible Exchangeable Preferred Stock (j).........  4,475
   Purchase of the PSG Group (c).......................................  4,875
                                                                        ------
                                                                        $9,800*
                                                                        ======

  --------
  * Assumes direct fees of $50,000 on the CGE line of credit. All other fees and expenses have been estimated at $9,750 and have been allocated to the elements of the Investment Transaction on a pro rata basis. Included in estimated fees and expenses is an estimate of $7,750 of fees for the Company's Financial Advisor. See "Opinion of Financial Advisor" elsewhere in this Proxy Statement.

(i) Reflects changes in deferred debt issuance costs (dollars in thousands):

   CGE line of credit................................................... $  50
   Write-off of unamortized issuance costs applicable to the Prudential
    Notes (j)...........................................................  (522)
                                                                         -----
                                                                         $(472)
                                                                         =====

(j) Changes in Stockholders' Equity resulting from the Investment Transaction (dollars in thousands):

   Sale of 500,000 shares of Common Stock (f)....................... $  5,000
   Sale of 5 1/2% Convertible Exchangeable Preferred Stock (f)......   60,000
   Issuance of 6,500,000 shares of Common Stock for the PSG Group
    (c).............................................................   65,000
   Elimination of historical PSG Group equity (c)...................  (12,858)
   Prudential Notes redemption premium (g)*.........................   (7,500)

   Write-off unamortized deferred debt issuance costs on Prudential
    Notes (i)*.......................................................    (522)
   Forgiveness of loan to Chairman and related payments (k)*.........  (7,200)
   Estimated fees on sale of 500,000 shares of common stock (h)......    (400)
   Estimated fees on sale of 5 1/2% Convertible Exchangeable
    Preferred Stock (h)..............................................  (4,475)
                                                                      -------
                                                                      $97,045
                                                                      =======

  --------
  * The tax benefit of these items is assumed to be $0, given the expected pro forma consolidated tax position.

(k) Upon consummation of the Investment Transaction the Company under the terms of an employment agreement, has agreed to a forgiveness of a $2,300,000 non-interest bearing loan to its Chairman (included in other assets), approximately $1,500,000 of other payments and benefits provided for in the employment agreement and approximately $3,400,000 of estimated tax payments. See "Employment Contracts and Termination and Change-in-Control Arrangements" elsewhere in this Proxy Statement.

(l) Represents the historical results of operations of the Company for the fiscal year ended October 31, 1993 and for the three months ended January 31, 1994.

(m) Represents the historical results of operations of the PSG Group for the fiscal year ended December 31, 1993 and for the three months ended March 31, 1994.

(n) Represents amortization of goodwill (40 year life) resulting from the acquisition of the PSG Group.

(o) Reflects change in interest expense resulting from the Investment Transaction as follows (dollars in thousands):

                                                                     THREE
                                                  YEAR ENDED      MONTHS ENDED
                                               OCTOBER 31, 1993 JANUARY 31, 1994
                                               ---------------- ----------------
   Interest on new debt:
     Commercial bank facility of $125,000 (at
      an assumed rate of 7.6%)*..............      $ 9,500          $ 2,375
     Reduction in interest on Prudential
      Notes..................................      (11,180)          (2,795)
     Reduction in amortization of deferred
      debt issuance cost on Prudential Notes.         (385)             (14)
     Reduction in interest on payment of
      outstanding short-term borrowings**(u).       (3,063)            (956)
                                                   -------          -------
                                                   $(5,128)         $(1,390)
                                                   =======          =======

  --------
    * Actual rates will be determined at time of facility commitment. Facility term is estimated at seven years.
    ** Interest rates on short-term borrowings assumed at average rate of 6.6%.

(p) See "Background of the Investment Transaction--Letter Agreement."

(q) No adjustment is assumed for any benefit to be achieved upon consolidation of the PSG Group with the Company.

(r) Represents adjusted tax provision to reflect the estimated tax impacts of the pro forma combination.

(s) Earnings (loss) per share from continuing operations is calculated as follows (tables in thousands except per share amounts):

                                                                     THREE
                                                  YEAR ENDED      MONTHS ENDED
                                               OCTOBER 31, 1993 JANUARY 31, 1994
                                               ---------------- ----------------
   Average shares:
     Company existing weighted average shares
      outstanding............................       24,815            24,818
     Sale of 500,000 new shares of Common
      Stock for cash.........................          500               500
     Issuance of 6,500,000 shares of Common
      Stock for the PSG Group................        6,500             6,500
                                                   -------          --------
       Adjusted weighted average shares......       31,815            31,818
                                                   =======          ========
   Pro Forma Calculation:
     Pro forma earnings (loss) from
      continuing operations..................      $10,846          $(32,644)
     Less preferred dividends................       (3,300)             (825)
                                                   -------          --------
     Income (loss) available to common
      shareholders...........................      $ 7,546          $(33,469)
                                                   =======          ========
     Weighted average shares outstanding.....       31,815            31,818
                                                   =======          ========
   Earnings (loss) per share (t).............      $  0.24          $  (1.05)
                                                   =======          ========

(t) Fully-diluted earnings per share are not presented as the assumed conversion of the Company's $115,000,000 8% Convertible Notes and 5 1/2% Convertible Exchangeable Preferred Stock is assumed to be anti-dilutive to amounts presented herein.

(u) For purposes of pro forma interest calculations, the reduction in interest expense includes actual interest on outstanding short-term borrowings as well as expenses associated with the Company's accounts receivable facility to the extent cash generated from the Investment Transaction exceeds short-term borrowings and would have eliminated the need to utilize the accounts receivable facility. No interest income has been assumed on the remaining cash balances for the periods presented.

(v) Reflects the establishment of a deferred tax valuation reserve for the PSG Group's net deferred tax assets not expected to be realized given the Company's current tax position as follows (dollar in thousands):

                                                                     AS OF
                                                                JANUARY 31, 1994
                                                                ----------------
     Deferred income tax assets--current.......................      $ 406
     Deferred income tax liabilities--non-current..............       (116)
                                                                     -----
     Net deferred tax assets...................................        290
     Valuation reserve (c).....................................       (290)
                                                                     -----
                                                                       -0-
                                                                     -----

(w) Reflects reclassification of certain estimated PSG Group's expenses for consistent presentation with the Company financial statements.

(x) Reflects settlement of the PSG Group's income tax, intercompany and accrued pension obligations to its parent as provided for in the Investment Agreement.

(y) Reflects distribution of available PSG Group cash to its parent as provided for in the Investment Agreement.

                                  PROPOSAL TWO

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

  The Company's Restated Certificate of Incorporation and By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors and directors serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

  Pursuant to the terms of the Investment Agreement dated as of March 30, 1994, the Company has agreed that CGE will have representation on the Board of Directors (and all committees thereof other than any Special Committee of "Independent Directors" (as defined below)) that is proportionate to the aggregate number of shares of Class A Common Stock owned by CGE (rounded down to the next whole number if CGE owns in the aggregate less than one-half of the outstanding shares of Class A Common Stock, treating the shares of 5 1/2% Series A Convertible Exchangeable Preferred Stock owned by CGE as having been converted, or, if otherwise, rounded up to the next whole number). In connection with the transactions contemplated by the Investment Agreement, the Board of Directors voted on March 17, 1994 to increase the size of the Board of Directors from nine to eleven and to appoint Messrs. Brunais and Elia, officers and employees of CGE and Anjou, respectively, to serve on the Board until the upcoming Annual Meeting. In addition, the Board of Directors agreed to nominate for election as directors at the Annual Meeting five individuals designated by CGE (Messrs. Elia, David, Deschamps, DeBenedictis and Kriegel) and an additional Independent Director (a director not employed by the Company or CGE or their respective affiliates) satisfactory to CGE (Ms. Green). The Chairman of the Board of Directors shall be a designee of CGE. The Board of Directors has also nominated Messrs. Beck, Costle, Dowd, Morris and Senior as directors for election at the Annual Meeting. See "Proposal One--The Investment Transaction."

  The nominees for director other than Messrs. Beck, Costle, Dowd, Morris, Senior, Elia and David have agreed that, in the event the transactions contemplated by the Investment Agreement are not approved by the Company's shareholders at the Annual Meeting, they will resign as directors of the Company immediately following the Annual Meeting. In that contingent event, the Company has been informed that it is the collective intention of Messrs. Beck, Costle, Dowd, Morris, Senior, Elia and David to appoint four persons, including three persons (Messrs. Boren, Glenn and Goldman) who are currently directors of the Company, to fill the vacancies on the Board of Directors that will then exist. The eleventh director to be appointed in such circumstance has not been identified as of the date of this Proxy Statement.

  The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company. The persons named on the enclosed proxy card intend to vote the shares represented by such proxy, unless the shareholder executing the proxy otherwise instructs, for the election to the Board of Directors of each of the eleven nominees named below.

  The Company has no reason to believe that any such nominees will be unable, if elected, to serve as a director. If such an event should occur, however, the persons named on the enclosed proxy card intend to vote the shares represented by the enclosed proxy for the remainder of the nominees, and for such substitute nominee or nominees as the Company's current Board of Directors may select. Messrs. Beck, Costle, Dowd, Morris and Senior currently serve as directors of the Company for terms expiring at the Annual Meeting and were last elected at the Company's 1993 Annual Meeting.

                                     POSITIONS AND OTHER RELATIONSHIPS WITH
          NAME           AGE          THE COMPANY AND BUSINESS EXPERIENCE
          ----           ---         --------------------------------------
Eckardt C. Beck.........  50 Chairman of the Board of Directors, Chief Executive
                              Officer and member of the Executive Committee. Mr.
                              Beck was elected Chairman of the Board of Directors
                              and Chief Executive Officer of the Company in October
                              1987 and its President in June 1989 and Chairman of
                              the Board of Directors of Research-Cottrell, Inc.
                              ("RCI") in January 1988. He was elected President of
                              Metcalf & Eddy Companies Inc. ("Metcalf & Eddy") in
                              June 1989 and Chairman of the Board of Directors and
                              Chief Executive Officer of Metcalf & Eddy in August
                              1988. Prior thereto, he served as Managing Director
                              of RCI since November 1987. He served as Chairman and
                              Vice Chairman of Environment Treatment and Technolo-
                              gies Corp., now known as OHM Corporation ("OHM"),
                              which provides environmental remediation and analyti-
                              cal testing services, from July 1986 until July 1987.
                              Prior thereto, Mr. Beck, a founder of Environmental
                              Testing and Certification Corporation ("ETC" and
                              OHM's predecessor), served as Chairman of the Board
                              of ETC since it was organized in January 1981. In Au-
                              gust 1984, Mr. Beck was named President of ETC, and
                              he remained in that position until July 1986. Prior
                              to forming ETC, Mr. Beck was Assistant Administrator
                              of the EPA for Water and Waste Management. Prior
                              thereto, he served as a regional administrator for
                              the EPA.
Douglas M. Costle.......  54 Director and member of the Audit Committee and Compen-
                              sation and Stock Option Committee. Mr. Costle also
                              served as a director of Metcalf & Eddy from 1988 to
                              October 1991. Mr. Costle, Administrator of the EPA
                              from 1977 to 1981, became a director of the Company
                              in August 1988. He is presently a Distinguished Se-
                              nior Fellow of the Institute for Sustainable Communi-
                              ties at Vermont Law School. He served as dean of Ver-
                              mont Law School from July 1987 to July 1991. Prior
                              thereto, Mr. Costle was counsel to the law firms of
                              Wald, Harkrader & Ross in Washington, D.C. and Up-
                              dike, Kelly and Spellacy in Hartford, Connecticut.
                              Mr. Costle also serves as a director of Clean Sites,
                              Inc., an independent non-profit corporation estab-
                              lished to help accelerate the clean-up of abandoned
                              hazardous waste sites in the United States.
Richard M. Dowd.........  54 Director and member of the Compensation and Stock Op-
                              tion Committee. Mr. Dowd became a director of the
                              Company in June 1989. He has served since 1984 as the
                              President of R.M. Dowd and Co., an environmental con-
                              sulting firm. From 1981 to 1984, Mr. Dowd served as
                              the Director of the Washington, D.C. Office of Envi-
                              ronmental Research and Technology, Inc. Prior there-
                              to, since 1977, Mr. Dowd was the Science Policy Advi-
                              sor to the Administrator of the EPA.

                                     POSITIONS AND OTHER RELATIONSHIPS WITH
          NAME           AGE          THE COMPANY AND BUSINESS EXPERIENCE
          ----           ---         --------------------------------------
John W. Morris..........  72 Director and member of the Audit Committee. General
                              Morris became a director of the Company in June 1992.
                              From 1988 to October 1991, General Morris served as a
                              director of Metcalf & Eddy Companies Inc. General
                              Morris served as the Chief of Engineers, U.S. Army
                              Corps of Engineers from 1976 to 1980 and presently
                              serves as President of the National Waterways Founda-
                              tion, Chairman of the Water Resources Congress,
                              Chairman of the Environmental Effects Committee of
                              the U.S. Committee on Large Dams and President of JW
                              Morris Ltd., an engineering consulting firm. From
                              1986 to 1987 he served as President and Chairman of
                              the Engineering Group of Planning Research Corpora-
                              tions.
Enrique F. Senior.......  50 Director and member of the Executive Committee. Mr.
                              Senior has been a Managing Director of Allen & Com-
                              pany Incorporated, an investment banking firm, for
                              more than the past five years. Mr. Senior became a
                              director of the Company in October 1987 and also
                              serves as a director of dick clark productions, inc.,
                              Savoy Pictures Entertainment, Inc. and IVI Publish-
                              ing, Incorporated.
Jacques-Henri David.....  50 Director General of CGE since 1992. Mr. David was for-
                              merly Chairman and CEO of Banque Stern from 1989 to
                              1992. Mr. David is on the Board of Directors of sev-
                              eral French and non-French companies (among others,
                              Certainteed and Saint-Gobain Corp. in the United
                              States, Eridania, Beghin-Say and Banque Worms in
                              France). He is also Vice-Chairman of the Economic
                              Commission of the French Chief Executives' Board and
                              Chairman of that Board's forecasting institute.
Claudio Elia............  51 President and Chief Executive Officer of Anjou Inter-
                              national Company, the United States holding company
                              subsidiary of CGE, since 1988 and a director of the
                              Company since March 17, 1994. In this capacity, Mr.
                              Elia is the representative of CGE in the United
                              States. He also holds the position of President and
                              Chief Executive Officer of Montenay International
                              Corporation, a United States waste-to-energy company
                              which is part of CGE's activities in the United
                              States. Mr. Elia is also the President and CEO of
                              Limbach Holdings, Inc., a leading American
                              climatization company.
Jean-Dominique Des-       56 Adjunct Director General and Executive Vice President
 champs.................      of CGE and Executive Vice President since 1989. Mr.
                              Deschamps is also Chairman and a Director of PSG and
                              Polymetrics, Inc. in the United States. He is also a
                              Director of Compagnie de l'Eau et de l'Ozone, Compa-
                              gnie des Eaux de Paris, Compagnie Fermiere de Serv-
                              ices Publics, Societe des Eaux de Versailles et de
                              St. Cloud, Societe Guyanaise des Eaux, Societe
                              d'Exploitation des Eaux de Guinee, Compagnie Generale
                              de Bruxelles, Anjou International Company, Hinckley &
                              Schmitt and Kruger Systems AS.


                                     POSITIONS AND OTHER RELATIONSHIPS WITH
          NAME           AGE          THE COMPANY AND BUSINESS EXPERIENCE
          ----           ---         --------------------------------------
Nicholas DeBenedictis...  48 Chairman of Philadelphia Suburban Corporation ("PSC")
                              (the parent company of Philadelphia Suburban Water
                              Company, one of America's leading investor-owned wa-
                              ter utilities), since May 1993. Mr. DeBenedictis
                              joined PSC in July 1992 as its President and Chief
                              Executive Officer, and from July 1992 to May 1993
                              also served as Chairman of PSC's principal subsidi-
                              ary, Philadelphia Suburban Water Company. From 1989
                              to 1992, Mr. DeBenedictis was Senior Vice President
                              of Corporate and Public Affairs for Philadelphia
                              Electric Company. Prior thereto, he served as Presi-
                              dent of the Greater Philadelphia Chamber of Commerce.
                              Mr. DeBenedictis also formerly served as Secretary
                              for the Department of Environmental Resources (1983
                              to 1986) and Director of the Office of Economic De-
                              velopment (1981 to 1983) for the Commonwealth of
                              Pennsylvania. He serves on the Board of Directors of
                              the PNC East Bank Advisory Board, the Greater Phila-
                              delphia Chamber of Commerce, the Philadelphia Conven-
                              tion and Visitors Bureau, the Pennsylvania Environ-
                              mental Council, and The Children's Hospital of Phila-
                              delphia. Mr. DeBenedictis is also a member of the
                              Board of Advisors of the School of Business Adminis-
                              tration of Drexel University.
William Kriegel.........  48 Chairman of the Board, President and Chief Executive
                              Officer of Sithe Energies, Inc. since it was formed
                              in 1984. Prior to coming to the United States in
                              1984, Mr. Kriegel co-founded an unaffiliated French
                              energy company that within three years of its forma-
                              tion in 1980 became France's largest privately-owned
                              company engaged in the development of small hydro-
                              electric projects. In 1978, he co-founded S.I.I.F.,
                              an unaffiliated company specializing in the purchase
                              and rehabilitation of residential buildings and his-
                              torical properties in France.
Carol Lynn Green........  47 Partner in the Washington, DC law office of Bryan, Ca-
                              ve, McPheeters & McRoberts since 1986. Prior thereto,
                              Ms. Green served at the United States Department of
                              Justice from 1980 to 1986 as the first Assistant
                              Chief of the Environmental Enforcement Section.

  Each of the current directors Joseph L. Boren (director since 1988), Alain Brunais (director since 1994), Arthur L. Glenn (director since 1993) and Harvey Goldman (director since 1989) have declined to stand for re-election, but all except Mr. Brunais have agreed that in the event the transactions contemplated by the Investment Agreement are not consummated, to serve as appointees to fill resulting vacancies on the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS HELD

  During fiscal 1993, the Board of Directors of the Company held a total of five meetings.

  The Executive Committee of the Board of Directors, of which Messrs. Beck, Senior and Young are members, met four times during fiscal 1993. The function of the Executive Committee is to exercise, when the full Board is not in session, the powers of the Board in the management of the business and affairs of the Company.

  The Compensation and Stock Option Committee of the Board of Directors met five times during fiscal 1993. Messrs. Costle and Dowd are the members of the Compensation and Stock Option Committee, which reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation and Stock Option Committee also administers the Company's Long-Term Incentive Compensation Plan.

  The Audit Committee of the Board of Directors met two times during fiscal 1993. Messrs. Costle and Morris serve as members of the Audit Committee, which reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

  The Company does not have a standing Nominating Committee.

  During fiscal 1993, each of the incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees on which he served during the period he served on the Board of Directors, except that Mr. Senior did not attend three meetings of the Board of Directors.

  Compensation Committee Interlocks and Insider Participation. The Compensation and Stock Option Committee of the Board of Directors has two members--Messrs. Costle and Dowd.

COMPENSATION OF DIRECTORS

  Directors who are not employees of AWT or any of its affiliated companies receive an annual fee of $18,000 for service on the Board of Directors and an additional $7,500 per annum for service on each Committee thereof. Directors are also reimbursed for out-of-pocket expenses of attending Board and Committee meetings. In addition, pursuant to the Long-Term Incentive Compensation Plan, on July 31 of each year, each director who is a member of the Compensation and Stock Option Committee as of such date is granted a non-qualified option to purchase either (i) 3,000 shares of Class A Common Stock, if the director has served less than one year on the Committee, or (ii) 500 shares of Class A Common Stock, if the director has served one year or more on the Committee. The options granted vest annually in four equal installments commencing one year from the date of grant with exercise prices equal to the fair market value of the Class A Common Stock on the grant date. The Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), any outstanding options not therefore fully exercisable shall immediately become exercisable in their entirety. The Board of Directors has determined that the consummation of the transactions contemplated by the Investment Agreement will constitute a "change-in-control" for purposes of such plan.

                                 PROPOSAL THREE

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen & Co. as the Company's independent public accountants for the year ending October 31, 1994. Arthur Andersen & Co. served as the Company's independent public accountants for the year ended October 31, 1993. Although the appointment of independent public accountants is not required to be approved by shareholders, the Board of Directors believes shareholders should participate in the selection of the Company's independent public accountants. Accordingly, the shareholders will be asked at the Annual Meeting to ratify the Board's appointment of Arthur Andersen & Co. as the Company's independent public accountants for the year ending October 31, 1994. Representatives of Arthur Andersen & Co. will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the shareholders.

  In the event that ratification of the appointment of Arthur Andersen & Co. is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

  The affirmative vote of a majority of the votes present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent public accountants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL THREE DESCRIBED ABOVE.
                                           ---

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table shows, for the fiscal years ended October 31, 1993, 1992 and 1991 ("Fiscal 1993", "Fiscal 1992" and "Fiscal 1991", respectively) the cash compensation paid by AWT, as well as certain other compensation paid or accrued for those years, to each of the six most highly compensated executive officers of AWT in all capacities in which they served.

                                 ANNUAL COMPENSATION      LONG TERM COMPENSATION
                              --------------------------- -----------------------
                                                                  AWARDS
                                                          -----------------------
                                                          RESTRICTED   SECURITIES ALL OTHER
        NAME AND                           OTHER ANNUAL      STOCK     UNDERLYING COMPENSA-
   PRINCIPAL POSITION    YEAR SALARY($)   COMPENSATION($) AWARD(S)($)  OPTIONS(#)  TION($)
   ------------------    ---- ---------   --------------- -----------  ---------- ---------
Eckardt C. Beck......... 1993  356,400        94,507(1)          0       26,000    145,389(2)
 Chairman of the Board
 and                     1992  356,000        94,507             0            0    157,399
 Chief Executive Officer 1991  356,000             *             0            0          *
Arthur L. Glenn......... 1993  139,263(3)          0        22,000(4)    73,000          0
 President and Chief
 Operating Officer
Harvey Goldman.......... 1993  180,002             0             0       15,000     17,282(5)
 Executive Vice          1992  180,002             0             0       15,000     22,379
 President               1991  178,877             *             0            0          *
Douglas A. Satzger...... 1993  153,333             0             0       15,000        465(5)
 Senior Vice President   1992  170,000             0             0            0         85
 & General Counsel       1991   62,551(6)          *             0            0          *
Donald A. Deieso........ 1993  175,000             0             0       20,000      8,642(5)
 Executive Vice
 President               1992  175,000             0             0            0     11,501
 For Operations          1991  168,335             *             0            0          *
Joseph P. Matturro...... 1993  153,005             0             0       15,000        636(5)
 Vice President          1992  153,005             0             0            0        459
 For Administration      1991  153,005             *             0            0          *

- - --------
  * Under the Securities and Exchange Commission's transition rules, no disclosure is required.
(1) "Other Annual Compensation" for Mr. Beck in Fiscal 1993 includes $75,000 ($6,250 per month) paid to Mr. Beck as a housing allowance, as well as other amounts paid to Mr. Beck for time spent on behalf of AWT in Massachusetts and to reimburse Mr. Beck for real estate and income taxes in Massachusetts.
(2) "All Other Compensation" for Mr. Beck in Fiscal 1993 consists of the following: (i) a contribution of $1,799 to AWT's Thrift Plan; (ii) a contribution of $8,125 to AWT's Supplemental Pension Plan; and (iii) $135,465 of interest imputed to a loan made by AWT to Mr. Beck more fully described below.
(3) Represents amounts paid to Mr. Glenn since joining AWT on April 12, 1993. Mr. Glenn is paid a base salary of $250,000 per annum.
(4) As of October 31, 1993, Mr. Glenn held 2,000 shares of restricted Class A Common Stock with an aggregate value of $27,750. The Company's Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), all restrictions on these shares will lapse. The Board of Directors has determined that the consummation of the transactions contemplated by the Investment Agreement will constitute a "change-in-control" for purposes of such plan.
(5) "All Other Compensation" for Fiscal 1993 consists of (i) $1,732 contributed to AWT's Thrift Plan and $15,550 contributed to AWT's Supplemental Pension Plan on behalf of Mr. Goldman; (ii) $465 contributed to AWT's Thrift Plan on behalf of Mr. Satzger, (iii) $8,642 contributed to AWT's Supplemental Pension Plan on behalf of Mr. Deieso; and (iv) $636 contributed to AWT's Thrift Plan on behalf of Mr. Matturro.
(6) Represents amounts paid to Mr. Satzger in Fiscal 1991 from the start of his employment on June 18, 1991.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

  On August 20, 1990, the Board of Directors of AWT made a one-year, interest-free, unsecured loan of $2,300,000 to Mr. Beck. This loan was made to Mr. Beck, a founder of AWT and its then Chairman of the Board, Chief Executive Officer and President, so that he could satisfy certain personal financial obligations without having to sell a substantial portion of his equity investment in the Company. AWT does not currently intend to make loans to other members of management with terms similar to those of Mr. Beck's loan. As more fully described below, pursuant to Amendment No. 3 to the Employment Agreement (as hereinafter defined), dated March 17, 1994 ("Amendment No. 3"), the Company has agreed to forgive this loan, subject to and upon consummation of the transactions contemplated by the Investment Agreement.

  In order to ensure that AWT would continue to have the benefit of Mr. Beck's services for a sufficient period of time to implement the Board of Directors' corporate strategies and to properly motivate Mr. Beck during such period, the Company entered into an Employment Agreement, dated as of August 20, 1991, between AWT and Mr. Beck that, among other things, extended Mr. Beck's employment term with AWT for a five-year term (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Beck agreed to serve as AWT's Chairman of the Board of Directors and Chief Executive Officer for a five-year term and to serve as a director and officer of AWT's subsidiaries. The Employment Agreement provides that Mr. Beck shall maintain a substantial equity interest in AWT until the expiration of his employment and that he will advise the Executive Committee of the Board of Directors of any proposed sales by him of AWT stock. If the Executive Committee of the Board of Directors determines that any proposed sale would reduce Mr. Beck's equity interest in AWT to a level that is unacceptable to the Executive Committee, in its reasonable judgment, Mr. Beck would be precluded from consummating such sale notwithstanding the associated market risk that might result from such a determination by the Executive Committee. In consideration for Mr. Beck's agreeing to maintain a substantial equity interest in AWT throughout the term of his employment (at a time when the closing market price of AWT's Class A Common Stock was $18.75 per share), subject to Amendment No. 3, AWT agreed in the Employment Agreement that, on each anniversary of the date of the Employment Agreement, if Mr. Beck remains an employee of AWT serving in the capacities of Chairman of the Board and Chief Executive Officer at that time, AWT will forgive one-fifth of the unsecured, non-interest bearing loan to Mr. Beck in the original principal amount of $2,300,000 to the extent that all or any portion of the loan remains outstanding. AWT further agreed to forgive such loan in its entirety in the event of Mr. Beck's death, termination for disability (as defined), termination by AWT other than for Cause (as defined), termination by Mr. Beck in the event of a material breach of the Employment Agreement by AWT (such event is defined as "Good Reason"), or upon a change of control (as defined) of AWT. In addition, if Mr. Beck's employment is terminated by Mr. Beck for "Good Reason," or by AWT for any reason other than for "Cause," or by reason of Mr. Beck's death or disability, Mr. Beck is entitled to payment of all "Accrued Benefits" (as defined) through the date of termination, and to payment of all salary payments that Mr. Beck would have been entitled to had his employment not been so terminated. Under the terms of the Employment Agreement, Mr. Beck is entitled to an annual salary, subject to cost-of-living adjustments, of $356,000 for such services, participation in stock option and other bonus and incentive programs available to other senior executives, as well as a housing allowance of $6,250 per month and reimbursement for certain other living and associated expenses (such as income and real estate taxes) directly incurred by Mr. Beck in Massachusetts as a result of the time spent there performing his duties for various AWT subsidiaries.

  In each of Fiscal 1992 and 1993, Mr. Beck advised AWT's Board of Directors that, in light of AWT's financial performance, Mr. Beck had concluded that it was inappropriate and not in AWT's best interests to have the initial installment of the loan forgiven as scheduled and, accordingly, Mr. Beck waived the requirement that a portion of the loan be forgiven as scheduled. As a result, the Executive Committee twice amended the Employment Agreement to reflect this fact and added a sixth, and then a seventh year, to the employment term so that Mr. Beck's Employment Agreement with AWT currently expires on August 20, 1998, although the obligation to continue to serve as Chairman of the Board and Chief Executive Officer of AWT ceases on August 20, 1996, the original termination date under the Employment Agreement prior to such amendments thereto. In addition, the first installment of the loan is now scheduled to be forgiven on August 20, 1994. In addition to the foregoing, Mr. Beck has also voluntarily elected to forego the annual cost-of-living adjustment and his participation in bonus programs provided for under the Employment Agreement in view of AWT's financial performance.

  In anticipation of the consummation of the transactions contemplated by the Investment Agreement, the Company has agreed in Amendment No. 3 to the Employment Agreement that, in the event of a "CGE Transaction" (defined as the closing of the transactions contemplated by the Investment Agreement) and cessation of Mr. Beck's employment with the Company as contemplated by the Investment Agreement, in addition to all other payments and benefits provided for in the Employment Agreement, Mr. Beck will be entitled to receive from the Company a cash bonus in a lump sum (the "Payment") equal to the sum of: (a) any income tax imposed on the amount of forgiveness of the $2,300,000 unsecured, non-interest bearing loan by the Company to him, (b) any excise tax on any excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, and (c) any income tax owed on the Payment. Mr. Beck and the Company have also mutually acknowledged that, effective upon the date of closing of the transactions contemplated by the Investment Agreement, Mr. Beck's employment with AWT will cease and that such cessation will be treated as termination of his employment other than for Cause, pursuant to the Employment Agreement. The aggregate value of the foregoing benefits to Mr. Beck, including the payment of salary and benefits under the Employment Agreement and the payment provided for in Amendment No. 3, is estimated by the Company to be approximately $7.2 million. See note (j) of Notes to Unaudited Pro Forma Combined Condensed Financial Statements included in this Proxy Statement.

  In addition, Mr. Beck and the Company have also agreed to amend Mr. Beck's stock option agreement whereby the Company granted to Mr. Beck an incentive stock option, vesting 25% per year over a four-year period from the date of grant on August 12, 1993, to purchase 26,000 shares of the Company's Class A Common Stock at an exercise price of $11.75 per share (the "Option"). As a result of the amendment, subject to consummation of the CGE Transaction and cessation of Mr. Beck's employment as contemplated by the Investment Agreement, the Option will become immediately vested and fully exercisable, and the option will remain exercisable until August 12, 2003. Amendment No. 3 also provides that Mr. Beck, not later than three business days prior to the closing of the transactions contemplated by the Investment Agreement, may elect to have the Option surrendered and cancelled for cash consideration equal to the value of the Option as determined by the "Black-Scholes" method calculated at the time of the election based on the balance of the Option's original ten-year term.

  The Company also entered into agreements in March 1994 (the "Retention Agreements") with Messrs. Glenn, Satzger and Deieso, and with certain other executive officers, which provide for each executive's employment by the Company for an initial period of two years beginning upon the occurrence of a Change-in-Control of the Company (as defined). The Retention Agreements provide for an annual salary of $250,000, $200,000 and $210,000 for Messrs. Glenn, Satzger and Deieso, respectively. Salaries under the agreements may be increased by the Board of Directors, in its sole discretion, taking into account the earnings and overall productivity of the Company, available resources, the performance of the executive and such other factors as it deems relevant. In addition, the agreements with Mr. Deieso and certain other executives provide that the executive will be eligible to receive a bonus of up to $30,000 in each year of the initial two-year period if, at any time during the initial two-year term, certain operating targets are met. If, during the initial two-year term, the Company terminates the executive's employment other than for death, Disability (as defined), or justifiable cause (as defined) or the executive terminates his employment for Good Reason (as defined), the executive will be entitled to receive an amount equal to the balance of the salary due to him for the remainder of the initial two-year term. In addition, in that event, the executive will be entitled to exercise any options which were exercisable on the date of termination until 90 days after the end of the initial two-year term of the agreement or, if earlier, the date of termination of the option. The consummation of the transactions contemplated by the Investment Agreement would constitute a Change-in-Control as defined in the Retention Agreements.

  AWT's Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), any outstanding options not theretofore fully exercisable shall immediately become exercisable in their entirety. The Board of Directors has determined that the consummation of the transactions contemplated by the Investment Agreement will constitute a "change-in-control" for purposes of such plan.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information regarding the grant of stock options under AWT's Long-Term Incentive Compensation Plan to the six named executive officers of AWT during Fiscal 1993. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and stock holdings are dependent on the future performance of the Class A Common Stock.

                                        INDIVIDUAL GRANTS
                         -----------------------------------------------
                                                                          POTENTIAL REALIZABLE
                         NUMBER OF                                          VALUE AT ASSUMED
                         SECURITIES                                       ANNUAL RATES OF STOCK
                         UNDERLYING   % OF TOTAL                         PRICE APPRECIATION FOR
                          OPTIONS   OPTIONS GRANTED EXERCISE                   OPTION TERM
                          GRANTED    TO EMPLOYEES     PRICE   EXPIRATION -----------------------
      NAME                 (#)(1)   IN FISCAL YEAR  ($/SH)(2)    DATE       5%($)      10%($)
      ----               ---------- --------------- --------- ---------- ----------- -----------
Eckardt C. Beck.........   26,000        2.70%       $11.75   8/12/2003      192,400     486,720
Arthur L. Glenn.........   50,000        5.19%       $11.00   4/12/2003      346,000     876,000
                           23,000        2.39%       $11.75   8/12/2003      170,200     430,560
Harvey Goldman..........   15,000        1.56%       $11.75   8/12/2003      111,000     280,800
Douglas A. Satzger......   15,000        1.56%       $11.75   8/12/2003      111,000     280,800
Donald A. Deieso........   20,000        2.08%       $11.75   8/12/2003      148,000     374,000
Joseph P. Matturro......   15,000        1.56%       $11.75   8/12/2003      111,000     280,800

- - --------
(1) Options granted in Fiscal 1993 vest annually in four equal installments commencing one year from the date of grant. Under the terms of the Company's Long-Term Incentive Compensation Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The Long-Term Incentive Compensation Plan provides that, upon a "change-in-control" of the Company (as determined by the Board of Directors), any outstanding options not theretofore fully exercisable shall immediately become exercisable in their entirety. The Board of Directors has determined that the consummation of the transactions contemplated by the Investment Agreement will constitute a "change-in-control" for purposes of such plan. See, also, "Employment Contracts and Termination and Change-in-Control Arrangements" regarding the amendment of Mr. Beck's option.
(2) The exercise price may be paid in cash, in shares of Class A Common Stock valued at their fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to AWT, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes, if any.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

  The following table sets forth information with respect to the named executives concerning unexercised options, held as of October 31, 1993. No options were exercised during Fiscal 1993 by any of the named executive officers.

                         NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTIONS
                                     FY-END                           AT FY-END(1)
                         -----------------------------------    -------------------------
                          EXERCISABLE        UNEXERCISABLE      EXERCISABLE UNEXERCISABLE
          NAME                (#)                 (#)               ($)          ($)
          ----           ---------------    ----------------    ----------- -------------
Eckardt C. Beck.........                 0              26,000      N/A         55,250
Arthur L. Glenn.........                 0              73,000      N/A        192,625
Harvey Goldman..........             8,125              26,000        0(2)      31,875
Douglas A. Satzger......            14,500              34,500        0(2)      31,875
Joseph P. Matturro......            15,000              30,000        0(2)      31,875
Donald A. Deieso........            43,750              41,250        0(2)      42,500

- - --------
(1) The exercise price of the options held by the above-named executives is $11.75 per share, or $11.00 per share in the case of Mr. Glenn's option to purchase 50,000 shares, in each case the fair market value of AWT's Common Stock on the date of grant. The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Class A Common Stock of $13.875, the closing sale price per share of the Class A Common as reported on the American Stock Exchange Composite Tape for October 31, 1993.
(2) The exercisable options and certain of the unexercisable options held by Messrs. Goldman, Satzger, Matturro and Deieso were not in-the-money as of October 31, 1993.

SUPPLEMENTAL PENSION PLAN

  The following table shows the estimated annual benefits payable upon retirement to participants in the Company's Supplemental Pension Plan.

                      Estimated Annual Retirement Benefits

                               YEARS OF SERVICE
                     ------------------------------------
         BONUS
      REMUNERATION
      ------------     15     20     25     30      35

        $25,000      $5,625 $7,500 $9,375 $11,250 $13,125
         50,000      11,250 15,000 18,750 22,500  26,250
         75,000      16,875 22,500 28,125 33,750  39,375
        100,000      22,500 30,000 37,500 45,000  52,500
        125,000      28,125 37,500 46,875 56,250  65,625

  Certain officers and key employees, of whom three are named in the Summary Compensation Table, participate in an unfunded supplemental pension plan which provides additional annual retirement benefits equal to 1.5% of the average of the participant's final five bonuses multiplied by the participant's years of service, up to a maximum of 35 years. No separate accounts are maintained and no amounts are vested until a participant reaches retirement in the employ of AWT. Officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Beck, 6 years, Mr. Goldman, 8 years, and Mr. Deieso, 4 years.

           REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                         OF THE BOARcD OF DIRECTORS

  Decisions on compensation of the Company's executives generally are made by the two-member Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee" or "Committee"). Each member of the Compensation Committee is a non-employee director. Set forth below is a report of Messrs. Costle and Dowd in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for Fiscal 1993 as they affected Mr. Beck and Mr. Glenn, Mr. Goldman, Mr. Satzger, Dr. Deieso and Mr. Matturro (the "Executive Officers").

COMPENSATION POLICY FOR EXECUTIVE OFFICERS

  Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies and programs that seek to retain and motivate employees of the Company whose performance contributes to the Company's goal of maximizing shareholder value in an industry that continues to experience sluggish growth, overcapacity, intense competition and marginal profitability. The Compensation Committee is of the opinion that managing through a depressed market, such as the environmental markets of the last few years, requires dedicated employees who can keep the Company on track and position it for future competitive advantage. The Compensation Committee's compensation policies attempt to align the Executive Officers' interests with those of the shareholders by providing incentive compensation related to the value of the Company's Class A Common Stock. Compensation decisions are made by the Compensation Committee after reviewing recommendations prepared by the Company's Chief Executive Officer, with the assistance of other Company personnel. Historically, the Company has sought to combine salaries with stock option awards and restricted stock awards and selected cash bonuses to provide a balanced compensation package for its executives. The balance established by the Committee is designed to reward past performance, retain key employees and encourage future performance.

  In approving and establishing compensation for an Executive Officer, several factors are considered by the Compensation Committee. Performance criteria include individual performance, overall Company performance versus that of its competitors and performance of the price of the Company's Class A Common Stock in comparison to prior levels and to the relative stock prices of its competitors. Emphasis is placed upon an individual's integrity, loyalty and competence in his or her areas of responsibility. When evaluating the foregoing performance criteria in setting executive compensation, the Committee gives greatest weight to those factors it believes have or will contribute the most towards maximizing shareholder value and increasing the Company's financial viability. The factors that contribute the most towards these goals vary depending on the state of the environmental services industry in which the Company operates.

  Based upon the Committee's determination, after reviewing the Chief Executive Officer's recommendations, none of the executives named above received salary increases in Fiscal 1993. Although the Compensation Committee recognized these individuals' past contributions and their significant efforts on behalf of the Company in Fiscal 1993, the decision not to increase salaries was based primarily on disappointing operating results and performance of the Company's Class A Common Stock, the need to continue to maintain effective cost controls and the state of the Company's liquidity as a general matter.

  In addition to regular salary payments to Executive Officers in Fiscal 1993, the Compensation Committee granted stock options to each of the Executive Officers. Each of Messrs. Goldman, Satzger and Matturro received a grant of 15,000 options, exercisable over a four-year period, at an exercise price of $11.75 per share, the fair market value of the Company's Class A Common Stock on the date of grant. Mr. Deieso received a grant of 20,000 options, exercisable over a four-year period, at an exercise price of $11.75 per share, the fair market value of the Class A Common Stock on the date of grant. In addition, Mr. Glenn received grants of 50,000 and 23,000 options exercisable over a four-year period at exercise prices of $11.00 and $11.75, respectively, the fair market value of the Class A Common Stock on the respective grant dates. Mr. Glenn also received a grant of 2,000 restricted shares of Class A Common Stock. In deciding to make these awards, the Compensation Committee's primary consideration was the Company's need to retain the services of these key employees. During Fiscal 1993, the market value of the Company's Class A Common Stock fell as a result of the Company's financial performance as well as market factors that affected all stocks in the environmental services industry. As a result of the decrease in the fair market value of the Class A Common Stock, the Compensation Committee believed that the Company's ability to retain existing employees would be impaired. Of particular importance in making this determination, the Compensation Committee considered the fact that these Executive Officers had not received salary increases or profit sharing contributions in the last two fiscal years and that prior option grants to Executive Officers and other officers and employees were no longer serving their purpose of motivating outstanding long-term contributions by high-performing employees since the exercise price of those options was substantially higher than the market price of the Company's Class A Common Stock. The amount of options previously granted to and held by Executive Officers were taken into account when determining the amount of new option awards.

DISCUSSION OF 1993 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

  In considering the compensation for the Chairman and Chief Executive Officer for Fiscal 1993, the Compensation Committee has reviewed Mr. Beck's existing compensation arrangements and both Company and individual performance. The 1991 Employment Agreement between the Company and Mr. Beck was structured to provide him with a fully competitive base salary and annual incentive opportunity. Under the terms of the Employment Agreement, Mr. Beck is entitled to an annual salary, subject to cost-of-living adjustments, of $356,000 for such services, participation in stock option and other bonus and incentive programs available to other Executive Officers, as well as a housing allowance and reimbursement for certain other living and associated expenses directly incurred by Mr. Beck as a result of the time spent performing his duties as Chief Executive Officer of the Company. The Committee made the following determinations regarding Mr. Beck's compensation for Fiscal 1993: Mr. Beck's base salary remained unchanged in Fiscal 1993 from the base salary authorized in 1992. Stock options for 26,000 shares of the Company's Class A Common Stock were awarded during Fiscal 1993 primarily in view of Mr. Beck's contribution to the Company to date, the fact that Mr. Beck had never before been the recipient of incentive options, and the Committee's determination that it wants to motivate Mr. Beck to remain in the employ of the Company. As part of its determination, the Compensation Committee also took into account the fact that Mr. Beck had previously voluntarily elected to forego the annual cost-of-living adjustment and his participation in stock option and bonus programs provided for under his Employment Agreement in view of the Company's financial performance.

                                          Compensation and Stock Option
                                           Committee
                                          Douglas M. Costle
                                          Richard M. Dowd

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Graph below shall not be incorporated by reference into any such filings.

                            STOCK PERFORMANCE GRAPH
                                     (ART)

                    AIR & WATER TECHNOLOGIES CORPORATION
               Data Points on Stock Performance Graph in Proxy

                  AWT          S&P        Fidelity
                -------      -------      --------
 8/89              100          100           100
10/90              100           87           101
10/91              122          111           114
10/92               72          118           102
10/93               77          130           109
 2/94               61          131           114

  The above graph shows a comparison of the cumulative total return since August 10, 1989, the date of the Company's initial public offering, in (i) the Company's Class A Common Stock, (ii) the S&P 500 Composite Stock Price Index, and (iii) the Fidelity Select Environmental Services Fund. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On August 20, 1990, the Board of Directors of AWT made a one-year, interest-free, unsecured loan of $2,300,000 to Mr. Beck. This loan was made to Mr. Beck, a founder of AWT and its then Chairman of the Board, Chief Executive Officer and President, so that he could satisfy certain personal financial obligations without having to sell a substantial portion of his equity investment in the Company. In each of the next three fiscal years, the Board of Directors of AWT extended the term of the loan and modified its terms. The

Company does not currently intend to make loans to other members of its management with terms similar to those of Mr. Beck's loan. In addition, pursuant to Amendment No. 3 to Mr. Beck's Employment Agreement, the Company has agreed to forgive this loan, subject to and upon consummation of the transactions contemplated by the Investment Agreement, as discussed more fully in "Employment Contracts and Termination and Change-in-Control Arrangements" above.

  See "Proposal One--The Investment Transaction--Interest of Certain Persons in the Investment Transaction" for a description of the interests of CGE and Allen & Company Incorporated, each a beneficial owner of more than five percent of the Company's Class A Common Stock, in the transactions contemplated by the Investment Agreement.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Class A Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1993, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that option grants to purchase the following numbers of shares of Class A Common Stock were reported late on Forms 5 that were filed late by the following officers and directors of the Company: Eckardt C. Beck: 26,000 shares; Arthur L. Glenn:
73,000 shares; Harvey Goldman: 15,000 shares; Douglas A. Satzger: 15,000 shares; Joseph P. Matturro: 15,000 shares; Donald A. Deieso: 20,000 shares; Joseph L. Boren: 10,000 shares; Anthony DiMichele, Jr.: 15,000 shares; Ruthanne
G. Neely: 11,000 shares; Joseph M. Morena: 10,000 shares; Richard M. Dowd: 500 shares; Douglas M. Costle: 500 shares. In addition, a grant of 2,000 restricted shares of Class A Common Stock to Mr. Glenn was reported late on a late-filed Form 5.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

  Any proposal intended to be presented by a shareholder at the 1995 Annual Meeting must be received by the Company no later than January 24, 1995 to be considered for inclusion in the Proxy Statement for the 1995 Annual Meeting. Any proposal should be addressed to Douglas A. Satzger, Secretary, Air & Water Technologies Corporation, U.S. Highway 22 West and Station Road, Branchburg, New Jersey 08876 and should be sent by certified mail, return receipt requested.

               ADDITIONAL INFORMATION WITH RESPECT TO THE COMPANY

  The following documents previously filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Proxy Statement and are being delivered to shareholders together with this Proxy Statement:
Annual Report on Form 10-K, as amended, for the fiscal year ended October 31, 1993; Quarterly Report on Form 10-Q, as amended, for the quarterly period ended January 31, 1994; and Current Report on Form 8-K dated May 13, 1994.

  Any statement contained in a document incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document which is incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement.

  The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information incorporated by reference in the Proxy Statement (not including the exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference to the information that this Proxy Statement incorporates). Written requests should be addressed to the Secretary, Air & Water Technologies Corporation, U.S. Highway 22 West and Station Road, Branchburg, NJ 08876. Oral request may be made by telephone to the following number: (908) 685-4677.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the 1994 Annual Meeting, to be presented at that meeting for action by the shareholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

                                          By Order of the Board of Directors

                                          Douglas A. Satzger
                                          Secretary

May 24, 1994

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                           PAGE
                                                                           ----
Report of Independent Public Accountants on Financial Statements.........   F-2
Combined Balance Sheets at December 31, 1992 and 1993 and March 31, 1994
 (unaudited).............................................................   F-3
Combined Statements of Income for each of the three years in the period ended December 31, 1993 and the three months ended March 31, 1993 and
 1994 (unaudited)........................................................   F-4
Combined Statements of Changes in Stockholder's Equity for each of the three years in the period ended December 31, 1993 and the three months
 ended March 31, 1994 (unaudited)........................................   F-5
Combined Statements of Cash Flows for each of the three years in the period ended December 31, 1993 and the three months ended March 31, 1993
 and 1994 (unaudited)....................................................   F-6
Notes to Combined Financial Statements...................................   F-7
Report of Independent Public Accountants on Schedules....................  F-14
Schedule V--Combined Property, Equipment, Furniture and Fixtures for each of the three years in the period ended December 31, 1993 and the three months ended March 31, 1994 (unaudited).................................  F-15
Schedule VI--Combined Accumulated Depreciation of Property, Equipment,
 Furniture and Fixtures for each of the three years in the period ended
 December 31, 1993 and the three months ended March 31, 1994 (unaudited).  F-16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Anjou International Company:

  We have audited the accompanying combined balance sheets of Professional Services Group, Inc., and its subsidiary and 2815869 Canada, Inc. (hereinafter referred to as PSG Canada, Inc.) (which are both subsidiaries of Anjou International Company), as of December 31, 1993 and 1992, and the related combined statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1993. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Professional Services Group, Inc., and its subsidiary and PSG Canada, Inc., as of December 31, 1993 and 1992, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

  As discussed in Notes 7 and 8 of the notes to combined financial statements, in 1993, the Companies adopted Statement of Financial Accounting Standards
(SFAS) No. 109, "Accounting for Income Taxes," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits."

                                          Arthur Andersen & Co.

Houston, Texas
March 28, 1994

                     PROFESSIONAL SERVICES GROUP, INC.
                AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

                           COMBINED BALANCE SHEETS

                                                             DECEMBER 31
                                           MARCH 31    ------------------------
                 ASSETS                      1994         1993         1992
                 ------                   -----------  -----------  -----------
                                          (UNAUDITED)
CURRENT ASSETS:
 Cash and cash equivalents..............  $ 1,796,000  $ 1,014,000  $ 2,140,000
 Receivables
 Client accounts, less allowance for
  doubtful accounts of $264,000,
  $246,000 and $204,000, respectively...   10,791,000   11,568,000    8,659,000
 Unbilled revenue representing contract
  costs and profits in excess of amounts
  billed................................    2,278,000    2,779,000    2,396,000
 Due from affiliated companies..........          --           --       303,000
 Notes and other........................      860,000      690,000      652,000
 Inventories of supplies................      353,000      222,000      444,000
 Deferred tax assets....................      406,000      401,000      252,000
 Prepayments and other current assets...      208,000      278,000      169,000
                                          -----------  -----------  -----------
  Total current assets..................   16,692,000   16,952,000   15,015,000
                                          -----------  -----------  -----------
PROPERTY, EQUIPMENT, FURNITURE AND
 FIXTURES, at cost......................    7,208,000    6,885,000    5,772,000
 Accumulated depreciation and
  amortization..........................   (4,009,000)  (3,723,000)  (2,817,000)
                                          -----------  -----------  -----------
  Net property, equipment, furniture and
   fixtures.............................    3,199,000    3,162,000    2,955,000
 NON-CURRENT RECEIVABLES (Note 1).......    4,578,000    4,129,000    4,984,000
 GOODWILL...............................    1,108,000    1,141,000    1,530,000
 DEFERRED CHARGES (Note 1)..............    3,600,000    3,060,000    1,718,000
                                          -----------  -----------  -----------
  Total assets..........................  $29,177,000  $28,444,000  $26,202,000
                                          ===========  ===========  ===========
  LIABILITIES AND STOCKHOLDER'S EQUITY
  ------------------------------------
CURRENT LIABILITIES:
 Accounts payable and accrued
  liabilities...........................  $12,087,000  $10,670,000  $ 9,294,000
 Billings in excess of contract costs
  and accrued profits...................    3,663,000    4,703,000    3,584,000
 Due to Parent Company..................      294,000       41,000      393,000
 Income taxes, including amounts payable
  to Parent Company of $80,000, $0 and
  $902,000, respectively................      114,000      199,000    1,117,000
                                          -----------  -----------  -----------
  Total current liabilities.............   16,158,000   15,613,000   14,388,000
                                          -----------  -----------  -----------
DEFERRED TAX LIABILITIES................      116,000      131,000      182,000
ACCRUED POSTEMPLOYMENT BENEFITS.........       45,000       45,000          --
LONG-TERM REVOLVING DEBT, payable to
 Parent Company (Notes 2 and 4).........    8,372,000    8,472,000    9,172,000
COMMITMENTS AND CONTINGENCIES...........          --           --           --
STOCKHOLDER'S EQUITY:
 Common stock of Professional Services
  Group, Inc., $1 par value per share,
  2,000 shares authorized and 1,250
  shares issued and outstanding.........        1,000        1,000        1,000
 Common stock of PSG Canada, Inc., $0.78
  par value per share, 190,000 shares
  authorized and 190,000 shares issued
  and outstanding.......................      148,000      148,000      148,000
 Additional paid-in capital.............    4,424,000    4,424,000    4,424,000
 Cumulative effect of Canadian currency
  translation...........................      (39,000)     (27,000)      (8,000)
 Retained deficit.......................      (48,000)    (363,000)  (2,105,000)
                                          -----------  -----------  -----------
  Total stockholder's equity............    4,486,000    4,183,000    2,460,000
                                          -----------  -----------  -----------
  Total liabilities and stockholder's
   equity...............................  $29,177,000  $28,444,000  $26,202,000
                                          ===========  ===========  ===========

    The accompanying notes are an integral part of these combined financial statements.

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

                         COMBINED STATEMENTS OF INCOME

                          THREE MONTHS ENDED MARCH 31         YEARS ENDED DECEMBER 31
                          ----------------------------  -------------------------------------
                              1994           1993          1993         1992         1991
                          -------------  -------------  -----------  -----------  -----------
                                  (UNAUDITED)
REVENUES................  $  23,017,000  $  18,623,000  $77,600,000  $62,140,000  $47,484,000
DIRECT COST OF REVENUES.     19,712,000     15,904,000   65,752,000   52,571,000   41,150,000
                          -------------  -------------  -----------  -----------  -----------
GROSS MARGIN............      3,305,000      2,719,000   11,848,000    9,569,000    6,334,000
GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............      2,708,000      2,185,000    8,833,000    7,355,000    4,930,000
OTHER (INCOME) EXPENSE:
  Interest income.......       (114,000)      (102,000)    (476,000)    (380,000)  (1,138,000)
  Interest expense......        138,000        141,000      516,000      591,000    1,148,000
  (Gain) loss on sale of
   property, equipment,
   furniture and
   fixtures.............            --           4,000       10,000      (82,000)         --
  Other (income)
   expense..............          2,000         19,000       26,000      (23,000)         --
                          -------------  -------------  -----------  -----------  -----------
INCOME BEFORE INCOME
 TAXES..................        571,000        472,000    2,939,000    2,108,000    1,394,000
PROVISION FOR INCOME
 TAXES..................        256,000        205,000    1,275,000      939,000      691,000
                          -------------  -------------  -----------  -----------  -----------
INCOME BEFORE CUMULATIVE
 EFFECT OF ACCOUNTING
 CHANGES................        315,000        267,000    1,664,000    1,169,000      703,000
CUMULATIVE EFFECT OF
 ACCOUNTING CHANGES, net
 (Notes 7 and 8)........            --          78,000       78,000          --           --
                          -------------  -------------  -----------  -----------  -----------
NET INCOME..............  $     315,000  $     345,000  $ 1,742,000  $ 1,169,000  $   703,000
                          =============  =============  ===========  ===========  ===========

    The accompanying notes are an integral part of these combined financial statements.

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 1991, 1992 AND 1993 AND THE THREE MONTHS ENDED
                                 MARCH 31, 1994

                              CAPITAL STOCK                CUMULATIVE
                          ---------------------              EFFECT
                          PROFESSIONAL   PSG    ADDITIONAL OF CANADIAN
                            SERVICES    CANADA   PAID-IN    CURRENCY    RETAINED
                          GROUP, INC.    INC.    CAPITAL   TRANSLATION   DEFICIT      TOTAL
                          ------------ -------- ---------- ----------- -----------  ----------
BALANCE, January 1,
 1991...................     $1,000    $    --  $4,424,000  $    --    $(3,977,000) $  448,000
NET INCOME FOR 1991.....        --          --         --        --        703,000     703,000
                             ------    -------- ----------  --------   -----------  ----------
BALANCE, December 31,
 1991...................      1,000         --   4,424,000       --     (3,274,000)  1,151,000
FORMATION OF PSG CANADA,
 INC....................        --      148,000        --        --            --      148,000
CURRENCY TRANSLATION
 ADJUSTMENT.............        --          --         --     (8,000)          --       (8,000)
NET INCOME FOR 1992.....        --          --         --        --      1,169,000   1,169,000
                             ------    -------- ----------  --------   -----------  ----------
BALANCE, December 31,
 1992...................      1,000     148,000  4,424,000    (8,000)   (2,105,000)  2,460,000
CURRENCY TRANSLATION
 ADJUSTMENT.............        --          --         --    (19,000)          --      (19,000)
NET INCOME FOR 1993.....        --          --         --        --      1,742,000   1,742,000
                             ------    -------- ----------  --------   -----------  ----------
BALANCE, December 31,
 1993...................      1,000     148,000  4,424,000   (27,000)     (363,000)  4,183,000
CURRENCY TRANSLATION
 ADJUSTMENT (unaudited).        --          --         --    (12,000)          --      (12,000)
NET INCOME FOR THREE
 MONTHS Ended March 31,
 1994 (unaudited).......        --          --         --        --        315,000     315,000
                             ------    -------- ----------  --------   -----------  ----------
BALANCE, March 31, 1994
 (unaudited)............     $1,000    $148,000 $4,424,000  $(39,000)  $   (48,000) $4,486,000
                             ======    ======== ==========  ========   ===========  ==========

    The accompanying notes are an integral part of these combined financial statements.

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                          THREE MONTHS ENDED
                               MARCH 31              YEARS ENDED DECEMBER 31
                         ----------------------  ----------------------------------
                            1994        1993        1993        1992        1991
                         ----------  ----------  ----------  ----------  ----------
                              (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income............  $  315,000  $  345,000  $1,742,000  $1,169,000  $  703,000
 Adjustments to
  reconcile net income
  to net cash provided
  by (used in)
  operating
  activities--
 Provision for doubtful
  accounts.............      18,000      12,000     200,000     402,000      57,000
 Depreciation of
  property, equipment,
  furniture and
  fixtures.............     292,000     290,000   1,141,000     999,000     648,000
 Amortization of
  goodwill and deferred
  charges..............     305,000     258,000     901,000     726,000     528,000
 (Gain) loss on sale of
  property, equipment,
  furniture and
  fixtures.............         --          --       10,000     (82,000)        --
 Cumulative effect of
  accounting changes,
  net..................         --      (78,000)    (78,000)        --          --
 Deferred tax (benefit)
  expense..............     (20,000)    (36,000)   (228,000)     82,000      43,000
 Changes in assets and
  liabilities--
  Client accounts
   receivable..........     759,000    (315,000) (2,951,000)  1,109,000  (1,596,000)
  Unbilled revenue.....     501,000    (953,000)   (401,000)   (662,000)    230,000
  Due from affiliated
   companies...........         --      (10,000)    303,000    (303,000)    627,000
  Inventories of
   supplies............    (131,000)    (11,000)     78,000     (67,000)    (49,000)
  Prepayments and other
   current assets......    (104,000)     52,000    (122,000)    (13,000)    (37,000)
  Accounts payable and
   accrued liabilities.   1,261,000    (312,000)  1,138,000   1,974,000   3,708,000
  Billings in excess of
   contract costs......  (1,040,000)   (118,000)  1,119,000   1,177,000    (116,000)
  Due to affiliated
   companies...........     253,000    (100,000)   (352,000)    255,000     138,000
  Income taxes payable.     (59,000)     88,000    (766,000)    269,000     559,000
  Non-current
   receivables.........    (474,000)    231,000   1,057,000    (427,000)    434,000
                         ----------  ----------  ----------  ----------  ----------
   Net cash provided by
    (used in) operating
    activities.........   1,876,000    (657,000)  2,791,000   6,608,000   5,877,000
                         ----------  ----------  ----------  ----------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Capital expenditures..    (338,000)   (307,000) (1,435,000) (1,245,000) (1,841,000)
 Increase in deferred
  charges..............    (656,000)   (582,000) (2,282,000) (1,587,000)   (875,000)
 Proceeds from the sale
  of property,
  equipment, furniture
  and fixtures.........         --        4,000         --        4,000      40,000
 Proceeds from sale of
  assets of USG (Note
  2)...................         --          --      500,000         --          --
                         ----------  ----------  ----------  ----------  ----------
   Net cash used in
    investing
    activities.........    (994,000)   (885,000) (3,217,000) (2,828,000) (2,676,000)
                         ----------  ----------  ----------  ----------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Increase in revolving
  debt.................   2,400,000     300,000   2,800,000   2,400,000   3,500,000
 Reductions in
  revolving debt.......  (2,500,000)        --   (3,500,000) (4,200,000) (6,125,000)
 Principal repayments
  on external debt.....         --          --          --     (178,000)    (69,000)
 Formation of PSG
  Canada, Inc. (Note
  1)...................         --          --          --     (148,000)        --
 Net payment of long-
  term obligation......         --          --          --     (228,000)        --
                         ----------  ----------  ----------  ----------  ----------
   Net cash provided by
    (used in) financing
    activities.........    (100,000)    300,000    (700,000) (2,354,000) (2,694,000)
                         ----------  ----------  ----------  ----------  ----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........     782,000  (1,242,000) (1,126,000)  1,426,000     507,000
CASH AND CASH
 EQUIVALENTS, beginning
 of the period.........   1,014,000   2,140,000   2,140,000     714,000     207,000
                         ----------  ----------  ----------  ----------  ----------
CASH AND CASH
 EQUIVALENTS, end of
 the period............  $1,796,000  $  898,000  $1,014,000  $2,140,000  $  714,000
                         ==========  ==========  ==========  ==========  ==========
SUPPLEMENTAL
 INFORMATION:
 Interest paid.........  $  185,000  $      --   $  517,000  $  584,000  $   20,000
                         ==========  ==========  ==========  ==========  ==========
 Income taxes paid.....  $  355,000  $  146,000  $2,348,000  $  588,000  $  102,000
                         ==========  ==========  ==========  ==========  ==========

    The accompanying notes are an integral part of these combined financial statements.

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
(INCLUDING UNAUDITED INFORMATION REGARDING THE PERIODS ENDED MARCH 31, 1994 AND
                                     1993)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  Professional Services Group, Inc. (PSG), a Minnesota corporation, became a wholly-owned subsidiary of Anjou International Company (Anjou or the Parent Company), which is ultimately owned by Compagnie Generale des Eaux (CGE), a publicly traded French company, in 1981. PSG has a Canadian affiliate with the registered name of 2815869 Canada, Inc. (PSG Canada, Inc.), which was formed in April 1992 to conduct business similar to that of PSG in Canada. PSG Canada, Inc., is also a wholly-owned subsidiary of Anjou. The combined amounts of both PSG and PSG Canada, Inc., are referred to as the Company in the information provided below. Both PSG and PSG Canada, Inc., operate municipal and private wastewater and water treatment facilities under long-term contracts and provide consulting services on a project or short-term basis to their clients.

  As of March 31, 1994 and December 31, 1993, PSG had 51 and 47 contracts, respectively, with terms ranging from a month-to-month basis to contracts lasting several years, and PSG Canada, Inc., had one contract at both dates that expires on June 30, 1997.

 Principles of Consolidation

  Except as discussed below, the combined financial statements include the consolidated accounts of PSG and its wholly-owned subsidiary, Utility Services Group (USG), as well as the accounts of PSG Canada, Inc. All intercompany transactions and balances have been eliminated. In May 1993, PSG sold substantially all of the net assets of USG having a recorded book value of approximately $700,000, for $500,000 in cash and a note receivable of $200,000.

  The accounts of PSG Canada, Inc., have been translated into U.S. dollars using average exchange rates for revenues and expenses and the actual rate in effect at each balance sheet date for assets and liabilities. Transaction gains and losses are reflected in other expense and were not significant. The functional currency of PSG Canada, Inc., is the Canadian dollar, and the cumulative effect of Canadian currency translation is included as a separate component of stockholder's equity.

 Revenue and Cost Recognition

  Contract revenue is recognized on a percentage-of-completion basis by relating the direct cost of the work performed to date to the most recent estimate of the total contract costs, and the expected overall contract margin percentage is then used to recognize contract margin applicable to the direct cost of revenues. Losses on contracts are recognized in their entirety when a loss becomes evident. Unbilled revenue represents the excess of contract revenues recognized over billings to date. Billings in excess of contract costs represent the excess of billings to date over contract costs incurred and accrued profits.

 Inventories of Supplies

  Inventories of supplies are priced at the lower of cost or estimated market. Cost is determined primarily using the specific-cost method.

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INCLUDING UNAUDITED INFORMATION REGARDING THE PERIODS ENDED MARCH 31, 1994 AND
                                     1993)
 Non-Current Receivables

  Non-current receivables consisted of the following (in thousands):

                                                              DECEMBER 31,
                                                  MARCH 31,  ----------------
                                                    1994      1993     1992
                                                 ----------- -------  -------
                                                 (UNAUDITED)
   Amounts to be realized under contracts.......   $ 5,502   $ 4,844  $ 5,742
   Receivables from others......................       250       296      315
   Note receivable from Hydrologic, Inc.,
    received in connection with the sale of the
    net assets of USG...........................       117       142      --
   Employee notes and advances..................       175       169      143
                                                   -------   -------  -------
                                                     6,044     5,451    6,200
   Portion classified as current receivables....    (1,466)   (1,322)  (1,216)
                                                   -------   -------  -------
                                                   $ 4,578   $ 4,129  $ 4,984
                                                   =======   =======  =======

  In July 1988, PSG executed a 10-year contract with a client which provided for payments to PSG in contract years two through 10. In year one of the contract, PSG recognized revenue relating to this contract, and this amount is being realized over the nine-year billing period. PSG also has agreed to delay billings on another contract. Under the terms of this contract, the client has agreed to repay PSG for the delayed billings together with a handling charge and interest.

  In the first quarter of 1994, PSG agreed to delay billings on an additional new contract; accordingly, amounts to be realized under contracts increased by $905,000 (unaudited) at March 31, 1994.

 Property, Equipment, Furniture and Fixtures

  Property, equipment, furniture and fixtures consisted of the following (in thousands):

                                                                DECEMBER 31,
                                       ESTIMATED    MARCH 31,  ----------------
                                         LIVES        1994      1993     1992
                                      ------------ ----------- -------  -------
                                       (IN YEARS)  (UNAUDITED)
   Land..............................     --         $   122   $   122  $   --
   Service equipment.................     3-10         3,603     3,590    3,458
   Office equipment..................     3-5          1,968     1,824    1,250
   Furniture and fixtures............     3-7            922       782      641
   Vehicles..........................     3-5            419       403      262
   Leasehold improvements............ Lease period       174       164      161
                                                     -------   -------  -------
                                                       7,208     6,885    5,772
   Accumulated depreciation..........                 (4,009)   (3,723)  (2,817)
                                                     -------   -------  -------
                                                     $ 3,199   $ 3,162  $ 2,955
                                                     =======   =======  =======

  For financial reporting purposes, the Company depreciates equipment, furniture and fixtures over their estimated useful lives using the straight-line method.

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INCLUDING UNAUDITED INFORMATION REGARDING THE PERIODS ENDED MARCH 31, 1994 AND
                                     1993)
 Deferred Charges

  Deferred charges represent certain direct expenses incurred in successfully marketing and arranging new contracts and costs incurred in order to take over the related new operations. Deferred charges are amortized over the terms of the specific new contract using the straight-line method.

 Goodwill

  The excess of the consideration paid over the fair values of tangible net assets at the date of acquisition of acquired operations (goodwill) is being amortized by charges to income on a straight-line basis over a period of 20 years.

 Supplemental Cash Flow Information

  For purposes of the combined statements of cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

2. LONG-TERM REVOLVING DEBT

  The Company has a revolving credit arrangement with Anjou which provides for unsecured borrowings under a revolving open account. At March 31, 1994 and December 31, 1993 and 1992, the Company's debt payable to Anjou was $8,372,000 (unaudited), $8,472,000 and $9,172,000, respectively, which accrues interest at the prime interest rate. The Company has reported this debt as non-current in the accompanying combined balance sheets because there are no formal repayment terms and PSG does not expect Anjou to demand any repayment during 1994; however, PSG may reduce the balance outstanding if funds are available.

3. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities consisted of the following (in thousands):

                                                                  DECEMBER 31,
                                                      MARCH 31,  --------------
                                                        1994      1993    1992
                                                     ----------- ------- ------
                                                     (UNAUDITED)
   Accounts payable--trade..........................   $ 1,726   $   902 $1,544
   Accrued liabilities--
    Due to the Parent Company for Pension
    obligations.....................................     2,610     2,350  1,567
    Insurance accruals, including provisions for
     self-insurance (Note 6)........................     1,565     1,304  1,254
    Salaries and benefits...........................     2,934     3,151  2,579
    Estimated contract expenses, including utility
     expenses.......................................     3,252     2,963  2,350
                                                       -------   ------- ------
                                                       $12,087   $10,670 $9,294
                                                       =======   ======= ======

4. TRANSACTIONS WITH AFFILIATED COMPANIES

  Interest expense related to PSG's line of credit with Anjou of $138,000 (unaudited), $141,000 (unaudited), $516,000 and $538,000, respectively, is reflected in the combined statements of income for the three months ended March 31, 1994 and 1993 and for the years ended December 31, 1993 and 1992.

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INCLUDING UNAUDITED INFORMATION REGARDING THE PERIODS ENDED MARCH 31, 1994 AND
                                     1993)
  The non-contributory defined benefit pension program of Anjou covers a substantial number of the employees of PSG. Pension benefits are based primarily on years of service and compensation levels prior to retirement. The cost of pension benefits under such retirement program is determined by an independent actuarial firm. Contributions to this program are made in accordance with the regulations of the Employee Retirement Income Security Act of 1974. Expenses of $282,000 (unaudited), $209,000 (unaudited), $630,000,
$656,000 and $845,000, respectively, for the three months ended March 31, 1994 and 1993 and for the years ended December 31, 1991, 1992 and 1993, are included in the accompanying combined statements of income. This expense is based upon an allocation made by management. Separate actuarial valuations of PSG's position in this program are not available.

  PSG Canada, Inc., has a defined contribution pension plan which covers all of its employees after six months of service. This plan provides for a mandatory employee contribution of 4 percent of compensation which is matched by a 2 percent employer contribution. The employee becomes fully vested in the employer contribution after two years of service. PSG Canada, Inc. had pension expenses of $13,000 in 1992 and $10,000 in 1993.

  From time to time, the Company has paid amounts on behalf of its affiliated companies, which are later reimbursed by the affiliate. At December 31, 1992, $303,000 of such amount had not been reimbursed to the Company by its affiliates.

  The Company is often required to procure bid, performance, material and labor bonds from surety companies, particularly for clients in the public sector. Anjou has been required to indemnify surety companies providing bid and performance bonds for any payments the sureties are required to make under the Company's bonds.

  The Company is charged a management fee by Anjou for managerial assistance. For the three months ended March 31, 1994 and 1993 and for the years ended December 31, 1993, 1992 and 1991 this management fee was $116,250 (unaudited), $106,250 (unaudited), $425,000, $390,000, and $375,000, respectively.

5. SIGNIFICANT CLIENTS

  The majority of the Company's revenues are derived from contracts with municipalities. During 1993, 1992 and 1991, the Company had one customer which accounted for 12 percent, two customers which accounted for 25 percent, and one customer which accounted for 19 percent, respectively, of total combined revenues. No other client represented 10 percent or more of the Company's combined revenues during the three years ended December 31, 1993.

6. COMMITMENTS AND CONTINGENCIES

  The Company believes that it presently maintains adequate insurance coverage for all of its present operational activities, except that, like other companies in its industry, the Company has been limited in obtaining additional environmental liability insurance due to drastic increases in the cost of such coverage caused by aggressive federal enforcement of federal environmental regulations and legal decisions adverse to insurance carriers involving pollution damage. A successful claim or claims in an amount in excess of the Company's insurance coverage or for which there is no coverage could have a material adverse effect on it; however, management believes that insurance for Company operations and other exposures is adequate to cover any reasonable contingency.

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INCLUDING UNAUDITED INFORMATION REGARDING THE PERIODS ENDED MARCH 31, 1994 AND
                                     1993)
  The Company has a policy to self-insure with regard to $250,000 of liability related to each claim occurrence plus a portion of legal fees that may be incurred and has established certain self-insurance reserves to provide for the estimated losses not covered by its insurance coverages. The Company is involved in claims and litigation arising from its operations. In the opinion of management, claims and lawsuits are adequately covered by insurance or will not otherwise have a material effect on the Company's financial position or results of operations.

  The Company's Houston office space is leased under an agreement which expires in May 1998 and requires monthly payments of approximately $13,000. The Company also leases automobiles and equipment under agreements which expire at varying times through 2001. Total rental expense charged to operations for the years ended December 31, 1993, 1992 and 1991 was $1,040,000, $944,000 and $660,000
respectively.

  Estimated future minimum payments under noncancelable operating leases were as follows (in thousands):

                                                        MARCH 31,  DECEMBER 31,
                                                          1994         1993
                                                       ----------- ------------
                                                       (UNAUDITED)
   Year ending December 31--
     1994.............................................   $  625       $  833
     1995.............................................      695          695
     1996.............................................      568          568
     1997.............................................      317          317
     1998.............................................       55           55
     Thereafter.......................................        6            6
                                                         ------       ------
                                                         $2,266       $2,474
                                                         ======       ======

7. INCOME TAXES

  The Company has an informal tax-sharing arrangement with Anjou, and its taxable results are included in the consolidated federal income tax return of Anjou's U.S. parent. For financial reporting purposes, the Company recognizes income tax expense as if it was filing a separate tax return and the U.S. income taxes provided are paid to the parent. Income before income taxes includes amounts applicable to Canada of $195,000 (unaudited), $133,000 (unaudited) and $624,000, $142,000 and $0, for the three months ended March 31, 1994 and 1993 and for the years ended December 31, 1993, 1992 and 1991, respectively. The Canadian company provides income taxes based on the tax regulations of Canada and pays such taxes directly to the appropriate Canadian taxing authorities. The remaining income before income taxes relates to the Company's domestic operations.

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INCLUDING UNAUDITED INFORMATION REGARDING THE PERIODS ENDED MARCH 31, 1994 AND
                                     1993)

  The Company's combined provision for income taxes consisted of the following (in thousands):

                                   THREE MONTHS
                                  ENDED MARCH 31,    YEAR ENDED DECEMBER 31,
                                  ----------------  --------------------------
                                   1994     1993      1993      1992    1991
                                  -------  -------  ---------  ------- -------
                                    (UNAUDITED)
   Provision for income taxes--
    Current--
     U.S. Federal................ $   162  $   166  $   1,008  $   643 $   521
     State.......................      40       36        223      157     127
     Canadian....................      74       60        272       57     --
                                  -------  -------  ---------  ------- -------
      Total current..............     276      262      1,503      857     648
                                  -------  -------  ---------  ------- -------
    Deferred--
     U.S. Federal................     (17)     (46)      (187)      82      43
     State.......................      (3)     (11)       (41)     --      --
                                  -------  -------  ---------  ------- -------
      Total deferred.............     (20)     (57)      (228)      82      43
                                  -------  -------  ---------  ------- -------
      Total provision............ $   256  $   205  $   1,275  $   939 $   691
                                  =======  =======  =========  ======= =======

  Effective January 1, 1993, PSG adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." The adoption of SFAS 109 changed PSG's method of accounting for income taxes to the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting bases of assets and liabilities based on enacted tax rates. The cumulative effect of the adoption of SFAS 109 increased 1993 net income by $105,000, and this amount is reported within the caption "cumulative effect of accounting changes, net" in the 1993 combined statement of income. Also See Note 8.

  Deferred taxes resulted from the following temporary differences at March 31, 1994 and December 31, 1993 (in thousands):

                                                        MARCH 31,  DECEMBER 31,
                                                          1994         1993
                                                       ----------- ------------
                                                       (UNAUDITED)
   Deferred tax assets related to--
     Accrued expenses.................................    $ 258       $ 293
     Reserve for bad debts............................      112         103
     Deferred contract start-up costs.................       70          70
     Other............................................      --            5
                                                          -----       -----
       Gross deferred tax assets......................      440         471
                                                          -----       -----
   Deferred tax liabilities related to--
     Depreciation of equipment, furniture and
      fixtures........................................     (150)       (201)
                                                          -----       -----
       Gross deferred tax liabilities.................     (150)       (201)
       Net deferred tax assets........................    $ 290       $ 270
                                                          =====       =====
   Current portion of deferred tax assets.............    $ 406       $ 401
   Non-current deferred tax liabilities...............     (116)       (131)
                                                          -----       -----
       Net deferred tax assets........................    $ 290       $ 270
                                                          =====       =====

                       PROFESSIONAL SERVICES GROUP, INC.
                  AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INCLUDING UNAUDITED INFORMATION REGARDING THE PERIODS ENDED MARCH 31, 1994 AND
                                     1993)

  In 1991 and 1992, the Company accounted for income taxes in accordance with Accounting Principles Board Opinion No. 11. The deferred tax provisions for the years ended December 31, 1992 and 1991, are principally attributable to timing differences related to depreciation expense offset by various timing differences relating to doubtful accounts and expense accruals.

  A reconciliation between the provision for income taxes and income taxes computed by applying the U.S. statutory tax rate follows (in thousands):

                                      THREE MONTHS
                                     ENDED MARCH 31,  YEAR ENDED DECEMBER 31,
                                     --------------- -------------------------
                                      1994    1993     1993     1992    1991
                                     ------- ------- --------- ------- -------
                                       (UNAUDITED)
   Provision at U.S. statutory
    rates........................... $   194 $   156 $   1,029 $   717 $   474
   Effect of--
     Canadian taxes in excess of
      U.S. Statutory Rates..........      11       8        59       8     --
     Provision for state income
      taxes.........................      37      25       145     104      81
     Tax effect of goodwill
      amortization, other
      nondeductible expenses and
      other.........................      14      16        42     110     136
                                     ------- ------- --------- ------- -------
   Provision for income taxes....... $   256 $   205 $   1,275 $   939 $   691
                                     ======= ======= ========= ======= =======

8. ACCOUNTING CHANGE FOR POSTEMPLOYMENT BENEFITS

  Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," which resulted in the recognition of a cumulative expense of $27,000, net of $18,000 tax benefit, for its estimated obligations for postemployment benefits at that date.

9. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                 BALANCE AT ADDITIONS
                                 BEGINNING  CHARGED TO             BALANCE AT
                                 OF PERIOD   EXPENSE   WRITE-OFFS END OF PERIOD
                                 ---------- ---------- ---------- -------------
                                                 (IN THOUSANDS)
   Allowance for doubtful
    accounts--
     Three months ended March
      31, 1994 (unaudited)......    $246       $ 18       $--         $264
     Year ended December 31,
      1993......................     204        200        158         246
     Year ended December 31,
      1992......................     137        402        335         204
     Year ended December 31,
      1991......................     154         57         74         137

10. SUBSEQUENT EVENT

  On March 18, 1994, the Company's ultimate parent (Compagnie Generale des
Eaux) announced that it had reached an agreement with Air & Water Technologies Corporation (AWT) which provides that, after approval by the stockholders of AWT and certain other regulatory approvals, the Company would become an operation of AWT.

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULES

To Anjou International Company:

  We have audited, in accordance with generally accepted auditing standards, the combined financial statements of Professional Services Group, Inc., and its subsidiary and 2815869 Canada, Inc. (hereinafter referred to as PSG Canada, Inc.), as of December 31, 1993 and 1992, and for the three years in the period ended December 31, 1993, and have issued our report thereon dated March 28, 1994. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. Schedules V and VI are the responsibility of the Companies' management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic combined financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic combined financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic combined financial statements taken as a whole.

                                          Arthur Andersen & Co.

Houston, Texas
March 28, 1994

                      PROFESSIONAL SERVICES GROUP, INC.
                AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

        SCHEDULE V--COMBINED PROPERTY, EQUIPMENT, FURNITURE AND FIXTURES

            FOR THE YEARS ENDED DECEMBER 31, 1991, 1992 AND 1993
                  AND THE THREE MONTHS ENDED MARCH 31, 1994

                                   BALANCE AT                       BALANCE AT
                                   BEGINNING            RETIREMENTS    END
                                   OF PERIOD  ADDITIONS  OR SALES   OF PERIOD
                                   ---------- --------- ----------- ----------
                                                 (IN THOUSANDS)
Year ended December 31, 1991--
  Leasehold improvements..........   $   98    $  150      $--        $  248
  Equipment.......................    2,728     1,574       192        4,110
  Furniture and fixtures..........      247       117       --           364
                                     ------    ------      ----       ------
                                     $3,073    $1,841      $192       $4,722
                                     ======    ======      ====       ======
Year ended December 31, 1992--
  Leasehold improvements..........   $  248    $    6      $ 93       $  161
  Equipment.......................    4,110       978       118        4,970
  Furniture and fixtures..........      364       278         1          641
                                     ------    ------      ----       ------
                                     $4,722    $1,262      $212       $5,772
                                     ======    ======      ====       ======
Year ended December 31, 1993--
  Land............................   $  --     $  122      $--        $  122
  Leasehold improvements..........      161         7         4          164
  Equipment.......................    4,970     1,154       307        5,817
  Furniture and fixtures..........      641       152        11          782
                                     ------    ------      ----       ------
                                     $5,772    $1,435      $322       $6,885
                                     ======    ======      ====       ======
Three months ended March 31, 1994
 (unaudited)
  Land............................   $  122    $  --       $--        $  122
  Leasehold improvements..........      164        10       --           174
  Equipment.......................    5,817       188        15        5,990
  Furniture and fixtures..........      782       140       --           922
                                     ------    ------      ----       ------
                                     $6,885    $  338      $ 15       $7,208
                                     ======    ======      ====       ======

                     PROFESSIONAL SERVICES GROUP, INC.
                AND ITS CANADIAN AFFILIATE--PSG CANADA, INC.

     SCHEDULE VI--COMBINED ACCUMULATED DEPRECIATION OF PROPERTY, EQUIPMENT,
                             FURNITURE AND FIXTURES

            FOR THE YEARS ENDED DECEMBER 31, 1991, 1992 AND 1993
                  AND THE THREE MONTHS ENDED MARCH 31, 1994

                                BALANCE AT                          BALANCE AT
                                BEGINNING               RETIREMENTS    END
                                OF PERIOD  ADDITIONS(1)  OR SALES   OF PERIOD
                                ---------- ------------ ----------- ----------
                                                (IN THOUSANDS)
Year ended December 31, 1991--
  Leasehold improvements.......   $   19      $   22       $--        $   41
  Equipment....................    1,105         573         35        1,643
  Furniture and fixtures.......      154          53        --           207
                                  ------      ------       ----       ------
                                  $1,278      $  648       $ 35       $1,891
                                  ======      ======       ====       ======
Year ended December 31, 1992--
  Leasehold improvements.......   $   41      $   23       $ 10       $   54
  Equipment....................    1,643         909         63        2,489
  Furniture and fixtures.......      207          67        --           274
                                  ------      ------       ----       ------
                                  $1,891      $  999       $ 73       $2,817
                                  ======      ======       ====       ======
Year ended December 31, 1993--
  Leasehold improvements.......   $   54      $   11       $  2       $   63
  Equipment....................    2,489       1,000        226        3,263
  Furniture and Fixtures.......      274         130          7          397
                                  ------      ------       ----       ------
                                  $2,817      $1,141       $235       $3,723
                                  ======      ======       ====       ======
Three months ended March 31,
 1994 (unaudited)
  Leasehold improvements.......   $   63      $    2       $--        $   65
  Equipment....................    3,263         255          6        3,512
  Furniture and fixtures.......      397          35        --           432
                                  ------      ------       ----       ------
                                  $3,723      $  292       $  6       $4,009
                                  ======      ======       ====       ======

- - --------
(1) See Note 1 of notes to combined financial statements for discussion of depreciation and lives.

                                                                         ANNEX I

                              INVESTMENT AGREEMENT

                                  DATED AS OF

                                 MARCH 30, 1994

                                     AMONG

                     AIR & WATER TECHNOLOGIES CORPORATION,

                          COMPAGNIE GENERALE DES EAUX

                                      AND

                          ANJOU INTERNATIONAL COMPANY

                               TABLE OF CONTENTS

                                   ARTICLE 1

                                  DEFINITIONS

                                                                            PAGE
                                                                            ----
  1.1  Definitions........................................................   I-1

                                   ARTICLE 2

                           PURCHASE AND SALE; MERGER

  2.1  Purchase and Sale..................................................   I-4
  2.2  The Merger.........................................................   I-4
  2.3  Closing............................................................   I-4
  2.4  Closing Balance Sheet..............................................   I-5
  2.5  Adjustment of Purchase Price.......................................   I-6
  2.6  Legending of Securities............................................   I-6

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF ANJOU AND CGE

  3.1  Corporate Existence and Power......................................   I-6
  3.2  Corporate Authorization............................................   I-7
  3.3  Governmental Authorization.........................................   I-7
  3.4  Non-Contravention..................................................   I-7
  3.5  Capitalization.....................................................   I-7
  3.6  Ownership of Shares................................................   I-7
  3.7  Subsidiaries.......................................................   I-7
  3.8  Financial Statements...............................................   I-7
  3.9  AWT Proxy Materials................................................   I-8
  3.10 Absence of Certain Changes.........................................   I-8
  3.11 No Undisclosed Material Liabilities................................   I-8
  3.12 Intercompany Accounts..............................................   I-9
  3.13 Material Contracts.................................................   I-9
  3.14 Litigation.........................................................   I-9
  3.15 Compliance with Laws and Court Orders; No Defaults.................   I-9
  3.16 Insurance Coverage.................................................  I-10
  3.17 Finders' Fees; Certain Payments....................................  I-10
  3.18 Employee Benefit Plans.............................................  I-10
  3.19 Taxes..............................................................  I-11
  3.20 Environmental Matters..............................................  I-11
  3.21 Properties.........................................................  I-12
  3.22 Receivables........................................................  I-12
  3.23 Purchase for Investment............................................  I-12
  3.24 Other Information..................................................  I-12

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF AWT

                                                                            PAGE
                                                                            ----
  4.1  Corporate Existence and Power......................................  I-12
  4.2  Corporate Authorization............................................  I-12
  4.3  Governmental Authorization.........................................  I-13
  4.4  Non-Contravention..................................................  I-13
  4.5  Capitalization.....................................................  I-13
  4.6  SEC Filings........................................................  I-13
  4.7  Financial Statements...............................................  I-13
  4.8  Absence of Certain Changes.........................................  I-14
  4.9  No Undisclosed Material Liabilities................................  I-14
  4.10 AWT Proxy Materials................................................  I-14
  4.11 Compliance with Contracts..........................................  I-15
  4.12 Litigation.........................................................  I-15
  4.13 Compliance with Laws and Court Orders; No Defaults.................  I-15
  4.14 Insurance Coverage.................................................  I-15
  4.15 Finders' Fees......................................................  I-15
  4.16 Employee Benefit Plans.............................................  I-15
  4.17 Taxes..............................................................  I-16
  4.18 Purchase for Investment............................................  I-17
  4.19 Other Information..................................................  I-17

                                   ARTICLE 5

                           COVENANTS OF CGE AND ANJOU

  5.1  Conduct of the PSG Group...........................................  I-17
  5.2  Access to Information..............................................  I-18
  5.3  Notices of Certain Events..........................................  I-18
  5.4  Resignations.......................................................  I-18
  5.5  Voting of Shares; Acquisitions of Shares...........................  I-18
  5.6  Joint Efforts......................................................  I-18
  5.7  Other Agreements...................................................  I-18

                                   ARTICLE 6

                                COVENANTS OF AWT

  6.1  Conduct of Business................................................  I-19
  6.2  Access to Information..............................................  I-19
  6.3  Notices of Certain Events..........................................  I-19
  6.4  Stockholder Meeting; Proxy Materials...............................  I-20
  6.5  No-Shop............................................................  I-20
  6.6  Access to Books and Records........................................  I-20
  6.7  Registration Rights................................................  I-20

                                   ARTICLE 7

                        COVENANTS OF AWT, ANJOU AND CGE

  7.1  Intercompany Accounts; Bonding and Insurance.......................  I-20
  7.2  Board Representation; Management...................................  I-21
  7.3  Affiliate Transactions.............................................  I-21
  7.4  Filings; Consents; Best Efforts....................................  I-22

                                   ARTICLE 8

                                  TAX MATTERS

                                                                            PAGE
                                                                            ----
  8.1  Tax Covenants......................................................  I-22
  8.2  Transfer Taxes.....................................................  I-23
  8.3  Termination of Existing Tax Sharing Arrangements...................  I-23
  8.4  Tax Sharing........................................................  I-23
  8.5  Cooperation on Tax Matters.........................................  I-23
  8.6  Indemnification by Anjou...........................................  I-24
  8.7  Refunds............................................................  I-25
  8.8  Survival...........................................................  I-25

                                   ARTICLE 9

                               EMPLOYEE BENEFITS

  9.1  Pension Plan.......................................................  I-25
  9.2  Other Employee Plans...............................................  I-26
  9.3  Third Party Beneficiaries..........................................  I-26

                                   ARTICLE 10

                             CONDITIONS TO CLOSING

 10.1  Conditions to Obligations of AWT, CGE and Anjou....................  I-26
 10.2  Conditions to Obligation of AWT....................................  I-27
 10.3  Conditions to Obligation of CGE and Anjou..........................  I-27

                                   ARTICLE 11

                                  TERMINATION

 11.1  Grounds for Termination............................................  I-28
 11.2  Effect of Termination..............................................  I-28

                                   ARTICLE 12

                                 MISCELLANEOUS

 12.1  Notices............................................................  I-28
 12.2  Amendments and Waivers.............................................  I-29
 12.3  Expenses...........................................................  I-29
 12.4  Successors and Assigns.............................................  I-29
 12.5  Governing Law......................................................  I-29
 12.6  Counterparts; Third Party Beneficiaries............................  I-29
 12.7  No Survival........................................................  I-29
 12.8  Public Announcements...............................................  I-29
 12.9  Entire Agreement; Exhibits.........................................  I-30
 12.10 Headings...........................................................  I-30
 12.11 Specific Performance...............................................  I-30

                              INVESTMENT AGREEMENT

  AGREEMENT dated as of March 30, 1994 among Air & Water Technologies Corporation, a Delaware corporation ("AWT"), Compagnie Generale des Eaux, a French corporation ("CGE") and its indirectly wholly-owned subsidiary, Anjou International Company, a Delaware corporation ("ANJOU").

  The parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

  1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that for purposes of this Agreement (i) PSG and PSG Canada shall not be considered an Affiliate of CGE or Anjou, (ii) CGE and AWT (and their respective Subsidiaries) shall not be considered Affiliates of one another and (iii) any joint-venture or partnership by any party hereto with any other Person shall be deemed not to be an Affiliate of any party hereto.

  "ASSOCIATE" means, when used to indicate a relationship with a Person, a corporation or other entity of which such Person is, directly or indirectly, the beneficial owner of 15% or more of its total voting power.

  "AWT BENEFIT ARRANGEMENT" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an AWT Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by AWT, any of its Affiliates or Subsidiaries and (iii) covers any employee or former employee of AWT or any Subsidiary of AWT employed in the United States.

  "AWT EMPLOYEE PLAN" means any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by AWT or any of its Affiliates or Subsidiaries and (iii) covers any employee or former employee of AWT or any Subsidiary of AWT.

  "AWT INTERNATIONAL PLAN" means any employment, severance or similar contract or arrangement (whether of not written) or any plan, policy, fund, program or arrangement or contract providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an AWT Employee Plan or an AWT Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to by AWT or any of its Affiliates and (iii) covers any employee or former employee of AWT or any Subsidiary of AWT.

  "AWT PROXY MATERIALS" means each document filed by AWT with the Commission in connection with the meeting of the stockholders of AWT described in Section 6.4 including, without limitation, the proxy statement of AWT and any amendment or supplement thereto.

  "BALANCE SHEET" means the balance sheet of the PSG Group as of December 31, 1993.

  "BASKET" means the amount at any time equal to (a) $250,000 plus the reserves for Taxes, if any, provided for on the books and records of PSG and PSG Canada, minus (b) any reductions (in the aggregate) made pursuant to Section 8.6(d) hereof.

  "CLASS A COMMON STOCK" means the Class A Common Stock of AWT, par value $.001 per share.

  "CLOSING DATE" means the date of the Closing.

  "CODE" means the United States Internal Revenue Code of 1986, as amended.

  "COMMISSION" means the United States Securities and Exchange Commission.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

  "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of AWT or the PSG Group, as the case may be, and their respective Subsidiaries, taken as a whole; provided that any continuation of any existing unfavorable business or financial trend without a material worsening thereof shall be deemed not to give rise to any Material Adverse Effect.

  "MULTIEMPLOYER PLAN" means each PSG Group Employee Plan or each AWT Employee Plan, as the case may be, that is a multiemployer plan, as defined in Section 3(37) of ERISA.

  "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "PBGC" means the Pension Benefit Guaranty Corporation.

  "PENSION PLAN" means each "DEFINED BENEFIT PLAN" within the meaning of
Section 3(35) of ERISA other than any such plan which is a Multiemployer Plan.

  "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

  "PSG COMMON STOCK" means the Common Stock, par value $1.00 per share, of PSG.

  "PSG" means PSC Professional Services Group, Inc., a Minnesota corporation and a wholly-owned subsidiary of Anjou.

  "PSG GROUP BENEFIT ARRANGEMENT" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not a PSG Group Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by CGE, the PSG Group or any of their respective Affiliates and (iii) covers any employee or former employee of the PSG Group or any Subsidiary of the PSG Group employed in the United States.

  "PSG CANADA" means 2815869 Canada, Inc., a corporation organized under the Canada Business Corporations Act and a wholly-owned subsidiary of Anjou.

  "PSG GROUP EMPLOYEE PLAN" means any "EMPLOYEE BENEFIT PLAN", as defined in
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by CGE, the PSG Group or any of its Affiliates and (iii) covers any employee or former employee of the PSG Group or any Subsidiary of the PSG Group.

  "PSG GROUP" means, collectively, PSG and PSG Canada.

  "PSG GROUP INTERNATIONAL PLAN" means any employment, severance or similar contract or arrangement (whether of not written) or any plan, policy, fund, program or arrangement or contract providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not a PSG Group Employee Plan or a PSG Group Benefit Arrangement,
(ii) is entered into, maintained, administered or contributed to by Anjou, the PSG Group or any of their respective Affiliates and (iii) covers any employee or former employee of the PSG Group or any Subsidiary of the PSG Group.

  "PSG PENSION PLAN" means the Anjou Pension Plan.

  "SERIES A PREFERRED" means the Series A Convertible Exchangeable Preferred Stock of AWT, par value $.01 per share, having the designations, rights and preferences substantially in the form of Exhibit A hereto.

  "SHARES" means shares of Class A Common Stock, par value $.001, of AWT.

  "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by PSG or AWT, as the case may be.

  "TAX" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by any Person, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of any Person for the payment of any amounts of the type described in (i) as a result of being a member of any affiliated, consolidated, combined or unitary group or being a party to any agreement or arrangement whereby liability of a Person for payments of such amounts was determined or taken into account with reference to the liability of any other Person for any period, and (iii) liability of any Person for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person.

  "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

  (b) Each of the following terms is defined in the Section set forth opposite such term:

         TERM                                              SECTION
         ----                                              -------
         AWT Securities...................................   4.5
         Base Stockholder's Equity........................   2.5
         Board............................................   6.5
         Closing..........................................   2.3
         Closing Balance Sheet............................   2.4
         Closing Stockholder's Equity.....................   2.4
         Company 10-K.....................................   4.6
         Company 10-Q.....................................   4.6
         Exon-Florio......................................   3.3
         Final Stockholder's Equity.......................   2.5
         Independent Director.............................   7.2
         PSG Securities...................................   3.5
         Takeover proposal................................   6.5
         Utilities........................................   3.7

                                   ARTICLE 2

                           PURCHASE AND SALE; MERGER

  2.1 Purchase and Sale. Upon the terms and subject to the conditions of this
Agreement:

    (a) AWT agrees to sell and CGE agrees to purchase for cash 1,200,000 shares of Series A Preferred for an aggregate purchase price of $60,000,000; and

    (b) Anjou agrees to exchange (the "EXCHANGE") all of the outstanding capital stock of PSG Canada for, and AWT agrees to issue, 650,000 shares of Class A Common Stock.

The foregoing consideration shall be paid or exchanged in accordance with
Section 2.3. The Exchange consideration received by Anjou shall be adjusted as provided in Section 2.5.

  2.2 The Merger. (a) At Closing, AWT and Anjou shall cause a newly formed Minnesota subsidiary (the "MERGER SUBSIDIARY") to be merged (the "MERGER") with and into PSG in accordance with the terms and provisions of a Plan of Merger, substantially in the form of Exhibit B hereto, whereupon the separate existence of Merger Subsidiary shall cease, and PSG shall be the surviving corporation.

  (b) As provided for in the Plan of Merger, all PSG Common Stock outstanding immediately prior to the effective time of the Merger shall, except as otherwise provided therein, be converted into the right to receive in the aggregate 5,850,000 shares of Class A Common Stock.

  (c) The merger consideration received by Anjou shall be adjusted as provided in Section 2.5.

  2.3 Closing. The closing (the "CLOSING") of the transactions contemplated hereby shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York as soon as practicable, but in no event later than 10 business days, after satisfaction of the conditions set forth in Article 10, or at such other time or place as AWT and CGE may agree. At the Closing:

    (a) AWT shall deliver to (i) Anjou one or more certificates for the Class A Common Stock received in connection with the Exchange and the Merger, registered in the name of Anjou, and (ii) CGE one or more certificates for the Series A Preferred, registered in the name of CGE (or such other Person as CGE may designate to AWT no later than two business days prior to the Closing).

    (b) CGE shall deliver to AWT $60,000,000 in immediately available funds by wire transfer to an account of AWT designated by AWT, by notice to CGE, no later than two business days prior to the Closing).

    (c) Anjou shall deliver to AWT all outstanding capital stock of PSG Canada along with duly endorsed stock powers in the name of AWT.

  2.4 Closing Balance Sheet. (a) As promptly as practicable, but no later than 60 days, after the Closing Date, Anjou will cause to be prepared and delivered to AWT, at Anjou's expense, the Closing Balance Sheet, together with an unqualified report of Arthur Andersen & Co., Houston, Texas office, thereon, and a certificate based on such Closing Balance Sheet setting forth Anjou's calculation of Closing Stockholder's Equity. The Closing Balance Sheet ("CLOSING BALANCE SHEET") shall (x) fairly present the financial position of the PSG Group as at the close of business on the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Balance Sheet, (y) include line items substantially consistent with those in the Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Balance Sheet. "CLOSING STOCKHOLDER'S EQUITY" means the stockholder's equity of the PSG Group as shown on the Closing Balance Sheet (which shall exclude all intercompany accounts, which shall be settled or capitalized pursuant to Section 7.1), with the following adjustments: less all cash and cash equivalents and all assets that in accordance with generally accepted accounting principles would be classified as intangible assets, including but not limited to goodwill, patents, trademarks and unamortized debt discount.

  (b) If AWT disagrees with Anjou's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.4(a) and the amount of any such disagreement is in excess of $250,000, AWT may, within 30 days after delivery of the documents referred to in Section 2.4(a), deliver a notice to Anjou disagreeing with such calculation and setting forth AWT's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which AWT disagrees, and AWT shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Stockholder's Equity delivered pursuant to Section 2.4(a).

  (c) If a notice of disagreement shall be delivered pursuant to Section 2.4(b), Anjou and AWT shall, during the 10 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Stockholder's Equity, which amount shall not be more than the amount thereof shown in Anjou's calculations delivered pursuant to Section 2.4(b) nor less than the amount thereof shown in AWT's calculation delivered pursuant to Section 2.4(b). If, during such period, Anjou and AWT are unable to reach such agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to AWT and Anjou (who shall not have any material relationship with AWT, Anjou or CGE), promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Stockholder's Equity. In making such calculation, such independent accountants shall consider only those items or amounts in the Closing Balance Sheet or Anjou's calculation of Closing Stockholder's Equity as to which AWT has disagreed. Such independent accountants shall deliver to Anjou and AWT, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Anjou and AWT. The cost of such review and report shall be borne equally by the parties.

  (d) Anjou and AWT agree that they will, and agree to cause their respective independent accountants and the PSG Group to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Stockholder's Equity and in the conduct of the audits and reviews referred to in this Section, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

  2.5 Adjustment of Purchase Price. (a) If Base Stockholder's Equity exceeds Final Stockholder's Equity, Anjou shall pay to AWT, as an adjustment to the consideration received in the Exchange and the Merger, in the manner and with interest as provided in Section 2.5(b), the amount of such excess. If Final Stockholder's Equity exceeds Base Stockholder's Equity, AWT shall pay to Anjou, in the manner and with interest as provided in Section 2.5(b), the amount of such excess. "BASE STOCKHOLDER'S EQUITY" calculated on the same basis as the Closing Stockholder's Equity is $12,741,000. "FINAL STOCKHOLDER'S EQUITY" means the Closing Stockholder's Equity (i) as shown in Anjou's calculation delivered pursuant to Section 2.4(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 2.4(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by AWT and CGE pursuant to Section 2.4(c) or (B) in the absence of such agreement, as shown in the independent accountants' calculation delivered pursuant to Section 2.4(c); provided that, in no event shall Final Stockholder's Equity be more than Anjou's calculation of Closing Stockholder's Equity delivered pursuant to Section 2.4(a) or less than AWT's calculation of Closing Stockholder's Equity delivered pursuant to
Section 2.4(b).

  (b) Any payment pursuant to Section 2.5(a) shall be made at a mutually convenient time and place within 10 days after the Final Stockholder's Equity has been determined by delivery (i) in the case of AWT, of shares of Class A Common Stock registered in the name of Anjou or (ii) in the case of Anjou, of a certified or official bank check payable in immediately available funds to AWT or by causing such payments to be credited to such account of AWT as may be designated by AWT. The amount of any payment of cash or Class A Common Stock, as the case may be, to be made pursuant to this Section shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate in effect from time to time during the period from the Closing Date to the date of payment. The amount of such interest shall be payable in cash or shares of Class A Common Stock, as applicable, at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed. The price per share of any Class A Common Stock delivered by AWT pursuant to this Section 2.5 shall be $10. Notwithstanding anything to the contrary in this Section 2.5, in no event shall AWT be required to pay an adjustment with respect to an increase in the stockholder's equity of PSG Canada to the extent such adjustment exceeds 324,000 shares of Class A Common Stock.

  2.6 Legending of Securities. All securities to be issued to Anjou or CGE by AWT hereunder shall bear the following legend:

    "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE STATES OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF ANJOU AND CGE

  CGE and Anjou jointly and severally represent and warrant to AWT as of the date hereof and as of the Closing Date that:

  3.1 Corporate Existence and Power. Each of CGE, Anjou, PSG and PSG Canada is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Each of PSG and PSG Canada is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Anjou has heretofore delivered to AWT true and complete copies of the articles of incorporation and bylaws of each of PSG and PSG Canada as currently in effect.

  3.2 Corporate Authorization. The execution, delivery and performance by Anjou and CGE of this Agreement are within their respective corporate powers and have been duly authorized by all necessary corporate action on the part of each of Anjou and CGE. This Agreement constitutes a valid and binding agreement of each of Anjou and CGE enforceable against it in accordance with its terms.

  3.3 Governmental Authorization. The execution, delivery and performance by each of CGE and Anjou of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with the provisions of the Omnibus Trade and Competitiveness Act of 1988, as amended ("EXON-FLORIO"); (iii) any filings to be made in Minnesota or Delaware, as the case may be, in connection with the Merger and the Certificate of Designations of the Series A Preferred; and (iv) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.

  3.4 Non-Contravention. The execution, delivery and performance by CGE and Anjou of this Agreement do not and will not (i) violate the charter or bylaws of Anjou, PSG or PSG Canada or the constituent documents of CGE, (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the PSG Group or to a loss of any benefit to which the PSG Group is entitled under, any agreement or other instrument binding upon the PSG Group or any license, franchise, permit or other similar authorization held by the PSG Group, except in the case of clauses (ii) and (iii) to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss would not, individually or in the aggregate, have a Material Adverse Effect.

  3.5 Capitalization. (a) The authorized capital stock of PSG consists of 2,000 shares of Common Stock, par value $1.00 per share. As of the date hereof, there were outstanding 1,250 shares of Common Stock of PSG. The authorized capital stock of PSG Canada consists of unlimited shares of Common Stock, par value Canadian $1.00 per share. As of the date hereof, there were outstanding 190,000 shares of Common Stock of PSG Canada.

  (b) All outstanding shares of capital stock of the PSG Group have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 3.5, there are no outstanding (i) shares of capital stock or voting securities of the PSG Group, (ii) securities of the PSG Group convertible into or exchangeable for shares of capital stock or voting securities of the PSG Group or (iii) options or other rights to acquire from the PSG Group, or other obligation of the PSG Group to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the PSG Group (the items in clauses (i), (ii) and (iii) being referred to collectively as the "PSG SECURITIES"). There are no outstanding obligations of the PSG Group to repurchase, redeem or otherwise acquire any PSG Securities.

  3.6 Ownership of Shares. Except as disclosed in Schedule 3.6, Anjou is the registered and beneficial owner of all outstanding shares of capital stock of the PSG Group, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock).

  3.7 Subsidiaries. None of PSG and PSG Canada has any Subsidiaries, except for Utilities Services Group, Inc., a Texas corporation ("UTILITIES"), which has no assets and is inactive.

  3.8 Financial Statements. The audited balance sheets of the PSG Group as of December 31, 1992 and December 31, 1993 and the related statements of income and cash flows for each of the years ended

December 31, 1992 and December 31, 1993, present fairly, in all material respects, the financial position of the PSG Group as of the dates thereof and its results of operations and changes in cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto).

  3.9 AWT Proxy Materials. The information with respect to CGE, Anjou or the PSG Group and their subsidiaries that has been furnished to AWT in writing specifically for use in any AWT Proxy Materials, each time any AWT Proxy Materials are distributed to stockholders of AWT or any other solicitation of stockholders of AWT is made by or on behalf of AWT or any Affiliate of AWT, and at the time the stockholders of AWT vote on the issuance of AWT Securities pursuant to this Agreement will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which such statements were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

  3.10 Absence of Certain Changes. Except as set forth on Schedule 3.10, since December 31, 1993, the business of the PSG Group has been conducted in the ordinary course consistent with past practices and there has not been:

    (i) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect;

    (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the PSG Group, or any repurchase, redemption or other acquisition by the PSG Group of any outstanding shares of capital stock or other securities of, or other ownership interests in, the PSG Group;

    (iii) any amendment of any material term of any outstanding security of the PSG Group;

    (iv) any incurrence, assumption or guarantee by the PSG Group of any indebtedness for borrowed money, except in the ordinary course of business consistent with past practices;

    (v) any sale, transfer or other disposition of a material amount of the assets of the PSG Group;

    (vi) any creation or assumption by the PSG Group of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

    (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of PSG which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

    (viii) any change in any method of accounting or application thereof by the PSG Group;

    (ix) except as previously disclosed to AWT, any (A) written employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the PSG Group (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of the PSG Group, or (C) change in compensation or other benefits payable to any director, officer or employee of the PSG Group pursuant to any severance or retirement plans or policies thereof, other than in the ordinary course of business consistent with past practices; or

    (x) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the PSG Group, which employees were not subject to a collective bargaining agreement at December 31, 1993, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the PSG Group.

  3.11 No Undisclosed Material Liabilities. There are no liabilities of the PSG Group of any kind whatsoever, whether accrued, contingent, absolute or otherwise, and there is no existing condition, situation or set of circumstances which would result in such a liability, other than:

    (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

    (b) liabilities disclosed on Schedule 11; and

    (c) other undisclosed liabilities which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

  3.12 Intercompany Accounts. Schedule 3.12 contains a complete list of all intercompany balances as of December 31, 1993 between CGE, Anjou and their Affiliates, on the one hand, and the PSG Group, on the other hand. Since December 31, 1993 there has not been any accrual of liability by the PSG Group to CGE or Anjou or any of their respective Affiliates or other transaction between the PSG Group and CGE or Anjou and any of their respective Affiliates, except in the ordinary course of business of the PSG Group consistent with past practices.

  3.13 Material Contracts. (a) Except as disclosed in Schedule 3.13, and except for any agreements that are terminable on not more than 90 days notice and without the payment of any penalty by, or any other material consequence to, the PSG Group, the PSG Group is not a party to or bound by:

    (i) any sales, distribution or other similar agreement providing for the sale by the PSG Group of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the PSG Group of $2,000,000 or more or (B) aggregate payments to the PSG Group of $2,000,000 or more;

    (ii) any partnership, joint venture or other similar agreement or arrangement;

    (iii) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset); or

    (iv) any agreement that limits the freedom of the PSG Group to compete in any line of business or with any Person or in any geographic area or which would so limit the freedom of the PSG Group after the Closing Date.

  (b) Each agreement, commitment, arrangement or plan disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of the PSG Group and is in full force and effect, and the PSG Group is not nor, to the knowledge of CGE or Anjou, is any other party thereto in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

  3.14 Litigation. Except as set forth on Schedule 3.14, there is no action, suit, investigation or proceeding pending against, or to the knowledge of CGE or Anjou threatened against or affecting, CGE, Anjou or the PSG Group or any of their respective properties before any court or arbitrator or any governmental body, agency or official (i) which would reasonably be expected to have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

  3.15 Compliance with Laws and Court Orders; No Defaults. (a) The PSG Group is not in violation of any applicable law, rule, regulation, judgement, injunction, order or decree except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

  (b) The PSG Group is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any agreement or other instrument binding upon the PSG Group or any license, franchise, permit or similar authorization held by the PSG Group, which defaults or potential defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

  3.16 Insurance Coverage. PSG has furnished to AWT a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the PSG Group. There is no claim by the PSG Group pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights, except for such claims which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All premiums payable under all such policies and bonds have been paid timely and the PSG Group has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1994 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the PSG Group. The PSG Group shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

  3.17 Finders' Fees; Certain Payments. (a) Except for Lazard Freres & Co. whose fees will be paid by CGE, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of CGE, Anjou or the PSG Group who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

  (b) All payments by or for the benefit of the PSG Group to agents, consultants and others have been in payment of bona fide fees and commissions.

  3.18 Employee Benefit Plans. (a) Schedule 3.18 identifies each PSG Group Employee Plan. Anjou has furnished or made available to AWT copies of the PSG Group Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with (i) the most recent annual report prepared in connection with any PSG Group Employee Plan (Form 5500 including, if applicable, Schedule B thereto) and (ii) if applicable, the most recent actuarial valuation report prepared in connection with any PSG Group Employee Plan.

  (b) Neither Anjou nor any of its ERISA Affiliates has incurred, or reasonably expects to incur prior to the Closing Date, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that could become a liability of AWT or any of its ERISA Affiliates after the Closing Date. To the best knowledge of Anjou, no condition exists that (i) could constitute grounds for termination by the PBGC of any PSG Group Employee Plan that is subject to Title IV of ERISA that is maintained solely by Anjou or any of its ERISA Affiliates or (ii) presents a material risk of complete or partial withdrawal from any Multiemployer Plan under Title IV of ERISA other than a complete or partial withdrawal that would not have a Material Adverse Effect.

  (c) Each PSG Group Employee Plan (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or can become so qualified within the remedial amendment period of Section 401(b) of the Code and to the best knowledge of Anjou, no event has occurred since the date of such determination that would adversely affect such qualification or affect the ability to become so qualified within the remedial amendment period of Section 401(b) of the Code; each trust created under any such Plan has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code or can be so determined within the aforesaid remedial amendment period and, to the best knowledge of Anjou, no event has occurred since the date of such determination that would adversely affect such exemption or affect the ability to be determined to be exempt within the aforesaid remedial amendment period. Anjou has furnished or made available to AWT the most recent determination letter of the Internal Revenue Service relating to each such PSG Group

Employee Plan. To the best knowledge of Anjou, each PSG Group Employee Plan (other than a Multiemployer Plan) has been maintained in substantial compliance with its terms and substantially with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instance of non-compliance that would not have a Material Adverse Effect.

  (d) Schedule 3.18 identifies each PSG Group Benefit Arrangement. Anjou has furnished or made available to AWT copies or descriptions of each PSG Group Benefit Arrangement. To the best knowledge of Anjou, each PSG Group Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, except for any instance of non-compliance that would not have a Material Adverse Effect.

  (e) Schedule 3.18 identifies each PSG Group International Plan. Anjou has furnished to AWT copies of each PSG Group International Plan. To the best knowledge of Anjou, each PSG Group International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities, except for any instance of non-compliance or failure to be so maintained that would not, in either case, have a Material Adverse Effect.

  (f) All representations and warranties contained in the foregoing subsections of this Section 3.18 are subject to such limitations and exceptions as are specifically noted in Schedule 3.18.

  3.19 Taxes. Except as set forth on the Balance Sheet (including the notes thereto) and except for Taxes, the liability for which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,
(i) all material Tax returns, statements, reports and forms required to be filed with any Taxing authority by or on behalf of PSG (collectively, the "Returns"), have been or will be filed when due in accordance with all applicable laws except where failure to so file would not subject PSG to liabilities or penalties; (ii) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of PSG; (iii) PSG has timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed; (iv) the charges, accruals and reserves for Taxes with respect to PSG for any Tax period (or portion thereof) ending on or before the Closing Date (excluding any provision for deferred income taxes) reflected on the books of PSG are adequate to cover such Taxes; (v) PSG is not delinquent in the payment of any material Tax and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (vi) neither PSG (nor any member of any affiliated or combined group of which PSG is or has been a member) has granted any extension or waiver of the limitation period applicable to any Returns; (vii) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to PSG of which PSG or Anjou is aware in respect of any material Tax or assessment; and (viii) there are no material liens for Taxes upon the assets of PSG except liens for current Taxes not yet due.

  3.20 Environmental Matters. To the best of CGE's and Anjou's knowledge there are no liabilities of the PSG Group which (a) arise under or relate to matters covered by Environmental Laws, (b) are attributable to actions occurring or conditions existing on or prior to the Closing Date and (c) would reasonably be expected to have a Material Adverse Effect.

  "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, rules, judgments and orders relating to the environment, to emissions, discharges or releases of pollutants, contaminants, hazardous substances or hazardous or toxic wastes into the environment or to the handling, use, storage, transportation or disposal thereof.

  3.21 Properties. (a) The PSG Group has good title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after December 31, 1993, except for property and assets sold since December 31, 1993 in the ordinary course of business consistent with past practices.

  (b) The plants, buildings, structures and equipment owned or leased by the PSG Group (i) have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted) and (ii) comply in all material respects with applicable zoning and other applicable land-use regulations.

  3.22 Receivables. All accounts receivable of the PSG Group are fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet and subsequent to December 31, 1993 in the ordinary course of business consistent with past practices.

  3.23 Purchase for Investment. Each of CGE and Anjou is acquiring the Series A Preferred and the Shares, respectively, for investment for its own account and not with a view to, or for sale in connection with, any distribution any such shares. Each of CGE and Anjou (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investments in AWT and is capable of bearing the economic risks of such investment.

  3.24 Other Information. None of the documents or information delivered to AWT by any of CGE, Anjou or PSG in connection with its due diligence investigation of the PSG Group contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF AWT

  AWT represents and warrants to each of CGE and Anjou as of the date hereof and as of the Closing Date that:

  4.1 Corporate Existence and Power. AWT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

  4.2 Corporate Authorization. (a) The execution, delivery and performance by AWT of this Agreement are within the corporate powers of AWT and, except for any required approval by AWT's stockholders, have been duly authorized by all necessary corporate action on the part of AWT. This Agreement constitutes a valid and binding agreement of AWT enforceable against it in accordance with its terms.

  (b) The Shares and the Series A Preferred, when issued and delivered to and paid for by Anjou and CGE, as the case may be, pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and such Shares and Series A Preferred will be free of pre-emptive or similar rights. The Shares reserved for issuance upon conversion of the Series A Preferred have been duly authorized by AWT and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the terms of the

Certificate of Designations for the Series A Preferred, will have been validly issued, fully paid and non-assessable, and such Shares will be free of pre-emptive or similar rights.

  4.3 Governmental Authorization. The execution, delivery and performance by AWT of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1934 Act; (iii) compliance with the rules and regulations of the American Stock Exchange; (iv) any filings to be made in Minnesota or Delaware, as the case may be, in connection with the Merger and the Certificate of Designations of the Series A Preferred; and (v) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.

  4.4 Non-Contravention. The execution, delivery and performance by AWT of this Agreement do not and will not (i) violate the certificate of incorporation or bylaws of AWT or (ii) assuming compliance with the matters referred to in
Section 4.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree except, in the case of clause (ii), to the extent that any such violation would not, individually or in the aggregate, have a Material Adverse Effect.

  4.5 Capitalization. (a) The authorized capital stock of AWT consists of 100,000,000 shares of Common Stock, par value $0.001 per share and 2,500,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, there were outstanding (i) 25,313,281 shares of Common Stock, (ii) no shares of preferred stock, (iii) $115,000,000 aggregate principal amount of 8% Convertible Subordinated Debentures, convertible into shares of Class A Common Stock at a conversion price of $30.00 per share and (iv) employee stock options to purchase an aggregate of 2,197,025 Shares (of which options to purchase an aggregate of 891,580 Shares were exercisable).

  (b) All outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 4.5, there are no outstanding (i) shares of capital stock or voting securities of AWT, (ii) securities of AWT convertible into or exchangeable for shares of capital stock or voting securities of AWT or (iii) options or other rights to acquire from AWT, or other obligation of AWT to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AWT (the items in clauses (i), (ii) and (iii) being referred to collectively as the "AWT SECURITIES"). There are no outstanding obligations of PSG to repurchase, redeem or otherwise acquire any AWT Securities.

  4.6 SEC Filings. (a) AWT has delivered to CGE the annual report on Form 10-K for its fiscal year ended October 31, 1993 (the "COMPANY 10-K") and the quarterly report on Form 10-Q for its quarter ended January 31, 1994 (the "COMPANY 10-Q").

  (b) As of its respective filing date, the Company 10-K and the Company 10-Q did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

  4.7 Financial Statements. (a) The audited consolidated financial statements for the fiscal years ended October 31, 1992 and October 31, 1993 of AWT included in the Company 10-K and (b) the unaudited consolidated financial statements for the quarter ended January 31, 1994 of AWT included in the Company 10-Q as filed with the Commission fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except for normal year-end adjustments), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and statement of cash flows for the periods then ended.

  4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8, since January 31, 1994, the business of AWT has been conducted in the ordinary course consistent with past practices and there has not been:

    (i) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect;

    (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of AWT, or any repurchase, redemption or other acquisition by AWT of any outstanding shares of capital stock or other securities of, or other ownership interests in, AWT;

    (iii) any amendment of any material term of any outstanding security of AWT;

    (iv) any incurrence, assumption or guarantee by AWT of any indebtedness for borrowed money, except in the ordinary course of business consistent with past practices;

    (v) any creation or assumption by AWT of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

    (vi) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of AWT which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

    (vii) any change in any method of accounting or accounting practice by AWT;

    (viii) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of AWT (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of AWT, or (C) change in compensation or other benefits payable to any director, officer or employee of AWT pursuant to any severance or retirement plans or policies thereof, other than in the ordinary course of business consistent with past practices; or

    (ix) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of AWT, which employees were not subject to a collective bargaining agreement at January 31, 1994, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of AWT.

  4.9 No Undisclosed Material Liabilities. Other than liabilities disclosed, or provided for, in the Company 10-Q or otherwise disclosed to CGE in writing, (i) there exist no liabilities of AWT or its consolidated Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute or otherwise and (ii) there is no existing condition, situation or set of circumstances which would result in such a liability, except in the case of each of clauses (i) and (ii) for liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

  4.10 AWT Proxy Materials. (a) The AWT Proxy Materials will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

  (b) Each time any AWT Proxy Materials are distributed to stockholders of AWT or any other solicitation of stockholders of AWT is made by or on behalf of AWT or any Affiliate of AWT, and at the time the stockholders of AWT vote on the issuance of AWT Securities pursuant to this Agreement, the AWT Proxy Materials (as supplemented and amended, if applicable) will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which the statements were made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The representations and warranties contained in this Section 4.10 will not apply to statements or omissions included in the AWT Proxy Materials based upon information furnished to AWT in writing by CGE, Anjou or PSG specifically for use therein.

  4.11 Compliance with Contracts. Neither AWT nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which AWT or any of its Subsidiaries is a party or by which AWT or any of its Subsidiaries or any material amount of their assets is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority which defaults or potential defaults under either clauses (i) or
(ii), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

  4.12 Litigation. Except as disclosed in Schedule 4.12, there is no action, suit, investigation or proceeding pending against, or to the knowledge of AWT threatened against or affecting, AWT before any court or arbitrator or any governmental body, agency or official (i) which would reasonably be expected to have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

  4.13 Compliance with Laws and Court Orders; No Defaults. (a) AWT is not in violation of any applicable law, rule, regulation, judgement, injunction, order or decree except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

  (b) AWT is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any agreement or other instrument binding upon AWT or any license, franchise, permit or similar authorization held by AWT, which defaults or potential defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

  4.14 Insurance Coverage. AWT has furnished to Anjou a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of AWT. There is no claim by AWT pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights, except for such claims which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All premiums payable under all such policies and bonds have been paid timely and AWT has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since November 1, 1993 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of AWT. Except as disclosed in Schedule 4.14, AWT shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

  4.15 Finders' Fees. Except for Allen & Company Incorporated, whose fees will be paid by AWT, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of AWT who might be entitled to any fee or commission from either CGE or Anjou or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

  4.16 Employee Benefit Plans. (a) Schedule 4.16 identifies each AWT Employee Plan. AWT has furnished or made available to CGE copies of the AWT Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with (i) the most recent annual report prepared in connection with any AWT Employee Plan (Form 5500 including, if applicable, Schedule B thereto) and (ii) if applicable, the most recent actuarial valuation report prepared in connection with any AWT Employee Plan.

  (b) Neither AWT nor any of its ERISA Affiliates has incurred, or reasonably expects to incur prior to the Closing Date, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that could become a liability of CGE or any of its ERISA Affiliates after the Closing Date. To the best knowledge of AWT, no condition exists that (i) could constitute grounds for termination by the PBGC of any AWT Employee Plan that is subject to Title IV of ERISA that is maintained solely by AWT or any of its ERISA Affiliates (ii) or presents a material risk of complete or partial withdrawal from any Multiemployer Plan under Title IV of ERISA other than a complete or partial withdrawal that would not have a Material Adverse Effect.

  (c) Each AWT Employee Plan (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or can become so qualified within the remedial amendment period of Section 401(b) of the Code and, to the best knowledge of AWT, no event has occurred since the date of such determination that would adversely affect such qualification or affect the ability to become so qualified within the remedial amendment period of Section 401(b) of the Code; each trust created under any such Plan has been determined by the Internal Revenue Service to be exempt from tax under Section 501(a) of the Code or can be so determined within the aforesaid remedial amendment period and, to the best knowledge of AWT, no event has occurred since the date of such determination that would adversely affect such exemption or affect the ability to be determined to be exempt within the aforesaid remedial amendment period. AWT has furnished or made available to CGE the most recent determination letter of the Internal Revenue Service relating to each such AWT Employee Plan. To the best knowledge of AWT, each AWT Employee Plan (other than a Multiemployer Plan) has been maintained in substantial compliance with its terms and substantially with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instance of non-compliance that would not have a Material Adverse Effect.

  (d) Schedule 4.16 identifies each AWT Benefit Arrangement. AWT has furnished or made available to CGE copies or descriptions of each AWT Benefit Arrangement. To the best knowledge of AWT, each AWT Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, except for any instance of non-compliance that would not have a Material Adverse Effect.

  (e) Schedule 4.16 identifies each AWT International Plan. AWT has furnished to CGE copies of each AWT International Plan. To the best knowledge of AWT, each AWT International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities, except for any instance of non-compliance or failure to be so maintained that would not, in either case, have a Material Adverse Effect.

  (f) All representations and warranties contained in the foregoing subsections of this Section 4.16 are subject to such limitations and exceptions as are specificallly noted in Schedule 4.16.

  4.17 Taxes. Except as disclosed in the financial statements included in the Company 10-K or the Company 10-Q (including the notes thereto) or on Schedule
4.17 and except for Taxes, the liability for which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all material Tax returns, statements, reports and forms required to be filed with any Taxing authority by or on behalf of AWT or any of its Subsidiaries (collectively, the "Returns"), have been or will be filed when due in accordance with all applicable laws except where failure to so file would not subject AWT or any AWT Subsidiary to liabilities or penalties; (ii) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of AWT and each AWT Subsidiary; (iii) AWT and each of its Subsidiaries has timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed; (iv) the charges, accruals and reserves for Taxes with respect to AWT and its Subsidiaries for any Tax period (or portion thereof) ending on or before the Closing Date (excluding any provision for deferred income taxes) reflected on the books of AWT and its Subsidiaries are adequate to cover such Taxes; (v) neither AWT nor any of its Subsidiaries is delinquent in the payment of any material Tax and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (vi) neither AWT nor any of its Subsidiaries (or any member of any affiliated or combined group of which AWT or any AWT Subsidiary is or has been a member) has granted any extension or waiver of the limitation period applicable to any Returns; (vii) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to AWT or any of its Subsidiaries of which AWT is aware in respect of any material Tax or assessment; and (viii) there are no material liens for Taxes upon the assets of AWT or its Subsidiaries except liens for current Taxes not yet due.

  4.18 Purchase for Investment. AWT is acquiring all of the outstanding shares of capital stock of the PSG Group for investment for its own account and not with a view to, or for sale in connection with, any distribution any shares of capital stock of PSG. AWT (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investments in PSG and is capable of bearing the economic risks of such investment.

  4.19 Other Information. None of the documents or information delivered to CGE or Anjou by AWT in connection with their due diligence investigation of AWT contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE 5

                           COVENANTS OF CGE AND ANJOU

  CGE and Anjou agree that:

  5.1 Conduct of the PSG Group. From the date hereof until the Closing Date, except as provided in Section 8.4 with respect to payments to Anjou in respect of Taxes of the PSG Group, CGE and Anjou shall cause the PSG Group to conduct its business in the ordinary course consistent with past practice and to use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, CGE and Anjou will not permit the PSG Group to:

    (i) adopt or propose any change in its articles of incorporation or bylaws;

    (ii) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

    (iii) except as previously disclosed to AWT, modify or enter into any employee benefit arrangements or any agreements with employees or grant any severance or termination compensation rights to employees;

    (iv) sell, lease, license or otherwise dispose of any material assets or property except (A) pursuant to existing contracts or commitments and (B) in the ordinary course consistent with past practice; or

    (v) agree or commit to do any of the foregoing.

CGE and Anjou will not, and will not permit PSG to (A) take or agree or commit to take any action that would make any representation and warranty of CGE and Anjou hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (B) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

  5.2 Access to Information. From the date hereof until the Closing Date, CGE and Anjou will (i) give, and will cause PSG to give, AWT, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the PSG Group and to the books and records of Anjou relating to the PSG Group, (ii) furnish, and will cause the PSG Group to furnish, to AWT, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the PSG Group as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of CGE, Anjou or the PSG Group to cooperate with AWT in its investigation of the PSG Group.

  5.3 Notices of Certain Events. CGE and Anjou shall promptly notify AWT of:

    (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

    (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

    (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting CGE, Anjou or PSG that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
  Section 3.14 or that relate to the consummation of the transactions contemplated by this Agreement.

  5.4 Resignations. Anjou will deliver to AWT the resignations of all directors of PSG who will not be officers, directors or employees of AWT or any of its Affiliates after the Closing Date from their positions with PSG at or prior to the Closing Date.

  5.5 Voting of Shares; Acquisitions of Shares. (a) CGE will vote, or cause to be voted, all Shares of AWT that CGE beneficially owns to approve the issuance of AWT Securities pursuant to this Agreement at any meeting of the stockholders of AWT, and at any adjournment thereof, at which the issuance of AWT Securities pursuant to this Agreement is submitted for the consideration and vote of the stockholders of AWT.

  (b) Prior to Closing, CGE will give AWT two days' prior written notice of any acquisition of more than 1% of the outstanding Shares. After Closing, CGE will give AWT one days' prior written notice of any sale of Shares or Series A Preferred held by CGE or its Affiliates if to the knowledge of CGE such sale would result in any Person beneficially owning more than 15% of the outstanding Shares.

  5.6 Joint Efforts. CGE agrees on behalf of itself and its Affiliates that, after Closing, for so long as CGE and its Affiliates are the largest stockholder of AWT, AWT shall be CGE's exclusive vehicle in the United States, its possessions and its territories for its water and waste water management and air pollution activities. After Closing, CGE shall, and shall cause its Affiliates to, assist AWT in developing its water and waste water management and air pollution activities in both Canada and Mexico, subject to existing contractual agreements and taking into account the respective interests of AWT on the one hand and CGE and its Affiliates, on the other. CGE shall, and shall cause its Affiliates to, offer AWT an active participation in any new water management investments by CGE or any of its Affiliates in the United States which are too capital intensive for AWT to undertake on a stand-alone basis. In addition, CGE and its Affiliates, on the one hand, and AWT on the other, will establish a privileged commercial relationship for the development of air pollution activities in Europe.

  5.7 Other Agreements. In the event that CGE materially breaches any of its obligations or representations contained herein (including, but not limited to, its obligation under the last sentence of Section 6.1) or with respect to its financial undertakings contained in the certain letter dated March 18, 1994 to AWT, CGE agrees that the provisions of Article VI of the Stock Purchase Agreement dated May 13, 1990 been CGE and AWT shall be reinstated for an additional three-year period from the date hereof.

                                   ARTICLE 6

                                COVENANTS OF AWT

  AWT agrees that:

  6.1 Conduct of Business. From the date hereof until the Closing Date, AWT and its Subsidiaries shall conduct their businesses in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, AWT will not:

    (i) adopt or propose any change in its certificate of incorporation or bylaws, except as contemplated hereby;

    (ii) adopt any stockholders rights plan (or any arrangement which is designed to disadvantage CGE on the basis of the size of its shareholdings);

    (iii) make any material change in its capital structure or issue any capital stock except pursuant to any outstanding securities or options;

    (iv) merge or consolidate with any other Person or acquire a material amount of assets of any other Person, except as contemplated hereby;

    (v) sell, lease, license or otherwise dispose of any material assets or property except (A) pursuant to existing contracts or commitments and (B) in the ordinary course consistent with past practice; or

    (vi) agree or commit to do any of the foregoing.

AWT will not, and will not permit any of its Subsidiaries to (a) take or agree or commit to take any action that would make any representation and warranty of AWT hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (b) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time. The foregoing restrictions shall terminate in the event that (i) CGE materially breaches any of its obligations or representations contained herein or in its financial undertakings to AWT as set forth in that certain letter dated March 18, 1994 or (ii) CGE commences a tender offer for or acquires more than 1% of the outstanding shares of Class A Common Stock (except as contemplated hereby) or commences any solicitation of proxies from AWT's stockholders not approved by AWT's Board of Directors.

  6.2 Access to Information. From the date hereof until the Closing Date, AWT will (i) give CGE, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of AWT, (ii) furnish to CGE, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to AWT as such Persons may reasonably request and
(iii) instruct the employees, counsel and financial advisors of AWT to cooperate with CGE in its investigation of AWT.

  6.3 Notices of Certain Events. AWT shall promptly notify CGE of:

    (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

    (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

    (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting AWT that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.14 or that relate to the consummation of the transactions contemplated by this Agreement.

  6.4 Stockholder Meeting; Proxy Materials. AWT shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of approving the issuance of AWT Securities pursuant to this Agreement. The board of directors of AWT shall, subject to their fiduciary duties under applicable law as advised by counsel, recommend to AWT's stockholders approval of the issuance of AWT Securities pursuant to this Agreement. In connection with such meeting, AWT (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable a proxy statement and all other AWT Proxy Materials for such meeting as may be required under applicable law, (ii) will use its best efforts to obtain the necessary approval by its stockholders of the issuance of AWT Securities pursuant to this Agreement and (iii) will otherwise comply with all legal requirements applicable to such meeting.

  6.5 No-Shop. AWT shall not nor shall AWT permit any of its Subsidiaries or any of its or their respective officers, directors, employees, agents or advisers to initiate, solicit or encourage, or take any other action to facilitate (including by way of furnishing nonpublic information, except to the extent determined in good faith by the Board of Directors of AWT (the "BOARD") based on the advice of counsel to be legally required for the discharge by the Board of its fiduciary duties), any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal (as defined below) or, except to the extent determined in good faith by the Board based on the advice of counsel to be legally required for the discharge by the Board of its fiduciary duties, agree to or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third-parties with any nonpublic information, relating to any such inquiry or proposal. AWT shall promptly inform CGE orally and in writing of any such inquiry or proposal. As used herein, "TAKEOVER PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving AWT or any of its subsidiaries (other than that involving solely an acquisition of a business or assets by AWT or any of its subsidiaries) or any proposal or offer to acquire in any manner a significant (i.e., more than 10% of the then outstanding shares of AWT) equity interest in, or a significant (i.e., more than 10% of the consolidated total assets of AWT) portion of the assets of (including the stock or assets of subsidiaries), AWT, but excluding the transactions contemplated hereby.

  6.6 Access to Books and Records. AWT agrees that, after Closing and for so long as CGE beneficially owns directly or indirectly at least 26% of the outstanding Shares on a fully diluted basis, it will have access on reasonable terms to the books, records and employees of AWT and its subsidiaries and to the provision by AWT of all information reasonably requested by such party, subject to confidentiality obligations that at the time may be owed by AWT to third parties, to appropriate confidentiality arrangements and requirements of law.

  6.7 Registration Rights. AWT agrees that CGE and Anjou shall have the registration rights set forth in Exhibit C.

                                   ARTICLE 7

                        COVENANTS OF AWT, ANJOU AND CGE

  AWT, CGE and Anjou agree that:

  7.1 Intercompany Accounts; Bonding and Insurance. (a) All intercompany accounts between the CGE, Anjou or their Affiliates, on the one hand, and PSG, on the other hand, as of the Closing shall be settled (irrespective of the terms of payment of such intercompany accounts) in the manner provided in this Section. At least five business days prior to the Closing, Anjou shall prepare and deliver to AWT a statement setting out in reasonable detail the calculation of all such intercompany account balances based upon the latest available financial information as of such date and, to the extent requested by AWT, provide AWT with supporting documentation to verify the underlying intercompany charges and transactions. All such intercompany account balances shall be paid in full in cash prior to the Closing; provided (i) that all amounts for money borrowed or owed by the PSG Group to Anjou and its Affiliates as of December 31, 1993 ($8,513,000) shall be capitalized; (ii) the accrued pension liability of the PSG Group owed to Anjou and its Affiliates as of December 31, 1993 ($2,200,000) shall be capitalized; (iii) all accrued liabilities owed by the PSG Group to Anjou and its Affiliates in respect of projected self-insurance claims arising or accruing prior to Closing shall remain outstanding and Anjou shall invoice the PSG Group from time to time after Closing in respect of any losses or changes incurred by the PSG Group in respect of such self-insurance.

  (b) The increase in intercompany balances owed by PSG to Anjou and its Affiliates from December 31, 1993 through Closing shall remain outstanding as of Closing. Such amount shall remain outstanding as indebtedness owing to Anjou and its Affiliates and shall be evidenced by a promissory note of PSG which shall provide for interest at a rate per annum equal to the Prime Rate announced from time to time by Citibank, N.A. Interest and principal shall be repaid one year after the Closing Date. Prepayment without premium of principal (plus interest accrued through the date of prepayment) may be made at any time by PSG. Any increase in intercompany balances owed by PSG Canada to Anjou and its Affiliates from December 31, 1993 through Closing shall be capitalized on the Closing Balance Sheet.

  (c) As of Closing, the PSG Group shall no longer be provided insurance and self-insurance coverage under any insurance policies or self-insurance programs of Anjou and its Affiliates. Effective as of Closing, AWT will cause outstanding surety bonds issued for the benefit of the PSG Group under any of Anjou's surety agreements to be replaced by surety bonds issued under AWT's surety agreements.

  7.2 Board Representation; Management. (a) AWT agrees that CGE shall have the right to cause AWT to include, as nominees for AWT's Board of Directors recommended by the Board, a number of Directors (rounded down to the next whole number if the fraction referred to below is less than one-half or, if otherwise, rounded up to the next whole number) that is equal to the product of the total number of Directors on the Board times a fraction the numerator of which is the aggregate number of Shares owned by CGE and its affiliates (assuming conversion of the Series A Preferred (or other securities convertible into or exercisable or exchangeable for Shares) held by CGE or its Affiliates) and the denominator of which is the total number of Shares outstanding (assuming conversion of the Series A Preferred (or other securities convertible into or exercisable or exchangeable for Shares) held by CGE and its affiliates. AWT further agrees that CGE shall have the right to the same proportionate representation on all Committees of the Board (other than any Special Committee of independent directors formed to consider or approve any matters referred to in Section 7.3) as CGE is entitled to the Board hereunder.

  (b) Immediately after Closing, AWT shall cause the Board of Directors to consist of 11 Directors, with five directors designated by CGE (who may be Independent Directors (as defined below)), five Directors consisting of Messrs. Beck, Costle, Dowd, Morris and Senior and an additional Independent Director satisfactory to CGE. AWT and CGE agree that the Board shall have at least three Independent Directors at any time. For purposes of this Agreement, an "INDEPENDENT DIRECTOR" means any Director who is not an employee, agent or representative of AWT, CGE or any of their respective Affiliates or Associates and may include any person acting as outside counsel or financial advisor for either AWT or CGE or any of their respective Affiliates or Associates. All Independent Directors shall be satisfactory to CGE. AWT further agrees that the Chairman of the Board of AWT shall be designated by CGE.

  (c) AWT agrees that immediately after Closing, CGE shall have the right to designate the Chief Executive Officer and the Chief Financial Officer of AWT (and the Bylaws of AWT shall be amended to so reflect). CGE agrees that current AWT management will participate in the transition as mutually agreed by AWT and CGE. It is CGE's current intention to work with as many members of current management as possible. Mr. Beck shall continue as Chairman and Chief Executive Officer until Closing. CGE agrees to cause all agreements of AWT with its employees to be honored.

  7.3 Affiliate Transactions. CGE agrees on behalf of itself and its Affiliates that any transactions (or series of related transactions in a chain) between AWT and any of its Affiliates and CGE or any of its Affiliates or Associates shall be on an arms length basis. Any such transaction (or such series of transactions) having an aggregate value in excess of $1,000,000 and any settlement of the existing litigation between AWT and PRASA must be approved by a majority of the Independent Directors or a Special Committee thereof, acting in a separate meeting or by unanimous written consent. CGE, Anjou and AWT further agree that after Closing, all actions by AWT with respect to any claims by AWT against CGE or its Affiliates under this Agreement (including, without limitation, any adjustment of the purchase price pursuant to Section 2.4) shall be taken only by majority approval of such Independent Directors or Special Committee, so acting in a meeting or by written consent.

  7.4 Filings; Consents; Best Efforts. (a) Each of CGE, Anjou and AWT agrees to cooperate with each other in good faith and to use its reasonable best efforts in making all required governmental filings and obtaining at the earliest practicable date all necessary approvals and consents from governmental entities and third parties.

  (b) Each of the parties hereto agrees to use its reasonable best efforts to consummate the transactions contemplated hereby and to fulfill the conditions set forth herein.

                                   ARTICLE 8

                                  TAX MATTERS

  8.1 Tax Covenants. (a) Anjou and CGE jointly and severally covenant that Anjou will not cause or permit PSG, Utilities or PSG Canada (i) to take any action with respect to Taxes on the Closing Date other than as provided herein or in the ordinary course of business, (ii) to make any election or deemed election under Section 338 of the Code, or (iii) to make or change any Tax election, amend any Tax Return or take any tax position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax Asset of PSG, Utilities or PSG Canada. Anjou agrees that AWT and its Affiliates are to have no liability for any Tax resulting from any action referred to in the preceding sentence of Anjou or CGE, and agrees to indemnify and hold harmless AWT and its Affiliates against any such Tax; provided, however that the indemnity in this
Section 8.1(a) shall not apply to Taxes of PSG, Utilities or PSG Canada that relate to a pre-Closing Tax period.

  (b) AWT covenants that it will not cause or permit PSG, Utilities or PSG Canada or any Affiliate of AWT (i) to take any action on the Closing Date other than in the ordinary course of business, including but not limited to the distribution of any dividend or the effectuation of any redemption that could give rise to any tax liability of Anjou or any Affiliate thereof, (ii) to make any election or deemed election under Section 338 of the Code, or (iii) to make or change any tax election, amend any tax Return or take any tax position on any tax Return, take any action, omit to take any action or enter into any transaction that results in any increased tax liability or reduction of any Tax Asset of Anjou in respect of any pre-Closing Tax period. AWT represents that it has no present plan or intention and covenants that during the two year period following the Closing Date it will not cause or permit (i) the issuance of any stock of PSG, Utilities or PSG Canada, (ii) the liquidation, merger or consolidation with any other person, distribution or disposition of assets (other than in the ordinary course of business) of PSG, Utilities or PSG Canada, (iii) the sale, distribution, transfer, exchange or other disposition of the stock of PSG, Utilities or PSG Canada, (iv) the discontinuance of the active conduct of the trade or business of PSG or PSG Canada or (v) to the best of its knowledge, pay any consideration to Anjou or CGE with respect to this transaction except as provided for in this Agreement. AWT further covenants that it will not take, cause or permit any action that jeopardizes the tax-free status of the Merger or the Exchange. AWT agrees that Anjou and its Affiliates are to have no liability for any Tax resulting from any action or breach of representation, referred to in the preceding three sentences, of PSG,

Utilities or PSG Canada, AWT or any Affiliate of AWT, and agrees to indemnify and hold harmless Anjou and its Affiliates against any such Tax. Notwithstanding the foregoing, AWT may take action inconsistent with the covenants contained in the second sentence of this Section 8.1(b) if, on the basis of valid representations, it obtains an opinion (reasonably satisfactory to Anjou) from nationally recognized tax counsel to the effect that the likelihood that such action will cause Anjou to recognize taxable income by virtue of the Exchange or Merger is remote, provided, however, that any action taken pursuant to the procedures provided in this sentence shall not relieve AWT of its indemnity obligations under this Section 8.1(b).

  (c) For any Taxable period of PSG, Utilities or PSG Canada that includes (but does not end on) the Closing Date, AWT shall prepare, or cause to be prepared, all Returns required to be filed by the PSG, Utilities or PSG Canada. Any such Return shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted by AWT to Anjou (together with schedules, statements and, to the extent requested by Anjou, supporting documentation) at least 60 days prior to the due date (including extensions) of such Return. Anjou shall have the right at its own expense to review all work papers and procedures used to prepare any such Return. If Anjou, within 30 business days after delivery of any such Return, notifies AWT in writing that it objects to any items in such Return, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Return) by a nationally recognized independent accounting firm chosen and mutually acceptable to both AWT and Anjou. Upon resolution of all such items, the relevant Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expenses of such accounting firm shall be borne equally by AWT and Anjou. If AWT fails to agree to the selection of an accounting firm within 10 days, Anjou shall have the right to adjust the relevant Return in the manner it deems appropriate and the Return as so adjusted shall be binding upon the parties without further adjustment.

  8.2 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Investment Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions) shall be borne and paid by the party on which imposed, provided, however, that such Taxes and fees that are joint obligations shall be borne and paid equally by Anjou and AWT. AWT will file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, CGE, Anjou, PSG, Utilities and PSG Canada will, and will cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation.

  8.3 Termination of Existing Tax Sharing Arrangements. Any and all existing Tax sharing arrangements between PSG, Utilities or PSG Canada and Anjou and any Affiliate of Anjou shall be terminated as of the Closing Date. After such date neither PSG, Utilities, PSG Canada, Anjou nor any Affiliate of Anjou shall have any further rights or liabilities thereunder (with respect to PSG, Utilities and PSG Canada). This Agreement shall be the sole Tax sharing agreement relating to PSG, Utilities and PSG Canada for all pre-Closing Tax periods.

  8.4 Tax Sharing. Immediately preceding the Closing, PSG and Utilities shall pay Anjou an amount equal to the Taxes of PSG and Utilities, as applicable (calculated in good faith in accordance with prior practice) with respect to all pre-Closing Tax periods for which no Return has yet been filed, except to the extent such amount is accounted for under Section 7.1 hereof.

  8.5 Cooperation on Tax Matters. (a) Anjou and AWT agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to PSG, Utilities and PSG Canada as is reasonably necessary for the filing of any Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Anjou and AWT agree to retain or cause to be retained all books and records pertinent to PSG's Taxes, Utilities' Taxes or PSG Canada's Taxes and until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing authority. AWT and Anjou agree to give each other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if such other party so requests, it shall be allowed to take possession of such books and records. Anjou and AWT shall cooperate with each other in the conduct of any audit or other proceedings involving PSG, Utilities and PSG Canada for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.

  8.6 Indemnification by Anjou. (a) Anjou hereby indemnifies AWT against and agrees to hold it harmless from any (i) Tax of PSG, Utilities or PSG Canada and
(ii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any Tax (including Taxes reflected on PSG, Utilities or PSG Canada Tax Returns filed after the Closing), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any Tax, in each case with respect to any pre-Closing Tax period and in each case incurred or suffered by AWT, any of its Affiliates or, effective upon the Closing, PSG, Utilities or PSG Canada (the sum of (i) and (ii) being referred to as a "Loss"); provided, however, that Anjou shall have no liability for the payment of any loss attributable to or resulting from any action described in Section 8.1(b) hereof, provided, further, that Anjou shall have no obligation to make any payment pursuant to this Section 8.6(a) if at the time the Loss is incurred or suffered by PSG, Utilities or PSG Canada, as the case may be, AWT no longer owns directly or indirectly PSG, Utilities or PSG Canada (or its successor), as the case may be; and provided, further, that Anjou shall have no obligation to make any payment to AWT pursuant to this Section 8.6(a) until the amount of all claims arising pursuant hereto in the aggregate (minus any Tax Benefit (as defined in Section 8.6(b) below) attributable thereto) exceeds the Basket, in which case AWT shall be entitled to indemnity for the full amount of all claims in excess of the Basket.

  (b) If Anjou's indemnification obligation under this Section 8.6 arises in respect of an adjustment which makes allowable to AWT, any of its Affiliates or, effective upon the Closing, PSG, Utilities or PSG Canada any deduction, amortization, exclusion from income or other allowance (a "Tax Benefit") which would not, but for such adjustment, be allowable, then any payment by Anjou to AWT shall be an amount equal to (x) the amount otherwise due but for this subsection (b), minus (y) the present value of the Tax Benefit (using a discount rate equal to 5 percent per annum) from the earliest time such Tax Benefit could be allowable multiplied (i) by the maximum federal or state, as the case may be, corporate tax rate in effect at the time Anjou's indemnification obligation arises or (ii) in the case of a credit, by 100 percent. The reduction provided for in clause (y) of this Section shall in no event reduce below zero Anjou's indemnification obligation under this Section 8.6.

  (c) If as a result of an adjustment Anjou makes a payment to any Taxing authority in respect of a Tax of PSG or Utilities with respect to any pre-Closing Tax period, then AWT shall promptly pay to Anjou an amount equal to such payment made by Anjou, provided, however, that any such payment by AWT shall not exceed an amount equal to (x) the positive balance, if any, in the Basket plus (y) the Tax Benefit, if any, attributable to the adjustment giving rise to such payment.

  (d) The Basket shall be reduced by (i) the amount of any claim of AWT under
Section 8.6(a) hereof that is not paid in whole or part by Anjou solely by reason of there being a positive balance in the Basket, minus any Tax Benefit attributable thereto and (ii) the amount of any payment of AWT to Anjou under
Section 8.6(c) hereof, minus any Tax Benefit attributable thereto.

  (e) Any payment by Anjou pursuant to this Section 8.6 shall be made not later than 30 days after receipt by Anjou of written notice from AWT stating that any Loss has been paid by AWT, any of its Affiliates or, effective upon the Closing, PSG, Utilities or PSG Canada and the amount thereof and of the indemnity payment requested.

  (f) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 8.6 is asserted in writing against AWT, any of its Affiliates or, effective upon the Closing, PSG, Utilities or PSG Canada, AWT shall notify Anjou of such claim or demand within 30 days of receipt thereof, or such earlier time that would allow Anjou to timely respond to such claim or demand, and shall give Anjou such information with respect thereto as Anjou may reasonably request. The failure of AWT to promptly notify Anjou pursuant to the preceding sentence shall not relieve Anjou of its obligation to indemnify AWT under this Section 8.6, unless such failure prejudices Anjou's contest rights with respect to the indemnified item. Anjou may discharge, at any time, its indemnification obligation under this Section 8.6 by paying to AWT the amount of the applicable Loss, calculated on the date of such payment. Anjou may, at its own expense, participate in and, upon notice to AWT, assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit). If Anjou assumes such defense, AWT shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Anjou. Whether or not Anjou chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

  (g) Anjou shall not be liable under this Section 8.6 for (i) any Tax the payment of which was made without its prior written consent (other than pursuant to a final determination of a contest conducted in accordance with the provisions of this Section 8) or (ii) any settlements effected without the consent of Anjou, or resulting from any claim, suit, action, litigation or proceeding in which Anjou was not permitted an opportunity to participate.

  8.7 Refunds. AWT shall promptly pay or shall cause prompt payment to be made to Anjou of all refunds of Taxes and interest thereon received by AWT, any Affiliate of AWT, PSG, Utilities, or PSG Canada attributable to Taxes paid by Anjou, PSG, Utilities or PSG Canada (or any predecessor or Affiliate of Anjou) with respect to any pre-Closing Tax period. Anjou represents that there are currently no material refunds reflected on the December 31, 1993 balance sheet of the PSG Group either as receivables or as a reduction or adjustment to the reserves account.

  8.8 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8 shall survive for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof plus 30 days).

                                   ARTICLE 9

                               EMPLOYEE BENEFITS

  9.1 Pension Plan. (a) On the Closing Date or as soon as practicable thereafter, Anjou shall cause the Trustee of the PSG Pension Plan to segregate, in accordance with the spin-off provisions set forth under Section 414(l) of the Code and in accordance with the provisions set forth below, the assets allocable to accrued benefits of active, retired and former employees of PSG or any of its Subsidiaries as of the Closing Date (the "Transferred Employees") and shall make any and all filings and submissions to the appropriate governmental agencies arising in connection with such segregation of assets and all necessary amendments to the PSG Pension Plan and related trust agreement to provide for the segregation of assets and the transfer of assets as described below.

  (b) The amount of such assets (the "Transfer Amount") shall be equal to the aggregate present value of accrued benefits of Transferred Employees under the PSG Pension Plan (including special early retirement benefits and death benefit coverage both before and after expected retirement ages) determined as of the Closing Date using the actuarial assumptions used in funding such Plan contained in the Foster Higgins

Anjou Pension Plan Actuarial Funding Report, Plan Year Beginning January 1, 1993, dated February, 1994. At AWT's request, Anjou shall provide to an actuary designated by AWT all information necessary to verify and agree with the calculation of the Transfer Amount.

  (c) As soon as practicable after the Closing Date, AWT shall establish or designate one or more defined benefit pension plans for the benefit of the Transferred Employees (the "Successor Pension Plan"), shall take all necessary action to qualify the Successor Pension Plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described below. As soon as practicable following the earlier of the receipt of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor Pension Plan (as amended to the date of transfer) or the issuance of indemnities satisfactory to Anjou and AWT, Anjou shall cause the trustee of the PSG Pension Plan to transfer the Transfer Amount for such Plan, increased or decreased by the earnings or losses attributable to the investment of such assets at the rate earned on thirty-day Treasury Notes determined as of the first business day of each month during the period from the Closing Date to the date of transfer described herein and reduced by any required benefit payments made to or in respect of any Transferred Employee covered by the PSG Pension Plan who retired or otherwise terminated service after the Closing Date and prior to the date of transfer described herein, to the appropriate trustee designated by AWT under the trust agreement forming a part of the Successor Pension Plan for the PSG Pension Plan.

  (d) In consideration for the transfer of assets described herein, the applicable Successor Pension Plan shall, effective as of the date of transfer described herein, assume all of the obligations of the PSG Pension Plan in respect of benefits accrued by Transferred Employees under the PSG Pension Plan (exclusive of benefits paid prior to the date of transfer described herein) on or prior to the Closing Date. Neither AWT nor PSG nor any of its Subsidiaries (nor any Pension Plan maintained by any of them) shall assume any other obligations or liabilities arising under or attributable to the PSG Pension Plan.

  9.2 Other Employee Plans. Anjou shall retain all obligations and liabilities under the PSG Group Employee Plans, PSG Group Benefit Arrangements and PSG Group International Plans in respect of any employee or former employee or any independent contractor (including any beneficiary or dependent thereof) who is not a Transferred Employee.

  9.3 Third Party Beneficiaries. No provision of this Article 9 shall create any third party beneficiary rights in any employee or former employee of the PSG Group (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment and no provision of this Article 9 shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

                                   ARTICLE 10

                             CONDITIONS TO CLOSING

  10.1 Conditions to Obligations of AWT, CGE and Anjou. The obligations of AWT, CGE and Anjou to consummate the Closing are subject to the satisfaction of the following conditions:

    (i) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

    (ii) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

    (iii) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing under the provisions of Exon-Florio shall have been taken, made or obtained.

    (iv) The issuance of AWT Securities pursuant to this Agreement shall have been approved by the stockholders of AWT in accordance with applicable rules and regulations of the American Stock Exchange.

  10.2 Conditions to Obligation of AWT. The obligation of AWT to consummate the Closing is subject to the satisfaction of the following further conditions:

    (i) (A) Each of CGE and Anjou shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (B) the representations and warranties of CGE and Anjou contained in this Agreement and in any certificate or other writing delivered by CGE or Anjou pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, and (C) AWT shall have received a certificate signed by the President or Vice President, or the equivalent, of each of CGE and Anjou to the foregoing effect.

    (ii) AWT shall have received an opinion of Davis Polk & Wardwell, special counsel to CGE and Anjou, dated the Closing Date, in form and substance reasonably satisfactory to AWT. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of CGE or Anjou, copies of which certificates shall be contemporaneously delivered to AWT.

    (iii) AWT shall have received an opinion of Bernard Portnoi, Conseil Juridique of CGE, dated the Closing Date, in form and substance reasonably satisfactory to AWT. In rendering such opinion, such counsel may rely upon certificates of public officers and, and as to matters of fact, upon certificates of officers of CGE, copies of which certificates shall be contemporaneously delivered to AWT.

    (iv) AWT shall have received a written opinion of Allen & Company Incorporated, AWT's financial advisors, to the effect that the transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of AWT (other than CGE).

    (v) AWT shall have received all documents it may reasonably request relating to the existence of each of CGE, Anjou or PSG and their respective authority for this Agreement, all in form and substance reasonably satisfactory to AWT.

  10.3 Conditions to Obligation of CGE and Anjou. The obligation of CGE and Anjou to consummate the Closing is subject to the satisfaction of the following further conditions:

    (i) (A) AWT shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (B) the representations and warranties of AWT contained in this Agreement and in any certificate or other writing delivered by AWT pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, and (C) CGE and Anjou shall have received a certificate signed by the Chief Executive Officer, President or any Senior Vice President of AWT to the foregoing effect.

    (ii) Anjou and CGE shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, special counsel to AWT, in form and substance reasonably satisfactory to CGE. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of AWT, copies of which certificates shall be contemporaneously delivered to CGE and Anjou.

    (iii) CGE and Anjou shall have received all documents it may reasonably request relating to the existence of AWT and the authority of AWT for this Agreement, all in form and substance reasonably satisfactory to CGE and Anjou.

                                   ARTICLE 11

                                  TERMINATION

  11.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

    (i) by mutual written agreement of CGE, Anjou and AWT;

    (ii) by either CGE or AWT if the Closing shall not have been consummated on or before September 1, 1994;

    (iii) by either CGE or AWT if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

    (iv) by CGE if AWT has caused to be duly called and held a meeting of its stockholders as required by Section 6.4 and at such meeting the requisite number of votes were not obtained to approve the issuance of AWT Securities pursuant to this Agreement under applicable law.

  The party desiring to terminate this Agreement shall give notice of such termination to each other party.

  11.2 Effect of Termination. If this Agreement is terminated as permitted by
Section 11.1, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of any other party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all damage, loss or expense incurred or suffered by the other party or parties as a result of such failure or breach. The provisions of Sections 5.7, 12.3 and 12.9 shall survive any termination hereof pursuant to Section 11.1.

                                   ARTICLE 12

                                 MISCELLANEOUS

  12.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

  if to AWT, to:

    Air & Water Technologies Corporation
    US Highway 22 West and Station Road
    Branchburg, New Jersey 08876
    Attention: General Counsel
    Fax: (908) 685-4029

    with a copy to:

    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo
    One Financial Center
    Boston, Massachusetts 02111
    Attention: Richard R. Kelly, Esq.
    Fax: (617) 542-2241

  if to CGE or Anjou, to:

    Compagnie Generale des Eaux
    52, rue d'Anjou
    75384 Paris Cedex 08

    France
    Attention: Directeur General
    Fax: 011-331-4924-6666

    Anjou International Management Services, Inc.
    800 Third Avenue, 38th Floor
    New York, New York 10022
    Attention: President
    Fax: (212) 753-9301

    with a copy to:

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, New York 10017
    Attention: John A. Bick, Esq.
    Fax: (212) 450-4800

  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

  12.2 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  12.3 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

  12.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that CGE may assign its right to purchase the Series A Preferred to Anjou or any of its Subsidiaries.

  12.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

  12.6 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

  12.7 No Survival. Except for Sections 3.6 and 4.2 which shall survive for a period of one year after closing, the representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing.

  12.8 Public Announcements. AWT and CGE shall agree on the form and content of any public announcements which shall be made concerning this Agreement or the transactions contemplated hereby and neither AWT nor CGE shall make any such public announcement without the consent of the other, except with respect to any public announcement or other public disclosure, to the extent either party determines, in good faith and with the advice of counsel, such announcement or disclosure is required by law or the rules or regulations of any exchange on which such party's securities are listed or to avoid undue risk that the transactions contemplated hereby will be enjoined or that such party, its officers, directors or representatives will be liable for damages as a result thereof.

  12.9 Entire Agreement; Exhibits. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement, except for the letter dated March 18, 1994 from CGE to AWT with respect to certain financial undertakings and the Confidentiality Agreement dated October 22, 1992 between CGE and AWT, to which Anjou hereby subscribes and agrees to be bound. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. All exhibits hereto constitute part of this Agreement and are expressly incorporated herein.

  12.10 Headings. The headings and the table of contents appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

  12.11 Specific Performance. Each of the parties hereto agrees that any breach by it of any provision of this Agreement would irreparably injure the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to one or more injunctions enjoining any such breach or requiring specific performance of this Agreement and consents to the entry thereof, this being in addition to any other remedy to which the non-breaching party is entitled at law or in equity.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     AIR & WATER TECHNOLOGIES CORPORATION

                                         /s/ Eckardt C. Beck
                                     By:---------------------------------------
                                        Eckardt C. Beck
                                        Chairman and Chief Executive Officer

                                     COMPAGNIE GENERALE DES EAUX

                                         /s/ Jacques-Henri David
                                     By:---------------------------------------
                                        Jacques-Henri David
                                        Directeur General

                                     ANJOU INTERNATIONAL COMPANY

                                         /s/ Claudio Elia
                                     By:---------------------------------------
                                        Claudio Elia
                                        President

                                                                       EXHIBIT A

                      AIR & WATER TECHNOLOGIES CORPORATION

                           CERTIFICATE OF DESIGNATION

            5 1/2% SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

                               ($0.01 par value)

  We, the undersigned,            and             of Air & Water Technologies
Corporation, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware do hereby make this Certificate of Designation under the corporate seal of the Corporation and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

  RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation (which authorizes 2,500,000 shares of Preferred Stock, $0.01 par value, none of which are presently issued and outstanding), the Board of Directors hereby fixes the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of a class of Preferred Stock.

  RESOLVED, that each share of the Convertible Exchangeable Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

  (1) Number and Designation. 1,200,000 shares of the Preferred Stock of the Corporation shall be designated as 5 1/2% Series A Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock").

  (2) Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to all classes or series of equity securities of the Corporation, including the Common Stock (as defined below).

  (3) Dividends. (a) Except as otherwise provided in paragraph (8) below, the holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends, at the annual rate of $2.75 per share, payable in cash quarterly in arrears in equal amounts on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1994, unless such day is not a business day, in which event on the next succeeding business day (each of such dates being a "Dividend Payment Date"), in preference to dividends on the Common Stock. Such dividends shall be paid to the holders of record at the opening of business on the record date for on such Dividend Payment Date.

  (b) Dividends shall accrue from the date of original issue of the Series A Preferred Stock (the "Series A Initial Issuance Date"). Dividends, other than for a full quarterly period, shall accrue on the basis of a year of 365 days and the actual number of days elapsed (including the first day but excluding the last day of such period). Quarterly dividends which are not paid in full in cash will cumulate without interest until such accumulated quarterly dividends shall have been declared and paid in cash by the Board of Directors of the Corporation. Any such declaration may be for a portion, or all, of the then accumulated dividends. Any accumulated dividends which are not paid will continue to cumulate in the manner described above.

  (c)(i) The holders of the shares of the Series A Preferred Stock shall be entitled to receive in preference to and in priority over dividends upon any of the Common Stock all accrued dividends provided for in this paragraph (3).

  (ii) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Common Stock or make any distribution in respect thereof, either directly or indirectly, and whether in cash,

                                     I-A-1
obligations or shares of the Corporation or other property (all such dividends and distributions hereinafter referred to as a "Common Stock Distribution"), unless the holders of the shares of Series A Preferred Stock shall have received all accrued dividends which such holders are entitled to receive pursuant to paragraph (3) through and including the immediately preceding Dividend Payment Date or, if such Common Stock Distribution is made on a Dividend Payment Date, through and including such Dividend Payment Date. In no event may the Corporation retire, redeem, purchase or otherwise acquire for value (including acquiring, directly or indirectly, any equity interest in any Person which owns, legally or beneficially, any Common Stock) any of the Common Stock or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Common Stock, or permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Common Stock unless, prior to or contemporaneously with such retirement, redemption, purchase or acquisition, the holders of the shares of Series A Preferred Stock shall have received all accrued dividends which such holders are entitled to receive pursuant to paragraph (3) through and including the immediately preceding Dividend Payment Date or, if such retirement, redemption, purchase or acquisition is made on a Dividend Payment Date, through and including such Dividend Payment Date.

  (d) Subject to the foregoing provisions of this paragraph (3), paragraph (8) and applicable law, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any of the Common Stock, may make any payment on account of or set apart for payment money for a sinking fund or other similar fund for the purchase, redemption or other retirement of, any of the Common Stock, and may make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, and may purchase or otherwise redeem any of the Common Stock and the holders of the shares of the Series A Preferred Stock shall not be entitled to share therein.

  (e) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to the foregoing provisions of this paragraph (3) shall be paid pro rata on each outstanding share of Series A Preferred Stock.

  (f) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Preferred Stock pursuant to this paragraph (3), and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) without interest, and shall be payable in the same manner and at such times as provided for in the foregoing provisions of this paragraph (3) with respect to dividends on each outstanding share of Series A Preferred Stock.

  (4) Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $50 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including pro rata dividends for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), whether or not declared to the date of such payment, before any payment shall be made or any assets distributed to the holders of any of the Common Stock. If the assets of the Corporation, or the proceeds thereof, are not sufficient to pay in full the liquidation payments payable on each outstanding share of Series A Preferred Stock, then each such share shall share ratably in such distribution of assets, or the proceeds thereof, in accordance with the amount which would be payable on such distribution if the amount to which each outstanding share of Series A Preferred Stock is entitled was paid in full. Except as provided in the preceding sentences, the holders of the shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

  (b) For the purposes of this paragraph (4), neither the voluntary sale, lease, or other transfer of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                                     I-A-2

  (c) The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock.

  (5) Redemption. Shares of Series A Preferred Stock shall be redeemable by the Corporation as provided below (with all references in this paragraph (5) to a redemption price per share to be adjusted proportionally in respect of fractional shares).

  (a) The shares of Series A Preferred Stock shall not be redeemable prior to the Initial Redemption Date. The "Initial Redemption Date" shall be June 30, 1997.

  (b) At the option of the Corporation, shares of Series A Preferred Stock may be redeemed at any time or from time to time (subject to the provisions set forth below and paragraph (8)) on or after the Initial Redemption Date, in whole or in part, at the price (the "Redemption Price"), payable in cash, equal to the percentage set forth below of the liquidation preference per share for redemptions during the 12-month periods beginning on the Initial Redemption Date or the annual anniversaries thereof indicated below, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not declared and whether or not there are funds of the Corporation legally available for the payment of dividends), to the date fixed for redemption:

      12-MONTH PERIOD BEGINNING ON                                    PERCENTAGE
      ----------------------------                                    ----------
      Initial Redemption Date........................................   103.85%
      First Anniversary thereof......................................   103.30%
      Second Anniversary thereof.....................................   102.75%
      Third Anniversary thereof......................................   102.20%
      Fourth Anniversary thereof.....................................   101.65%
      Fifth Anniversary thereof......................................   101.10%
      Sixth Anniversary thereof......................................   100.55%
      Seventh Anniversary thereof and thereafter.....................   100.00%

Notwithstanding the foregoing, the Corporation may elect to redeem shares of Series A Preferred Stock at any time on or after the Initial Redemption Date and prior to the fourth anniversary of the Initial Redemption Date only if for at least 20 Trading Days during the period consisting of the 30 consecutive Trading Days ending on the date notice of such redemption is given, including the last Trading Day of such period, the Closing Price per share of Common Stock exceeds $18.75, as adjusted pursuant to paragraph (8)(h) (the "Redemption Threshold").

  (c) In the event that fewer than all of the shares of Series A Preferred Stock are to be redeemed pursuant to this paragraph (5), the Corporation shall call for redemption shares of Series A Preferred Stock pro rata among the holders, based on the number of shares of Series A Preferred Stock held by each holder, except that the Corporation may redeem all of the shares of Series A Preferred Stock held by any holders of fewer than 100 shares of Series A Preferred Stock (or all the shares of Series A Preferred Stock held by holders who would hold less than 100 shares of Series A Preferred Stock as a result of such redemption). Any redemption for which shares are called for redemption on a pro rata basis (whether or not some of the shares so called are subsequently converted pursuant to paragraph (8)) shall comply with this paragraph (5)(c).

  (d) In accordance with paragraph (7) hereof, the Corporation shall mail to the record holders of Series A Preferred Stock written notice of its intention to redeem shares of Series A Preferred Stock held by such holders.

  (6) Exchange. Subject to paragraph (8) below, commencing June 30, 1997, the Series A Preferred Stock shall be exchangeable, in whole and not in part, at the sole option of the Corporation, at any time, for the Corporation's 5 1/2% Convertible Subordinated Notes, a form of which is attached hereto as Attachment A

                                     I-A-3

(the "Exchange Notes"). The holders of the outstanding shares or fractional shares of Series A Preferred Stock will be entitled to receive in exchange for each share of Series A Preferred Stock to be exchanged by it Exchange Notes in a principal amount of $50 plus, with respect to each outstanding fractional share, a ratably proportionate amount thereof. An amount equal to all accrued but unpaid dividends on each such share to the date which coincides with the date of exchange shall be paid on such date (including pro rata dividends for the period from the last Dividend Payment Date to the date of exchange). At the time of any exchange hereunder, the rights of the holders of the shares of Series A Preferred Stock as stockholders of the Corporation shall cease, and the persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered holders of such Exchange Notes as of the date which coincides with the date of exchange. In accordance with paragraph (7) hereof, the Corporation shall mail to the record holders of Series A Preferred Stock written notice of its intention to exchange shares of Series A Preferred Stock held by such holders. The Corporation will cause the Exchange Notes to be dated the date which coincides with the date of exchange thereof.

  (7) Procedure for Redemption or Exchange. (a) In the event the Corporation shall redeem or exchange shares of Series A Preferred Stock, notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption or exchange date, to the holders of record of the shares to be redeemed or exchanged at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption or exchange date; (ii) the redemption price or exchange rate; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price or exchange for the Exchange Notes; (iv) that dividends on the shares to be redeemed or exchanged will cease to accrue on such redemption date or the date of exchange; and (v) the number of shares to be redeemed or exchanged.

  (b) Notice having been mailed as aforesaid, from and after the redemption date or as of the exchange date (unless, in the case of a redemption, default shall be made by the Corporation in providing money for the payment of the redemption price or a Notice of Intention to Convert or Notice of Election to Convert has been delivered to the Corporation pursuant to paragraph (8)), dividends on the shares of Series A Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall be cancelled and shall not be available for reissue or redesignation, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price or the Exchange Notes and any other amounts payable pursuant to paragraph (5) or paragraph (6)) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed or exchanged by the Corporation at the redemption price or exchange rate aforesaid.

  (c) The Corporation shall pay any and all issuance and delivery taxes that may be payable in respect of the issuance or delivery of Exchange Notes in exchange for shares of Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Exchange Notes in a name other than that in which the shares of Series A Preferred Stock so exchanged were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

  (8) Conversion. (a) Subject to the provisions of this paragraph (8), the holders of the shares of Series A Preferred Stock shall have the right, at any time, from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of the Series A Initial Issuance Date shall be 4.0, subject to adjustment from time to time pursuant to paragraph (8)(g) hereof. Notwithstanding any call for redemption pursuant to paragraph (5) or exchange pursuant to paragraph (6), the right to convert shares so

                                     I-A-4
called for redemption or exchange shall terminate at the close of business on the date immediately preceding the date fixed for such redemption or exchange, as the case may be, unless the Corporation shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange.

  (b)(i) In order to exercise the conversion privilege, the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with the Notice of Election to Convert completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

  (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (8).

  (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series A Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (8).

  (c)(i) Upon delivery to the Corporation by a holder of shares of Series A Preferred Stock of a Notice of Election to Convert or a Notice of Intention to Convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

  (ii) From the date of delivery by a holder of shares of Series A Preferred Stock of such Notice of Election to Convert or such Notice of Intention to Convert, in lieu of dividends on such Series A Preferred Stock pursuant to paragraph (3), such Series A Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Series A Preferred Stock had been converted to shares of Common Stock at the time of such delivery.

  (iii) If a Notice of Intention to Convert or a Notice of Election to Convert is delivered by a holder of shares of Series A Preferred Stock to the Corporation before the delivery by the Corporation to such holder of a notice of redemption, such holder shall be entitled to receive all accrued dividends which such holder is entitled to receive pursuant to paragraph (3). In addition, such holder at the opening of business on a Dividend Payment Date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the Corporation's default in payment of the dividend due on such Dividend Payment Date. Such dividends shall be in preference to and in priority over any dividends on the Common Stock.


                                     I-A-5

  (iv) If, after receipt by a holder of shares of Series A Preferred Stock of a notice of redemption pursuant to paragraph (5), such holder delivers to the Corporation a Notice of Intention to Convert or a Notice of Election to Convert, such Series A Preferred Stock shall cease to accrue dividends pursuant to paragraph (3) but such shares shall continue to be entitled to receive all accrued dividends which such holder is entitled to receive pursuant to paragraph (3) through the date of delivery of such Notice of Intention to Convert or such Notice of Election to Convert (including pro rata dividends for the period from the last Dividend Payment Date to the date of delivery of the Notice of Intention to Convert or the Notice of Election to Convert, as the case may be) in preference to and in priority over any dividends on the Common Stock. Such accrued dividends shall be payable to such holder when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, as provided in paragraph (3) above.

  (v) Except as provided above and in paragraph (8)(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

  (d)(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock and Exchange Notes.

  (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

  (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

  (f) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder (or Affiliate of such holder) at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

  (g)(i) In case the Corporation shall at any time after the Series A Initial Issuance Date (I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock,
(III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (V) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Series A Preferred Stock had been converted immediately

                                     I-A-6
prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("constituent Person"), or an affiliate of a constituent Person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph (g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

  (ii) In case the Corporation shall issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Exchange Notes or the 8% Convertible Subordinated Debentures due May 15, 2015,
(II) pursuant to the Corporation's Stock Option Plans or pursuant to any other Common Stock related employee compensation plan of the Corporation approved by the Corporation's Board of Directors or (III) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs
(g)(iii) or (g)(iv) hereof) without consideration or for a consideration per share less than the then Conversion Price Per Common Share (as defined in paragraph (g)(vi)), the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share (as defined in paragraph (g)(vi)) immediately prior to such issuance or sale and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Corporation upon such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation; provided that if the holders of 25% of the Series A Preferred Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

  (iii) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to paragraph (g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall

                                     I-A-7
be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (g)), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

  (iv) In case the Corporation shall issue rights, options (other than options issued pursuant to a plan described in clause II of paragraph (g)(ii)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Ratio shall be adjusted pursuant to paragraph (g)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (g)), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Ratio shall be made pursuant to this paragraph (g)(iv) to the extent that the Conversion Ratio shall have been adjusted pursuant to paragraph (g)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

  (v) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph
(g)(iii) hereof), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and (B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in paragraph
(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

  (vi) For the purpose of any computation under paragraph (f) or paragraphs
(g)(ii), (iii), (iv) or (v) hereof, on any determination date, (I) the "Current Valuation Per Common Share" shall be the greater of the Current

                                     I-A-8

Market Price Per Common Share and the Conversion Price Per Common Share (each as defined below), (II) the "Current Market Price Per Common Share" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date, (III) the "Conversion Price Per Common Share" shall be deemed to be the amount in dollars which is equal to $50 divided by the Conversion Ratio immediately prior to such adjustment, and (IV) "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the American Stock Exchange, Inc. ("AMEX"), the closing price on such day as reported on the AMEX Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the AMEX, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. For purposes of any computation under this paragraph (g), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

  (vii) No adjustment to the Conversion Ratio pursuant to paragraphs (g)(ii),
(iii), (iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this paragraph
(g)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g) shall be made to the nearest four decimal points.

  (viii) In the event that, at any time as a result of the provisions of this paragraph (g), the holder of this Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of this Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

  (h) Whenever an adjustment is made to the Conversion Ratio pursuant to paragraph (8)(g), the Redemption Threshold shall be adjusted by multiplying the Redemption Threshold by the Conversion Ratio in effect immediately prior to such adjustment and dividing such product by the Conversion Ratio in effect immediately after such adjustment. All adjustments pursuant to this paragraph
(8) shall be notified to the holders of this Series A Preferred Stock and such notice shall be accompanied by a Schedule of Computations of the adjustments.

  (9) Voting Rights. (a) Except as otherwise provided by applicable law, the holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the certificate of incorporation and by-laws of the Corporation.

  (b) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of Series A Preferred Stock then outstanding, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Corporation or of any provision thereof (including the adoption of a new provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations

                                     I-A-9
and restrictions of the Series A Preferred Stock; provided, however that any such amendment or alteration that changes the dividend payable on, or the liquidation preference or the par value of, the Series A Preferred Stock shall require the affirmative vote at a meeting of holders of Series A Preferred Stock duly called for such purpose, or the written consent, of the holder of each share of Series A Preferred Stock.

  (c) The consent or votes required in paragraph (b) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's Certificate of Incorporation or By-Laws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in paragraph (a) above.

  (10) Issuance and Amendment. (a) The Corporation will not issue more than 1,200,000 shares of Series A Preferred Stock and the number of shares designated as shares of Series A Preferred Stock may not be increased or decreased without the consent of the holders of a majority of the shares of Series A Preferred Stock outstanding.

  (b) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be cancelled and shall not be available for reissue or redesignation.

  (c) Upon any such reacquisition by the Corporation, a certificate identifying the shares reacquired, stating that reissuance of such shares is prohibited and reciting the retirement of such shares shall be executed, acknowledged and filed in accordance with provisions of the laws of the State of Delaware.

  (11) Definitions. The following terms, as used herein, have the following meanings:

  "By-Laws", with respect to a corporation, shall mean the by-laws, articles of association, or similar corporate organizational document.

  "Certicate of Incorporation", with respect to a corporation, shall mean the charter, certificate of incorporation, or similar corporate organizational document.

  "Common Stock" shall mean the Class A Common Stock, par value $0.001 per share, of the Corporation.

  "Common Stock Distribution" shall have the meaning set forth in paragraph
(3)(d)(ii).

  "Series A Preferred Stock" shall have the meaning set forth in paragraph (1).

  "Dividend Payment Date" shall have the meaning set forth in paragraph (3)(a).

  "Exchange Notes" shall have the meaning set forth in paragraph (6)

  "Notice of Election to Convert" shall mean the Notice of Election to Convert on the back of each certificate representing an outstanding share of Series A Preferred Stock.

  "Notice of Intention to Convert" shall mean a notice stating that the holder of the shares of Series A Preferred Stock intends to convert such shares pursuant to paragraph (8) upon receipt of the Required Approvals.

["STOCK OPTION PLANS" SHALL MEAN THE STOCK OPTION AND RESTRICTED STOCK AWARD PLAN AND THE EMPLOYEE STOCK PURCHASE PLAN OF THE CORPORATION.]

  "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

  "Person" shall mean any corporation, partnership, trust, organization, association, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other entity or individual.

  "Required Approvals" shall mean any approvals or consents (including regulatory approvals) or the expiration of any waiting periods required for conversion of the outstanding shares of Series A Preferred Stock.

                                     I-A-10

  "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a day on which NASDAQ or other similar system as may be then in use is open for the reporting of bid and asked prices in the over-the-counter market, or, if bid and asked prices for the shares of Common Stock are not so reported by any such system, a Business Day.

  (12) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

  (b) The holder of Series A Preferred Stock or Exchange Notes, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements on the Corporation.

  IN WITNESS WHEREOF, Air & Water Technologies Corporation has caused this Certificate of Designation to be signed and attested by the undersigned this
day of              , 1994.

                                     AIR & WATER TECHNOLOGIES CORPORATION

                                     By__________________________________
                                     Name:
                                     Title:

                                     By__________________________________
                                     Name:
                                     Title:

ATTEST:

_________________________________
Name:
Title:


                                     I-A-11

                                                              Attachment A
                                                                     to
                                                               Certificate of
                                                                Designation

                      AIR & WATER TECHNOLOGIES CORPORATION

                     5 1/2% CONVERTIBLE SUBORDINATED NOTES

  FOR VALUE RECEIVED, Air & Water Technologies Corporation, a Delaware
corporation (the "Company"), hereby promises to pay to               or
registered assigns, the principal amount of              ($           ), on the
Maturity Date pursuant to Section 2.01 and promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate provided for in Section 2.02.

  This Note is one of the series designated 5 1/2% Convertible Subordinated Notes, limited in aggregate principal amount to $60,000,000 (the "Notes").

                                   ARTICLE I

                                  DEFINITIONS

  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

  "Affiliate" of any Person means any other Person (other than, in the case of the Company, a Subsidiary and, in the case of a Subsidiary, the Company) directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

  "By-Laws", with respect to a corporation, shall mean the by-laws, articles of association, or similar corporate organizational document.

  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) the obligations of such Person as lessee under which, in conformity with generally accepted accounting principles, are required to be capitalized on the balance sheet of that Person.

  "Capitalized Lease Obligation" means, as applied to any Person, the obligation of such Person under any Capitalized Lease to the extent required to be capitalized in accordance with generally accepted accounting principles.

  "Certificate of Incorporation", with respect to a corporation, shall mean the charter, certificate of incorporation, or similar corporate organizational document.

  "Common Stock" shall mean the Class A Common Stock, par value $0.001 per share, of the Company.

  "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person to purchase securities (or other property) for its own account which arise out of or in connection with the sale of the same or substantially similar securities or properties,
(v) all obligations of such Person in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto), (vi) all obligations of such Person as lessee under Capitalized Leases, (vii) all Debt of others Guaranteed by such Person, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (ix) all renewals, extensions, refundings, deferrals, amendments or modifications of Debt described in clauses
(i), (ii), (iii), (iv), (v), (vii) and (viii) and all renewals and extensions of Capital Leases described in clauses (vi), (vii) and (viii).

                                    I-A-a-1

  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

  "Event of Default" has the meaning set forth in Article VII.

  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Interest Payment Date" means the last Business Day of each March, June, September and December.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

  "Maturity Date" means the earlier of (i) the tenth anniversary of the date of issue of this Note and (ii) any date fixed for redemption in accordance with
Article V.

  "Noteholder" means each Person which is a holder of any of the Notes, and their respective successors.

  "Notice of Election to Convert" shall mean the Notice of Election to Convert set forth in Schedule A to this Note.

  "Notice of Intention to Convert" shall mean a notice stating that the Noteholder intends to convert this Note pursuant to Article IV upon receipt of the Required Approvals.

  "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Company or a Subsidiary.

  "Person" shall mean any corporation, partnership, trust, organization, association, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other entity or individual.

  "Required Approvals" shall mean any approvals or consents (including regulatory approvals) or the expiration of any waiting periods required for conversion of this Note.

  "Series A Preferred Stock" shall mean the 5 1/2% Series A Convertible Exchangeable Preferred Stock of the Company.

  ["STOCK OPTION PLANS" SHALL MEAN THE STOCK OPTION AND RESTRICTED STOCK AWARD PLAN AND THE EMPLOYEE STOCK PURCHASE PLAN OF THE CORPORATION.]

  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                                    I-A-a-2

  "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a day on which NASDAQ or other similar system as may be then in use is open for the reporting of bid and asked prices in the over-the-counter market, or, if bid and asked prices for the shares of Common Stock are not so reported by any such system, a Business Day.

                                   ARTICLE II

                       PAYMENT OF PRINCIPAL AND INTEREST

  SECTION 2.01. Mandatory Redemption. On the Maturity Date (the "Principal Repayment Date") the principal amount of this Note together with all accrued and unpaid interest to the Maturity Date shall be due and payable, and the Company shall repay such amount on the Maturity Date to the Noteholder.

  SECTION 2.02. Interest Rate. (a) Except as provided in Article IV, this Note shall bear interest on the outstanding principal amount thereof, for each day from the date of this Note until it becomes due, at a rate per annum equal to 5 1/2%. Such interest shall be payable in four equal quarterly payments in arrears on each Interest Payment Date and on the Maturity Date.

  (b) Any overdue principal of or interest on the Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to 6 1/2%.

  SECTION 2.03. Computation of Interest. Interest, other than interest for a quarterly period, shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III

                                 SUBORDINATION

  SECTION 3.01. Definitions. The following term, as used in this Article, shall have the following meaning:

  "Superior Indebtedness" means all Debt of the Company (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) other than the Notes.

  SECTION 3.02. Subordination to Superior Indebtedness. The Company and the Noteholders agree for the benefit of the holders of the Superior Indebtedness that the Notes shall, in the manner hereinafter set forth, be subordinate and junior in right of payment to all Superior Indebtedness of the Company.

  SECTION 3.03. Limitations on Payments and Acceleration. (a) Upon the maturity of all or any part of the Superior Indebtedness by lapse of time, acceleration or otherwise, such Superior Indebtedness shall first be paid in full, or such payment shall be duly provided for in cash or in a manner satisfactory to the holders of the Superior Indebtedness, before any payment by the Company is made on account of the principal of or interest on the Notes or to acquire the Notes.

  (b) In the event and during the continuation of any default in the payment of any principal of or interest on any Superior Indebtedness when due and payable (each a "Payment Default"), whether at maturity, upon any redemption, by declaration or otherwise, no payment shall be made by the Company on or with respect to the principal of, or interest on, the Notes or to acquire the Notes unless and until such Payment Default shall have been remedied. In any such event, no holder of the Notes shall accept or receive any payment of or on account of the Notes, notwithstanding the terms of the Notes.

                                    I-A-a-3

  (c) In the event that any event or condition shall occur and be continuing which would permit, or which with notice or lapse of time or both would permit, the holder or holders of any Superior Indebtedness (or a trustee acting on behalf of the holders thereof) to declare such Superior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable (each such event or condition being referred to in this Note as a "Non-Payment Default"), no payment shall be made by the Company on or with respect to the principal of, or interest on, the Notes or to acquire the Notes during any period commencing on the date written notice of such Non-Payment Default (a "Blockage Notice") shall have been given to the Company and the holders of the Notes by the holders of a majority in principal amount of the Superior Indebtedness then outstanding with respect to which such Non-Payment Default shall have occurred (or their authorized agent) and ending on the earliest to occur of the date (the "Blockage Expiration Date") (i) 180 days after the date of the Blockage Notice, (ii) such Non-Payment Default shall have been remedied or effectively waived or shall have ceased to exist and (iii) the Superior Indebtedness in respect of which such Non-Payment Default shall have occurred shall have been paid in full, provided that the foregoing provisions do not limit the number of Blockage Notices which may be given during any 360-day period, provided further that the number of days on which payment on the Notes may be prohibited under this subdivision (c) during any 360-day period shall not exceed 180 days. At the Blockage Expiration Date, the Company shall, subject to Section 3.03(b), promptly pay the holder or holders of the Notes all sums not paid as a result of this Section 3.03(c). In any such event, no holder of the Notes shall accept or receive during any such period any payment of or an account of the Notes, notwithstanding the terms of the Notes.

  SECTION 3.04. Note Subordinated to Prior Payment of all Superior Indebtedness on Dissolution, Liquidation or Reorganization of Company. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, in their capacity as creditors of the Company, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then

    (a) the holders of all Superior Indebtedness shall first be entitled to receive payment in full of the principal thereof, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings) before any holder of the Notes is entitled to receive any payment on account of the principal of or interest on the Notes; and

    (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which any holder of the Notes would be entitled, but for the provisions of this Article III, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of the Superior Indebtedness or any other representative on behalf of the holders of Superior Indebtedness, to the extent necessary to make payment in full of all principal, interest and all other amounts payable on all Superior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Superior Indebtedness.

  SECTION 3.05. Rights of Holders of Superior Indebtedness;
Subrogation. (a) Should any payment or distribution or security or the proceeds of any thereof be collected or received by any holder of the Notes in respect of the Notes, and such collection or receipt is prohibited hereunder prior to the payment in full of the Superior Indebtedness, such holder will forthwith deliver the same to the holders of the Superior Indebtedness for the equal and ratable benefit of the holders of the Superior Indebtedness in precisely the form received (except for the endorsement or the assignment of or by such holder where necessary) for application to payment of all Superior Indebtedness in full, after giving effect to any concurrent payment or distribution to the holders of Superior Indebtedness and, until so delivered, the same shall be held in trust by such holder as the property of the holders of the Superior Indebtedness.

  (b) All payments and distributions received by the holders of the Superior Indebtedness in respect of the Notes, to the extent received in or converted into cash, may be applied by the holders of the Superior

                                    I-A-a-4

Indebtedness first to the payment of any and all reasonable out-of-pocket expenses (including attorney's fees and legal expenses) paid or incurred by the holders of the Superior Indebtedness or such representative in enforcing the provisions hereof or in endeavoring to collect or realize upon the Notes or any security therefor, and any balance thereof shall, solely as between any holder of the Notes, on the one hand, and the holders of the Superior Indebtedness, on the other hand, be applied by the holders of the Superior Indebtedness in such order of application as the holders of the Superior Indebtedness may from time to time select, toward the payment of the Superior Indebtedness remaining unpaid.

  (c) No holder of the Notes shall be subrogated to the rights of the holders of the Superior Indebtedness to receive payments or distributions of assets of the Company until all amounts payable with respect to the Superior Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Superior Indebtedness of any cash, property or securities to which any holder of the Notes would be entitled except for these provisions shall, as between the Company, its creditors other than the holders of the Superior Indebtedness, and such holders of the Notes, be deemed to be a payment by the Company to or on account of the Superior Indebtedness.

  (d) Subject to the payment in full of all Superior Indebtedness, the holders of the Notes shall be subrogated (equally and ratably with the holders of all subordinated indebtedness of the Company which, by its terms, is not superior in right of payment to the Notes, and ranks on a parity with the Notes) to the rights of the holders of Superior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Superior Indebtedness until all amounts owing on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Notes of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of the Superior Indebtedness shall, as between the Company, its creditors other than the holders of Superior Indebtedness and the holders of the Notes, be deemed to be a payment to or on account of the Notes. The holders of the Notes agree that, in the event that all or any part of any payment made on account of the Superior Indebtedness is recovered from the holders of Superior Indebtedness as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the holders of the Notes on account of the Notes at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Section 3.05 or otherwise, shall be deemed to have been received by such holders of the Notes in trust as the property of the holders of the Superior Indebtedness and such holders shall forthwith deliver the same to the holders of the Superior Indebtedness for the equal and ratable benefit of the holders of the Superior Indebtedness for application to payment of all Superior Indebtedness until paid in full.

  SECTION 3.06. Renewals, Extensions and Increases of Superior Indebtedness. Each holder of the Notes by his acceptance thereof thereby waives any and all notice of renewal, extension, accrual or (consistent with the definition of Superior Indebtedness) increase in the amount of any of the Superior Indebtedness, present or future, and agrees and consents that without notice to or assent by any holder or holders of the Notes:

  (i) the obligation and liabilities of the Company or any other party or parties for or upon the Superior Indebtedness (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, increased (consistent with the definition of Superior Indebtedness), modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

  (ii) the holders of the Superior Indebtedness or any other representative acting on behalf of the holders of the Superior Indebtedness and the holders of the Superior Indebtedness may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Superior Indebtedness; and


                                    I-A-a-5

  (iii) any balance or balances of funds with any holders of the Superior Indebtedness at any time standing to the credit of the Company may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Superior Indebtedness or any other representative or representatives acting on behalf of the holders of the Superior Indebtedness and the holders of the Superior Indebtedness may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Notes to the Superior Indebtedness provided for herein.

  SECTION 3.07. Obligation of Company Unconditional. Nothing contained in this
Article III or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of the Superior Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of, and interest on the Notes, as and when the same shall become due and payable, by lapse of time, acceleration or otherwise, in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and other creditors of the Company other than the holders of the Superior Indebtedness, nor shall anything herein or therein prevent the holder of the Notes (i) from taking all appropriate actions to preserve their rights under the Notes not inconsistent with the rights of the holders of the Superior Indebtedness under this Article III, or (ii) from exercising all remedies, including without limitation equitable remedies, otherwise permitted by applicable law upon default under the Notes, subject to the rights, if any, under this Article III of the holders of the Superior Indebtedness in respect of cash, property or securities of the Company otherwise payable or delivered to such holders upon the exercise of any such remedy. The provisions of this
Article III are and are intended solely for the purpose of defining the relative rights of holders of the Notes, on the one hand, and the holders of the Superior Indebtedness, on the other hand.

  SECTION 3.08. Miscellaneous. (a) Each holder of the Notes by its acceptance thereof thereby acknowledges and agrees that the holders of the Superior Indebtedness have relied upon and will continue to rely upon the subordination provided for in this Article III in entering into the agreements relating to Superior Indebtedness and in extending credit to the Company pursuant thereto.

  (b) No present or future holder of Superior Indebtedness shall be prejudiced in his right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company or any holder of the Notes. The subordination provisions contained in this Article III are for the benefit of the holders of the Superior Indebtedness from time to time and, so long as Superior Indebtedness is outstanding under any agreement, may not be rescinded, cancelled or modified in any way without the prior written consent thereto of holders of at least 75% in aggregate principal amount of the Superior Indebtedness at the time outstanding.

  (c) The subordination provisions contained in this Article III shall be binding upon any holder of the Notes and upon the heirs, legal representatives, successors and assigns of any holder of the Notes; and, to the extent that any holder of the Notes is either a partnership or a corporation, all references herein to any holder of the Notes shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation.

                                   ARTICLE IV

                                   CONVERSION

  SECTION 4.01. Conversion. (a) Subject to the provisions of this Article IV, the Noteholder shall have the right, at any time, at such Noteholder's option, to convert any or all of the principal amount of this Note, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of each $50 of principal amount of this Note, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of the date of

                                    I-A-a-6
issue of this Note shall be the Conversion Ratio under the Series A Preferred Stock immediately prior to the exchange of such Series A Preferred Stock for this Note, subject to adjustment from time to time pursuant to Section 4.07 hereof. Notwithstanding any call for redemption pursuant to Article V, the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption or exchange, as the case may be, unless the Company shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange.

  SECTION 4.02. Exercise Procedure. (a) In order to exercise the conversion privilege, the Noteholder shall surrender this Note at the office of the Company, with the Notice of Election to Convert completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Noteholder or the Noteholder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

  (b) As promptly as practicable after the surrender by the Noteholder as aforesaid, the Company shall issue and shall deliver to such Noteholder, or on the Noteholder's written order to the Noteholder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Article IV.

  (c) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note shall have been surrendered and such notice received by the Company as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of (A) the principal amount of this Note surrendered for conversion divided by 50 and (B) the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of this Note will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of this Note, the principal amount of this Note surrendered for conversion shall no longer be deemed to be outstanding and all rights of a Noteholder with respect to the principal amount of this Note surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts, including any accrued and unpaid interest on this Note, payable pursuant to this Article IV.

  SECTION 4.03. Effect of Election. (a) Upon delivery to the Company by the Noteholder of a Notice of Election to Convert or a Notice of Intention to Convert, the right of the Company to redeem the principal amount of this Note which is to be converted shall terminate, regardless of whether a notice of redemption has been mailed.

  (b) Interest on the outstanding principal amount of this Note delivered for conversion shall cease to accrue on the date of delivery by the Noteholder of such Notice of Election to Convert or Notice of Intention to Convert. Any such accrued and unpaid interest shall be payable by the Company to the Noteholder on the next succeeding Interest Payment Date. [From and after the date of such delivery, this Note shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if this Note had been converted to shares of Common Stock at the time of such delivery.]/1/

  (c) Except as provided above and in Section 4.07, the Company shall make no adjustment for accrued and unpaid interest on this Note, on conversion of this Note or for dividends in cash on the shares of Common Stock issued upon such conversion.

  SECTION 4.04. Issuance of Shares. (a) The Company covenants that it shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Notes.
- - --------
/1/ This provision should also be included in the Company's charter.

                                    I-A-a-7

  (b) Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Notes, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company.

  SECTION 4.05. Taxes on Conversion. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of any part of the principal amount of this Note pursuant hereto; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Noteholder to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

  SECTION 4.06. No Fractions of Common Stock to be Issued. In connection with the conversion of the principal amount of this Note, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price (as defined in Section 4.07(f)) per share of Common Stock on the Trading Day on which this Note is deemed to have been converted. If more than one Note is surrendered for conversion by the same Noteholder (or Affiliate of such Noteholder) at the same time, the number of full shares of Common Stock issuable on conversion of the principal amount thereof surrendered for conversion shall be computed on the basis of the total principal amounts of the Notes so surrendered.

  Section 4.07. Anti-dilution. (a) In case the Company shall at any time after the date of initial issue of this Note (I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), or (V) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of this Note after such time shall entitle the Noteholder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Note had been converted immediately prior to such time, such Noteholder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Company (x) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such recapitalization, sale or transfer was made, as the case may be ("constituent Person"), or an affiliate of a constituent Person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this
Section 4.07 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

  (b) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Notes or the 8% Convertible Subordinated Debentures

                                    I-A-a-8
due May 15, 2015, (II) pursuant to the Company's Stock Option Plans or pursuant to any other Common Stock related employee compensation plan of the Company approved by the Company's Board of Directors or (III) upon exercise or conversion of any security the issuance of which caused an adjustment under Sections 4.07(c) or (d) hereof) without consideration or for a consideration per share less than the then Conversion Price Per Common Share (as defined in Section 4.07(f)), the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share (as defined in Section 4.07(f)) immediately prior to such issuance or sale and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Noteholders of 25% or more of the aggregate principal amount of the Notes shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such Noteholders to determine such fair market value. The Noteholders shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

  (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to Section 4.07(b) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in
Section 4.07(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 4.07), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

  (d) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause II of Section 4.07(b)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Ratio shall be adjusted pursuant to Section 4.07(b) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such

                                    I-A-a-9
rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 4.07(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 4.07), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Ratio shall be made pursuant to this Section 4.07(d) to the extent that the Conversion Ratio shall have been adjusted pursuant to Section 4.07(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

  (e) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, Section 4.07(c) hereof), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and (B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in Section 4.07(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

  (f) For the purpose of any computation under Section 4.06 or Sections 4.07(b), (c), (d) or (e) hereof, on any determination date, (I) the "Current Valuation Per Common Share" shall be the greater of the Current Market Price Per Common Share and the Conversion Price Per Common Share (each as defined below), (II) the "Current Market Price Per Common Share" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date, (III) the "Conversion Price Per Common Share" shall be deemed to be the amount in dollars which is equal to $50 divided by the Conversion Ratio immediately prior to such adjustment, and (IV) "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the American Stock Exchange, Inc. ("AMEX"), the closing price on such day as reported on the AMEX Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the AMEX, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. For purposes of any computation under this Section 4.07, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

  (g) No adjustment to the Conversion Ratio pursuant to Sections 4.07(b), (c),
(d) and (e) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this Section 4.07(g) are not required to be made

                                    I-A-a-10
shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.07 shall be made to the nearest four decimal points.

  (h) In the event that, at any time as a result of the provisions of this
Section 4.07, the Noteholder of this Note upon subsequent conversion shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of this Note shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

  Section 4.08. Adjustment of Redemption Threshold. Whenever an adjustment is made to the Conversion Ratio pursuant to Section 4.07, the Redemption Threshold (as defined in Section 5.01(b) shall be adjusted by multiplying the Redemption Threshold by the Conversion Ratio in effect immediately prior to such adjustment and dividing such product by the Conversion Ratio in effect immediately after such adjustment. All adjustments pursuant to Sections 4.07 and 4.08 shall be notified to the Noteholders and such notice shall be accompanied by a Schedule of Computations of the adjustments.

                                   ARTICLE V

                                   REDEMPTION

  SECTION 5.01. Redemption. The Notes shall be redeemable by the Corporation as provided below.

  (a) The Notes shall not be redeemable prior to the Initial Redemption Date. The "Initial Redemption Date" shall be June 30, 1997.

  (b) At the option of the Corporation, the Notes may be redeemed at any time or from time to time (subject to the provisions set forth below and in Article
IV) on or after the Initial Redemption Date, in whole or in part, at the price (the "Redemption Price"), payable in cash, equal to the percentage set forth below of the principal amount of the Notes for redemptions during the 12-month periods beginning on the Initial Redemption Date or the annual anniversaries thereof indicated below, plus, in each case, an amount equal to accrued and unpaid interest thereon, to the date fixed for redemption:

      12-MONTH PERIOD BEGINNING ON                                    PERCENTAGE
      ----------------------------                                    ----------
      Initial Redemption Date........................................   103.85%
      First Anniversary thereof......................................   103.30%
      Second Anniversary thereof.....................................   102.75%
      Third Anniversary thereof......................................   102.20%
      Fourth Anniversary thereof.....................................   101.65%
      Fifth Anniversary thereof......................................   101.10%
      Sixth Anniversary thereof......................................   100.55%
      Seventh Anniversary thereof and thereafter.....................   100.00%

  Notwithstanding the foregoing, the Corporation may elect to redeem the Notes at any time on or after the Initial Redemption Date and prior to the fourth anniversary of the Initial Redemption Date only if for at least 20 Trading Days during the period consisting of the 30 consecutive Trading Days ending on the date notice of such redemption is given, including the last Trading Day of such period, the Closing Price per share of Common Stock exceeds $18.75, as adjusted pursuant to Section 4.08 (the "Redemption Threshold").

  (c) In the event that less than all of the principal amount of the Notes is to be redeemed pursuant to this Article V, the Corporation shall call for redemption the Notes pro rata among the holders, based on the

                                    I-A-a-11
principal amount of Notes held by each holder. Any redemption for which the principal amount of Notes is called for redemption on a pro rata basis (whether or not some of the principal amount of Notes so called are subsequently converted pursuant to Article IV) shall comply with this Section 5.01(c).

  SECTION 5.02. Procedure for Redemption. (a) In the event the Company shall redeem the Notes, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to the Noteholders of record at such Noteholders' addresses as the same appears on the books of the Company. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where the Notes is to be surrendered for payment of the redemption price; (iv) that interest on the Notes will cease to accrue on such redemption date, and (v) the principal amount of the Notes to be redeemed.

  (b) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price or a Notice of Intention to Convert or Notice of Election to Convert has been delivered to the Company pursuant to Article
IV), interest on the principal amount of the Notes called for redemption shall cease to accrue, and such principal amount of the Notes called for redemption shall no longer be deemed to be outstanding and shall be cancelled and shall not be available for reissue, and all rights of the Noteholders as creditors of the Company (except the right to receive from the Company the redemption price and any other amounts payable pursuant to Section 5.01) in respect of such principal amount of the Notes called for redemption shall cease. Upon surrender in accordance with said notice of the Notes representing the principal amount of the Notes called for redemption (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the principal amount of the Notes so called for redemption shall be redeemed by the Company at the redemption price aforesaid.

                                   ARTICLE VI

                                 VOTING RIGHTS

  Section 6.01. General. Except as otherwise provided by applicable law, the Noteholders of the Notes (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock,
(ii) shall be entitled to a number of votes equal to the number of votes to which the shares of Common Stock issuable upon conversion of the Notes would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Certificate of Incorporation and By-Laws of the Company.

  Section 6.02. No Changes to Voting Rights. So long as any of the principal amount of the Notes is outstanding, the Company shall not, without the written consent or affirmative vote of Noteholders which in the aggregate own more than 50% of the aggregate principal amount of the Notes then outstanding, at a meeting called for that purpose of the Noteholders, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Company or of any provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers or other rights of the Notes; provided, however that any such amendment or alteration that changes the interest payable on, or the principal amount of, the Notes shall require the affirmative vote at a meeting of holders of the Notes duly called for such purpose, or the written consent, of the holders of 100% of the aggregate principal amount of the Notes then outstanding.

  Section 6.03. Stockholder Approval Required. The consent or votes required in
Section 6.02 above shall be in addition to any approval of stockholders of the Company which may be required by law or pursuant to any provision of the Company's Certificate of Incorporation or By-Laws, which approval shall be obtained by vote of the stockholders of the Company in the manner provided in
Section 6.01 above.


                                    I-A-a-12

                                  ARTICLE VII

                                    DEFAULTS

  If one or more of the following events ("Events of Default") shall have occurred and be continuing:

    (a) the Company shall fail to pay when due any principal of the Notes, or shall fail to pay within fifteen days of the due date thereof any interest or other amount payable hereunder;

    (b) the Company shall fail to observe or perform any covenant or agreement contained in the Notes (other than those covered by clause (a) above) for 30 days after written notice thereof has been given to the Company by the Noteholder;

    (c) the Company (i) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, conservator, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (iii) shall make a general assignment for the benefit of creditors, or (iv) shall fail generally to pay its debts as they become due, or (v) shall take any corporate action to authorize any of the foregoing;

    (d) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, conservator, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company under the Federal bankruptcy laws as now or hereafter in effect;

    (e) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

then, and in every such event, unless such Event of Default is no longer continuing, the Noteholder may by notice to the Company accelerate the maturity of the Notes by declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in subsection (c) or (d) above with respect to the Company, without any notice to the Company or any other act by the Noteholder, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                  ARTICLE VIII

                                 MISCELLANEOUS

  SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party, at its address, telex number or facsimile number set forth on the signature pages hereof or such other address, telex number or facsimile as such party may hereafter specify for the purpose of notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex, when such

                                    I-A-a-13
telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, or (iii) if given by any other means, when delivered at the address specified in this Section.

  SECTION 8.02. No Waivers. No failure or delay by the Noteholder in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  SECTION 8.03. Amendments, Waivers and Issuance. (a) Any provision of the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Noteholders which in the aggregate own more than 50% of the aggregate principal amount of the Notes.

  (b) The Company will not issue more than $60,000,000 aggregate principal amount of the Notes without the consent of Noteholders which in the aggregate own more than 50% of the aggregate principal amount of the Notes.

  SECTION 8.04. Governing Law. The Notes shall be governed by and construed in accordance with the laws of the State of New York.

                                          AIR & WATER TECHNOLOGIES
                                                  CORPORATION

                                          By
                                            -----------------------------------
                                            Name:
                                            Title:


                                    I-A-a-14

                    [SUBJECT TO REVIEW BY MINNESOTA COUNSEL]

                                                                       EXHIBIT B

                                 PLAN OF MERGER

                                  DATED AS OF

                                         , 1994

                                     AMONG

                      AIR & WATER TECHNOLOGIES CORPORATION

                     PSC PROFESSIONAL SERVICES GROUP, INC.

                                      AND

                          [NAME OF MERGER SUBSIDIARY]

                                     I-B-1

                                 PLAN OF MERGER

  Agreement dated as of             , 1994 among PSC Professional Services
Group, Inc., a Minnesota corporation ("PSG"), Air & Water Technologies Corporation, a Delaware corporation ("AWT"), and [name of acquisition subsidiary], a Minnesota corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary").

  The parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

  1.1 The Merger. (a) At the effective time of the merger (the "Merger"), Merger Subsidiary shall be merged with and into PSG in accordance with the
Section 302A.611 of the Minnesota Business Corporation Act, whereupon the separate existence of Merger Subsidiary shall cease, and PSG shall be the surviving corporation (the "Surviving Corporation").

  (b) Concurrently with the closing of the transactions contemplated by the
Investment Agreement dated March   , 1994 among AWT, Compagnie Generale des
Eaux and Anjou International Company, PSG and Merger Subsidiary will file articles of merger with the Secretary of State of the State of Minnesota and make all other filings or recordings required by Minnesota Law in connection with the Merger. The Merger shall become effective at such time as the articles of merger is duly filed with the Secretary of State of the State of Minnesota or at such later time as is specified in the certificate of merger (the "Effective Time").

  (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of PSG and Merger Subsidiary, all as provided under Minnesota Law.

  1.2 Conversion of Shares. At the Effective Time:

    (a) each share of common stock, par value $     , of PSG (the "PSG Common
  Stock") held by PSG as treasury stock shall be cancelled, and no payment shall be made with respect thereto;

    (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

    (c) all outstanding PSG Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.2(a) be converted into the right to receive in the aggregate 5,850,000 shares of Class A Common Stock, par value $.001 of AWT.

                                   ARTICLE 2

                           THE SURVIVING CORPORATION

  2.1 Articles of Incorporation. The articles of incorporation of Merger Subsidiary in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to "Professional Services Group, Inc."

  2.2 Bylaws. The bylaws of PSG in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.


                                     I-B-2

  2.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of PSG at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 3

                                 MISCELLANEOUS

  3.1 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Minnesota.

  3.2 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     AIR & WATER TECHNOLOGIES CORPORATION

                                     By__________________________________
                                        Title:

                                     PSC PROFESSIONAL SERVICES GROUP, INC.

                                     By__________________________________
                                        Title:

                                     [MERGER SUBSIDIARY]

                                     By__________________________________
                                        Title:


                                     I-B-3

                                                                       EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

                                   ARTICLE I

                                  DEFINITIONS

  SECTION 1.1. Definitions. Terms defined in the Investment Agreement (the "AGREEMENT") dated as of March 30, 1994 among Air & Water Technologies Corporation, a Delaware corporation (the "COMPANY"), Compagnie Generale des Eaux, a French corporation ("CGE"), Anjou International Company, a Delaware corporation ("ANJOU", and together with CGE, the "SHAREHOLDER") are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

  "DEMAND REGISTRATION" means a Demand Registration as defined in Section 2.1.

  "PIGGYBACK REGISTRATION" means a Piggyback Registration as defined in Section 2.2.

  "REGISTRABLE SECURITIES" means shares of Common Stock, Series A Preferred or the Company's 5 1/2% Convertible Subordinated Notes, owned from time to time by the Shareholder and its Affiliates, and any other securities issued by the Company in exchange for or upon conversion of any such securities.

  "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

  "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   ARTICLE II

                              REGISTRATION RIGHTS

  SECTION 2.1. Demand Registration. (a) Shareholder may make up to four written requests for registration under the 1933 Act of all or part of its Registrable Securities (a "DEMAND REGISTRATION"); provided that the Company shall not be obligated (i) to effect more than one Demand Registration in any 6-month period, (ii) to effect a Demand Registration for less than five percent of the outstanding Shares, (iii) to effect a Demand Registration within 6 months of Shareholder selling any Registrable Securities pursuant to a Piggyback Registration under Section 2.2 or (iv) subject to Section 2.2, to effect a Demand Registration if the Company shall have filed or announced its intention to file a registration statement of an offering of Shares for its own account and shall be taking steps in pursuance thereof or if the Company shall have completed such a registered offering within the immediately preceding 90 days. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective.

  (b) If Shareholder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. Shareholder shall select the book-running and other managing Underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering.

  SECTION 2.2. Piggyback Registration. If the Company proposes to file a registration statement under the 1933 Act with respect to an offering of Common Stock (i) for the Company's own account (other than a registration statement on Form S-4 or S-8 or relating solely to securities issued pursuant to any present or future restricted stock, stock option, stock purchase or dividend reinvestment plan or other similar type of plan of the Company which provides for the issuance of equity securities or options or rights to purchase equity securities of the Company (or any substitute form that may be adopted by the Commission)), or (ii) for the account of any of its holders of Common Stock, then the Company shall give written notice of such proposed filing to Shareholder as soon as practicable (but in no event less than 20 days before the anticipated

                                     I-C-1
filing date), and such notice shall offer, subject to the terms and conditions hereof, Shareholder the opportunity to register such Registrable Securities as Shareholder may request on the same terms and conditions as the Company's or such holders' shares (a "PIGGYBACK REGISTRATION").

  SECTION 2.3. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in
Section 2.1 or 2.2 shall advise the Company that (i) the size of the offering that Shareholder, the Company and any other Persons intend to make or (ii) the kind of securities that Shareholder, the Company and such other Persons intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such Underwriter's advice, the amount of Registrable Securities to be offered for the account of Shareholder shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that
(x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Shareholder shall be reduced only after the amount of securities to be offered for the account of the Company and such other Persons has been reduced to zero, and (y) in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Company, then the proportion by which the amount of such Registrable Securities intended to be offered for the account of Shareholder is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such other Persons is reduced; and (B) if the combination of securities to be offered is the basis of such Underwriter's advice, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause
(A)), or (y) in the case of a Piggyback Registration, if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing Underwriter, be insufficient to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.


                                  ARTICLE III

                            REGISTRATION PROCEDURES

  SECTION 3.1. Filings; Information. Whenever Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities as quickly as practicable, and in connection with any such request:

    (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days; provided that if the Company shall furnish to Shareholder a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to the Company or its shareholders for such a registration statement to be filed, or, in the case of an effective registration statement, for sales to be effected thereunder, the Company shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1 or, in the case of an effective registration statement, the Company shall be entitled to require Shareholder to refrain from selling Registrable Securities under such registration statement for a period of up to 90 days. If the Company furnishes a notice under this paragraph at a time when a registration statement filed pursuant to this Agreement is effective, the Company shall extend the period during which such registration statement shall be maintained effective as provided in this Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of notice under this paragraph to the date when sales under the registration statement may recommence.


                                     I-C-2

    (b) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to Shareholder and each managing Underwriter, if any, copies thereof, and thereafter furnish to Shareholder and each such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as Shareholder or such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

    (c) After the filing of the registration statement, the Company will promptly notify Shareholder of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and take all necessary actions required to prevent the entry of such stop order or to remove it if entered.

    (d) The Company will use its reasonable best efforts qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as Shareholder reasonably (in light of Shareholder's intended plan of distribution) requests; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) generally consent to service of process in any such jurisdiction.

    (e) The Company shall, as promptly as practicable, notify Shareholder, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to Shareholder and to the Underwriters any such supplement or amendment. Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the preceding sentence, Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Company, Shareholder will deliver to the Company all copies, other than permanent file copies then in Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to Shareholder such supplemented or amended prospectus.

    (f) The Company will enter into customary agreements (including an underwriting agreement in customary form and satisfactory in form and substance to the Company in its reasonable judgment) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

    (g) The Company will furnish to Shareholder and to each managing Underwriter, if any, a signed counterpart, addressed to Shareholder and each Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to such parties.

    (h) The Company will make generally available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder.


                                     I-C-3

    (i) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

  The Company may require Shareholder promptly to furnish in writing to the Company such information regarding Shareholder, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

  SECTION 3.2. Registration Expenses. In connection with any Demand Registration or Piggyback Registration, the Company shall pay the following expenses incurred in connection with such registration (the "REGISTRATION EXPENSES"): (i) all filing fees with the Commission and the National Association of Securities Dealers, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities, (v) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters pursuant to Section 3.1(g) hereof) and (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. The Shareholder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities of the Shareholder and any out-of-pocket expenses of Shareholder, including Shareholder's counsel's fees and expenses. The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

  SECTION 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless Shareholder, its officers and directors, and each Person, if any, who controls Shareholder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus (including documents incorporated by reference therein), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of Shareholder expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of Shareholder if a copy of the then current prospectus was not provided to purchaser at or prior to the time of such purchase and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability or for any sales occurring after the Company has informed Shareholder under Section 3.1(e) and prior to the delivery by the Company of any supplement or amendment to such prospectus. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Shareholder provided in this Section 4.1.

  SECTION 4.2. Indemnification by Shareholder. Shareholder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to Shareholder, but only with reference to information furnished in writing by or on behalf of Shareholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

                                     I-C-4

Shareholder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2.

  SECTION 4.3. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would, in the opinion of counsel reasonably acceptable to the Indemnifying Party, be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

  SECTION 4.4. Contribution. If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Shareholder and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, Shareholder and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  The Company and Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately

                                     I-C-5
preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Shareholder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by Shareholder exceeds the amount of any damages which Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V

                                 MISCELLANEOUS

  SECTION 5.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

  SECTION 5.2. Rule 144. The Company covenants that it will use best efforts to file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as Shareholder may reasonably request, all to the extent required from time to time to enable Shareholder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Shareholder, the Company will deliver to Shareholder a written statement as to whether it has complied with such requirements.

  SECTION 5.3. Holdback Agreements. (a) Shareholder agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90 day period beginning on, the effective date of any registration statement registering the Registrable Securities other than the Registrable Securities to be sold pursuant to such registration statement.

  (b) The Company agrees not to offer, sell, contract to sell or otherwise dispose of any securities similar to the Registrable Securities to be sold pursuant hereto, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90 day period beginning on, the effective date of any registration statement registering the Registrable Securities other than any shares of Common Stock sold upon the exercise of an option or warrant or the conversion of a security outstanding at such date or pursuant to any Company Stock Plan or issued by the Company as consideration for an acquisition.

  SECTION 5.4. Restricted Sales. Nothing in this Agreement shall be construed to permit any sales or other disposition of Registrable Securities, the sale or disposition of which is prohibited under the terms of the Investment Agreement.


                                     I-C-6

          [LETTERHEAD OF ALLEN & COMPANY INCORPORATED APPEARS HERE]

                                                                        ANNEX II

                                FAIRNESS OPINION

                                                                    May 24, 1994

Board of Directors
Air & Water Technologies Corporation
U.S. Highway 22 West and Station Road
Branchburg, NJ 08876

Dear Members of the Board:

  Air & Water Technologies Corporation ("AWT" or the "Company"), Compagnie Generale des Eaux, a French Corporation and principal stockholder of AWT ("CGE") and Anjou International Company, a Delaware corporation and wholly-owned subsidiary of CGE ("Anjou") have entered into an Investment Agreement dated as of March 30, 1994 (the "Investment Agreement") relating to certain transactions described herein. You have requested our opinion as to the fairness, from a financial point of view, of the transactions contemplated in connection with the Investment Agreement, and certain related agreements, to the existing holders of the Company's outstanding shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"), other than CGE.

  Pursuant to the Investment Agreement, and subject to the conditions thereof, it is contemplated, among other things, that (1) AWT will issue to CGE 1,200,000 shares of AWT's newly designated 5 1/2% Series A Convertible Exchangeable Preferred Stock (the "Series A Preferred"), for cash consideration of $60,000,000, convertible into 4,800,000 shares of Class A Common Stock, and
(2) AWT will acquire from Anjou, by merger and exchange of shares, respectively, PSG Professional Services Group, Inc., a Minnesota corporation, and 2815869 Canada, Inc., a Canadian corporation, each a wholly-owned subsidiary of Anjou (such subsidiaries being collectively referred to herein as the "PSG Group"), for an aggregate purchase price of 6,500,000 shares of Class A Common Stock. We understand that the consideration to be received by Anjou in connection with the Company's acquisition of the PSG Group will be subject to adjustment pursuant to the Investment Agreement based on the adjusted stockholder's equity of the PSG Group on the date of the closing of the transactions contemplated thereby. We also understand that on and after the date of such closing, CGE will have the right to cause AWT to include as nominees for AWT's Board of Directors designees of CGE in a number sufficient to provide CGE percentage representation on the AWT Board approximately equal to its fully diluted percentage share ownership, as more specifically set forth in the Investment Agreement, and that the Company's Bylaws will be amended to provide that CGE shall have the right to designate the Chief Executive Officer and the Chief Financial Officer of AWT. In addition, pursuant to a Registration Rights Agreement to be entered into between AWT, CGE and Anjou pursuant to the Investment Agreement (the "Registration Rights Agreement"), CGE and Anjou will be granted registration rights respecting AWT securities held by them.

  The Investment Agreement also provides that, for so long as CGE (with its affiliates) is the largest shareholder of the Company, AWT will be CGE's exclusive vehicle in the United States for its water and waste water management and air pollution activities and, as more specifically set forth in the Investment Agreement, will coordinate with AWT in the development of other commercial activities in the United States and elsewhere.

  Pursuant to a letter agreement dated March 18, 1994 between AWT and CGE respecting the transactions described above (the "Letter Agreement"), CGE purchased from AWT 500,000 shares of Class A Common Stock for an aggregate purchase price of $5,000,000. In connection with the Letter Agreement, CGE has also delivered to AWT a letter dated March 18, 1994 (the "Credit Letter"), committing to (1) provide any assistance and support necessary for a bank or other financial institution to provide bridge financing, if necessary, to AWT for up to $125,000,000 on a senior basis and, upon the consummation of the transactions contemplated by the Investment Agreement, to provide $125,000,000 of permanent bank debt financing on an unsecured basis to repay AWT's current debt to Prudential Insurance Company of America (the "Prudential Note"), which replacement financing will not contain a negative pledge restriction on AWT's assets and permit working capital borrowing and (2) after the consummation of the transactions contemplated under the Investment Agreement, to provide certain credit support for AWT projects from time to time, all on terms as more specifically set forth in the credit Letter.

  The transactions contemplated in connection with the Investment Agreement, the Letter Agreement and the Credit Letter, and the other agreements entered into pursuant thereto, are herein sometimes collectively referred to as the "Transactions".

  Allen & Company Incorporated has from time to time acted as financial advisor to AWT and has acted as its financial advisor in connection with the Transactions and will receive a fee for such services upon the consummation of Transactions pursuant to our engagement agreement with AWT dated November 15, 1993 (the "Engagement Agreement"). In addition, as you know, our firm and certain of its officers and directors are stockholders of AWT and Enrique F. Senior, a Managing Director of our firm, is a member of AWT's Board of Directors and its Executive Committee.

  In arriving at our opinion expressed in this letter, we have, among other things:

    (i) reviewed the terms and conditions of the Investment Agreement and the agreements and instruments to be entered into pursuant thereto and the terms and provisions of the Letter Agreement and the Credit Letter;

    (ii) reviewed the terms and provisions of the form of Certificate of Designation of the Series A Preferred (the "Certificate of Designation"), included as Exhibit A to the Investment Agreement, and the form of 5 1/2% Convertible Subordinated Notes of the Company, included on Attachment A to the Certificate of Designation, for which the Series A Preferred will be exchangeable;

    (iii) reviewed the Proxy Statement dated May 24, 1994 relating to the Annual Meeting of Shareholders to be held on June 14, 1994 and regarding, among other things, the approval of the Transactions;

    (iv) analyzed certain historical business and financial information relating to AWT, including the Annual Reports to Stockholders and Annual Reports on Form 10-K of AWT for each of its fiscal years ended October 31, 1989 through 1993, AWT's Quarterly Report on Form 10-Q for its quarter ended January 31, 1994 and certain internal business and financial information prepared by management of AWT;

    (v) analyzed historical business and financial information provided to us by the PSG Group, including audited financial statement of the PSG Group for each of its fiscal years ended December 31, 1991 through 1993 and certain internal business and financial information prepared by management of the PSG Group;

    (vi) reviewed certain financial forecasts and other data provided to us by AWT and the PSG Group relating to future prospects for their respective businesses;

    (vii) conducted discussions with members of the senior management of AWT and the PSG Group with respect to the business and prospects of AWT and the PSG Group, the strategic advantages and operational efficiencies that could result from a merger of AWT and the PSG Group, as well as management's assessment of the prospects for the environmental industry in general, including a continuing trend toward consolidation in the industry and the capital intensive nature of operations therein;

    (viii) reviewed public information with respect to certain other companies in lines of business we believe to be comparable to the business of AWT and the PSG Group;

[ALLEN & COMPANY
  INCORPORATED
 APPEARS HERE]
                                      II-2

    (ix) reviewed the historical and current market prices and trading volumes of the Class A Common Stock and market data for the publicly traded securities of other companies we believe to be comparable to AWT and the PSG Group;

    (x) considered the views of AWT's management concerning the strategic implications and marketing and operational benefits which might result from the Company's acquisition of the PSG Group;

    (xi) considered the terms of selected financings generally comparable to CGE's investment in the Series A Preferred and to the financial support committed to be provided under the Credit Letter, as well as recent trends in the pricing and terms of preferred stock and debt financings since the date of the announcement of the Transactions;

    (xii) considered the current financial condition of the Company, including its current need for capital, alternatives for raising capital and the relative costs of such alternatives, the terms of its present credit facilities, including the Prudential Note, and the substantial resources required to continue the growth of the Company's business under present economic and market conditions;

    (xiii) reviewed publicly available information regarding the business and financial conditions of CGE and its holdings in North America and considered the strategic advantages to the Company which AWT's management believes may be realized from an alliance with CGE in the United States and elsewhere; and

    (xiv) conducted such other financial studies, analyses and investigations as we deemed appropriate.

  In addition to the specific information summarized above, our opinion expressed herein reflects our general familiarity with AWT as well as information regarding the current prospects for AWT, and financing alternatives available to it, which information we acquired during the course of our association with the Company, and, in particular, our recent engagement under the Engagement Agreement. Our opinion does not, however, constitute a recommendation of the Transactions over any other alternative transactions which may be available to the Company.

  We have assumed and relied upon the accuracy and completeness of the financial and other information provided by AWT and the PSG Group to us and the representations contained in the investment Agreement, and we have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets of AWT or the PSG Group. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available judgments of the management of AWT and the PSG Group as to the future financial performance of AWT and the PSG Group, respectively. Further, our opinions are based on economic, monetary and market conditions existing on this date.

  Our engagement and the opinions expressed herein are solely for the benefit of AWT's Board of Directors and are not on behalf of, and are not intended to confer rights or remedies upon, the PSG Group, Anjou or CGE, any stockholders of AWT or any other person other than AWT's Board of Directors. Furthermore, the opinion rendered herein does not constitute a recommendation by our firm that any stockholder of the Company vote to approve the Transactions.

  Based on the subject to the foregoing and such other factors as we deemed relevant, including our assessment of economic, monetary and market conditions existing on the date of this letter, we are of the opinion that, as of this date, the Transactions are fair, from a financial point of view, to the current holders of AWT's Class A Common Stock, other than CGE.

                                          Very truly yours,

                                          Allen & Company Incorporated

                                                  /s/ Enrique F. Senior
                                          By: _________________________________

[ALLEN & COMPANY
  INCORPORATED
 APPEARS HERE]

                    AIR & WATER TECHNOLOGIES CORPORATION

 THIS PROXY IS BEING SOLICITED BY AIR & WATER TECHNOLOGIES CORPORATION'S
                             BOARD OF DIRECTORS

  The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 24, 1994 in connection with the Annual Meeting to be held at 2:00 p.m. on Tuesday, June 14, 1994 at the Fiddler's Elbow Country Club, located at Rattlesnake Bridge Road, Far Hills, New Jersey and hereby appoints William R. Lewis and Douglas A. Satzger, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution in each, to vote all shares of the Class A Common Stock of AIR & WATER TECHNOLOGIES CORPORATION (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 1994 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

  IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ELECTION OF DIRECTORS

Eckardt C. Beck, Douglas M. Costle, Jacques-Henri David, Nicholas DeBenedictis, Jean-Dominique Deschamps, Richard M. Dowd, Claudio Elia, Carol Lynn Green, William Kriegel, John W. Morris and Enrique F. Senior (of if any nominee is not available for election, such substitute as the Board of Directors may designate)

  SEE REVERSE SIDE FOR ALL THREE PROPOSALS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE.
                          YOU NEED NOT MARK ANY BOXES.

                                   P R O X Y

                                SEE REVERSE SIDE

[ X ] PLEASE MARK
      VOTES AS IN THIS                                                6631
      EXAMPLE.

  THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.




                    FOR    AGAINST    ABSTAIN
1. Proposal to
   approve cer-    [   ]    [   ]      [   ]
   tain issuances
   of Company
   securities pursuant to an Investment Agreement among the Company, Compagnie Gererale des Eaux
   ("CGE"), a French corporation, and  Anjou
   International Company, a Delaware corporation and wholly-owned subsidiary of CGE.


                       FOR    WITHHELD
2. Election of
   Directors          [   ]     [   ]

For, except vote withheld from the following nominee(s):


- - ----------------------------------------------------




                              FOR    AGAINST    ABSTAIN
3. Proposal to ratify the
   appointment of Arthur     [   ]    [   ]      [   ]
   Andersen & Co. as the
   Company's
   independent public accountants for the fiscal year ending
   October 31, 1994.






SIGNATURE(S)                                      DATE
            --------------------------------------    -------------------
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.